As filed with the United States Securities and Exchange Commission on January 6, 2022.

Registration No. 333-261645

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to:

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CERBERUS CYBER SENTINEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7379	83-4210278
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6900 E. Camelback Road, Suite 240

Scottsdale, Arizona 85251

(480) 389-3444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David G. Jemmett

Chief Executive Officer

Cerberus Cyber Sentinel Corporation

6900 E. Camelback Road, Suite 240

Scottsdale, Arizona 85251

(480) 389-3444

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

David R. Earhart Gray Reed & McGraw LLP 1601 Elm Street, Suite 4600 Dallas, Texas 75201 Telephone: (469) 320-6041	Megan Penick Stephen Weiss Michelman & Robinson, LLP 800 Third Avenue 24th Floor New York, NY 10022 Telephone: (212) 730-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(2)
Common Stock, $.00001 par value	$11,500,000	$1,066.05
Underwriter Warrants (4)
Common Stock underlying Underwriter Warrants (5)	$805,000	$74.63
Total (6)	$12,305,000	$1,140.68	(7)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Includes the aggregate offering price of additional shares of common stock that the underwriters have the option to purchase, solely to cover over-allotments, if any.
(4)	The Registrant has agreed to issue to the underwriter warrants to purchase up to 7% in the aggregate of the shares of our common stock to be issued and sold in this offering (the “Underwriter Warrants”). The Underwriter Warrants are exercisable for a price per share equal to 100% of the public offering price.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.
(6)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(7)	Previously paid.

The Registrant hereby agrees to amend this Registration Statement on such date or date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion, dated January 6, 2022)

Cerberus Cyber Sentinel Corporation

Common Stock

This is a “firm commitment” underwritten public offering of 2,000,000 shares of common stock of Cerberus Cyber Sentinel Corporation, a Delaware corporation. Our common stock is presently quoted on the OTC Markets Group Inc.’s OTCQB quotation system (the “OTCQB”) under the symbol “CISO.” We have applied to list our common stock on The Nasdaq Capital Market under the symbol “CISO.” No assurance can be given that our application will be approved. If our common stock is not listed on The Nasdaq Capital Market, we will not consummate this offering.

The offering price of the shares will be determined between us and Boustead Securities, LLC, as sole underwriter at the time of pricing, which will be based on our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. We anticipate that the public offering price per share will be $5.00. Only a limited number of reported transactions in our common stock has occurred, and we cannot assure any investor that an active market will develop subsequent to this offering. On January 5, 2022, the last reported sale price of our common stock was $30.05 per share. Trading prices of our common stock as reported on the OTCQB may not be indicative of the prices of our common stock if our common stock were traded on The Nasdaq Capital Market.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$5.00	$10,000,000
Underwriting discounts and commissions (1)	$0.35	$700,000
Proceeds to us, before expenses	$4.65	$9,300,000

(1) We have agreed to issue, on the closing date of this offering, to Boustead Securities, LLC (the “Underwriter”) warrants in an amount equal to 7% of the aggregate number of shares of common stock sold by us in this offering (the “Underwriter Warrants”). For a description of other terms of the Underwriter Warrants and a description of the other compensation to be received by the Underwriter, please see “Underwriting” beginning on page 54.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Pursuant to the terms of this firm commitment underwritten offering, we have granted a 45-day option to the Underwriter to purchase up to 300,000 additional shares of our common stock to be offered by us, solely to cover over-allotments, if any. If the over-allotment option is exercised in full, we estimate that we will receive total gross proceeds of $11,500,000 at an assumed public offering price of $5.00 per share, and net proceeds of $10,695,000 after deducting $805,000 for underwriting discounts and commissions. If we complete this offering, net proceeds will be delivered to us on the closing date. For further information, see the section entitled “Use of Proceeds” beginning on page 15.

The Underwriter expects to deliver the shares of common stock against payment as set forth under “Underwriting” on or about January     , 2022.

Boustead Securities, LLC

Sole Book-Running Manager

The date of this prospectus is ____________, 2022.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

We also use certain trademarks, trade names, and logos that have not been registered. We claim common law rights to these unregistered trademarks, trade names and logos.

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Unless otherwise indicated in this prospectus, references to “we,” “our,” “us,” “Cerberus Sentinel,” the “Company” or the “Registrant” refer to Cerberus Cyber Sentinel Corporation, a Delaware corporation. References to “our common stock,” “our shares of common stock,” or “our capital stock” or similar terms shall refer to the common stock of the Company.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements, other than statements of historical facts, are forward- looking statements. These forward-looking statements relate to, among other things, the following: our future financial and operating performance and results; our business strategy; market prices; and our plans and forecasts.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, market acceptance of our products; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Important factors that could cause such differences include, but are not limited to:

●	our inability to predict or anticipate the duration or long-term economic and business consequences of the ongoing COVID-19 pandemic;
●	our limited operating history;
●	our future results of operations;
●	our current and future capital requirements necessary to support our business development efforts;
●	our cash needs and financial plans;
●	our competitive position;
●	our ability to maintain or protect the validity of our intellectual property;
●	our ability to retain key executive members;
●	our ability to maintain our relationships with third-party vendors and suppliers;
●	expected technological advances by us or by third parties and our ability to leverage them;
●	our potential growth opportunities;
●	interpretations of current laws and the passage of future laws;
●	acceptance of our business model by investors;
●	the accuracy of our estimates regarding expenses and capital requirements;

In some cases, you can identify these forward-looking statements by use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar words and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. You should consider carefully the statements in the “Risk Factors” section and other sections of this prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this document. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities. You should read this prospectus carefully, especially the risks and other information set forth under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Notice Regarding Forward-Looking Statements.” Unless otherwise indicated, this prospectus assumes the over-allotment option of the underwriters has not been exercised. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company,” or “our Company,” and “Cerberus Sentinel” refer to Cerberus Cyber Sentinel Corporation, a Delaware corporation, and its wholly owned subsidiaries.

Our Company

Cybersecurity, also known as computer security or information technology security, is the protection of computer systems and networks from information disclosure, theft of or damage to their hardware, software, or electronic data, as well as from the disruption or misdirection of the services they provide.

The cybersecurity industry has a supply and demand issue in that there is more demand for cybersecurity services than expert and seasoned compliance and cybersecurity professionals available in the market. Cerberus Cyber Sentinel Corporation (“Cerberus Sentinel”) is a cybersecurity and compliance company comprised of highly trained and seasoned security professionals who work with clients to enhance or create a better cyber posture in their organization. We seek to identify, attract, and retain highly skilled cyber and compliance teams and bring them together to provide holistic cyber services. This is accomplished through acquisitions, direct hiring and incentivizing employees with stock options to help retain them. On an ongoing basis, we seek to identify cyber talent that is culturally aligned with our company and that offers operating leverage through both existing customer revenue and relationships. We have invested in enterprise solutions and executive talent to integrate our different organizations into an ecosystem that works together to provide complete and holistic cybersecurity through cross pollination of solutions. The ecosystem is intended to provide additional revenue opportunities and drive overall recurring revenue.

In attracting and working with clients, the Company emphasizes the critical nature of having their work force create a continuously aware security culture. Once engaged, we strive to become the trusted advisors for customers’ cybersecurity and compliance needs by providing tailored security solutions based upon their organizational needs. The Company does not focus on selling cybersecurity products. The Company is product agnostic so that it can provide solutions that fit the customer’s security needs, financial realities, and future strategy. The Company’s approach is to evaluate the client’s organization holistically, identify compliance requirements, and help secure the infrastructure while helping to create a culture of security.

The Company provides a full range of cybersecurity consulting and related services, encompassing all pillars of cybersecurity, compliance, and culture, including Secured Managed Services, Compliance Services, SOC Services, Virtual CISO (vCISO) Services, Incident Response, Certified Forensics, Technical Assessments, and Cybersecurity Training. In contrast to the majority of cybersecurity firms that are focused on a specific technology or service, we seek to differentiate ourselves by remaining technology-agnostic, focusing on accumulating highly sought-after topic experts. We continually seek to identify and acquire cybersecurity talent to expand our service scope and geographical coverage to provide the best possible service for our clients. We believe that bringing together a world-class team of technological experts with multi-faceted expertise in the critical aspects of cybersecurity is key to providing technology-agnostic solutions to our clients in a business environment that has suffered from a chronic lack of highly-skilled professionals, thereby setting us apart from competitors and in-house security teams. Our goal is to create a culture of security and to help quantify, define and capture a return on investment from information technology and cybersecurity spending. The Cerberus Sentinel brand rallies around the battle cry: “Cybersecurity is a Culture, not a Product.”

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We generate our revenue streams primarily through security managed service and professional service fees. We offer a subscription-based service that manages and monitors client’s’ logs, devices, clouds, network, and assets for possible cyber threats. Our service is designed to provide clients with the knowledge and skills that are necessary to combat cybersecurity threats.

Our Corporate History

Cerberus Sentinel was formed on March 5, 2019 as a Delaware corporation. Our principal offices are located at 6900 E. Camelback Road, Suite 240, Scottsdale Arizona 85251.

Effective April 1, 2019, we acquired GenResults, LLC, an Arizona limited liability company (“GenResults”). GenResults was established on June 22, 2015. Prior to our acquisition of GenResults, GenResults was wholly owned by an entity affiliated with David G. Jemmett, our Chief Executive Officer and a director of the Company. GenResults is a wholly owned subsidiary of Cerberus Sentinel.

Effective as of October 1, 2019, we entered into an agreement and plan of merger (the “TalaTek Merger”) pursuant to which TalaTek, LLC, a Virginia limited liability company (“TalaTek”) became our wholly owned subsidiary. Pursuant to the TalaTek Merger, all issued and outstanding units representing membership interests in TalaTek were converted into an aggregate of 6,200,000 shares of our common stock. TalaTek provides complete integrated enterprise risk management services by leveraging their specialized combination of methodologies, processes, and technology. These services are currently provided primarily to the public sector.

Effective May 25, 2020, the Company entered into a stock purchase agreement with Technologyville, Inc., an Illinois corporation (“Techville”), and its sole shareholder, pursuant to which Techville became a wholly owned subsidiary of the Company (the “Techville Acquisition”). Under the terms of the Techville Acquisition, all issued and outstanding common stock of Techville was exchanged for an aggregate of 3,392,271 shares of the Company’s common stock.

Effective August 1, 2020, the Company entered into a stock purchase agreement with Clear Skies Security, LLC, a Georgia limited liability company (“Clear Skies”), and its equity holders, pursuant to which Clear Skies became a wholly owned subsidiary of the Company (the “Clear Skies Acquisition”). Under the terms of the Clear Skies Acquisition, all issued and outstanding equity securities in Clear Skies were exchanged for an aggregate of 2,330,000 shares of the Company’s common stock.

Effective December 16, 2020, the Company entered into an agreement and plan of merger with Alpine Security, LLC., an Illinois limited liability company (“Alpine”), and its sole member, pursuant to which Alpine became a wholly owned subsidiary of the Company (the “Alpine Acquisition”). Under the terms of the Alpine Acquisition, all issued and outstanding membership units in Alpine were exchanged for an aggregate of 900,000 shares of the Company’s common stock.

On July 26, 2021, the Company entered into an agreement and plan of merger with Catapult Acquisition Corporation, a New Jersey corporation doing business as VelocIT (“VelocIT”) pursuant to which VelocIT became a wholly owned subsidiary of the Company. All issued and outstanding shares of common stock of VelocIT were converted into the right to receive an aggregate of up to 2,566,778 shares of common stock of the Company, subject to a holdback of 256,678 shares of Company stock. The effective date was August 12, 2021.

On December 1, 2021, the Company entered into a stock purchase agreement by and among the Company, Southford Equities, Inc., a British Virgin Islands company (“Arkavia”), and all of the owners of Arkavia, pursuant to which Arkavia became a wholly owned subsidiary of the Company. The aggregate purchase price for the transaction was 3,100,000 shares of the Company’s common stock.

On January 5, 2022, the Company entered into a Stock Purchase Agreement (the “True Digital Stock Purchase Agreement”) with certain shareholders of True Digital Security Inc., a Delaware corporation (“True Digital”), and an Agreement and Plan of Merger (the “True Digital Merger Agreement”) with True Digital and certain of its other shareholders. Pursuant to the terms of the True Digital Stock Purchase Agreement and the True Digital Merger Agreement, True Digital is expected to become a wholly owned subsidiary of the Company (the “True Digital Acquisition”). Pursuant to the True Digital Stock Purchase Agreement and the True Digital Merger Agreement, the Company would pay aggregate consideration of $6,153,000 in cash and 8,229,000 shares of the Company’s common stock. Closing on the True Digital Stock Purchase Agreement and the True Digital Merger Agreement remains subject to certain closing conditions, including completing this underwritten public offering at a minimum $5.00 per share purchase price and obtaining listing on the Nasdaq Stock Market.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

●	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

●	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.07 billion of non-convertible debt over a three-year period. So long as we remain an emerging growth company we may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Company Information

Our principal executive offices are located at 6900 E. Camelback Road, Suite 240, Scottsdale, Arizona 85251, and our telephone number is (480) 389-3444.

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Offering Summary

Securities being Offered	2,000,000 shares of common stock. Our common stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Assumed Public Offering Price	$5.00 per share.

Common Stock Outstanding before the Offering	There are 124,429,649 shares of common stock issued and outstanding before the commencement of the offering.

Trading Symbol

Our common stock is quoted on the OTCQB under the symbol “CISO.” We have applied to The Nasdaq Capital Market to list our common stock under the symbol “CISO.” Our common stock has been approved for listing on The Nasdaq Capital Market upon consummation of the offering.

Common Stock to be Outstanding After the Offering

126,429,649 shares, which includes the shares sold in the offering and excludes any securities that would be issued if the underwriters’ over-allotment option is exercised. This also does not include 25,000,000 shares reserved for issuance under our 2019 Equity Incentive Plan, 1,800,000 shares of common stock issuable upon conversion of principal owed pursuant to outstanding convertible notes with a weighted-average conversion price of $2.50 and 140,000 shares of common stock issuable upon exercise of warrants to be issued to the underwriter in connection with this offering, or the 8,229,000 shares expected to be issued in connection with the True Digital Acquisition.

Overallotment option	We have granted the underwriters a 45-day option to purchase up to 300,000 additional shares of our common stock at a public offering price of $5.00 per share, solely to cover over-allotments, if any.

Use of Proceeds

We intend to use the net proceeds from the sale of our securities for strategic acquisitions and general corporate purposes. To date, we have not entered into any agreement or understanding with third parties to consummate one or more additional acquisitions.

Risk factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

Lock-Up	We and our directors, officers and principal stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 12 months following the effective the date of this prospectus. See “Underwriting” on page 54.

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RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, and the Registration Statement, of which this prospectus is a part, in connection with any investment decision regarding the securities offered hereby. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Some information in this prospectus may contain “forward-looking” statements that discuss future expectations of our financial condition and results of operation. The risk factors noted in this section and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Risks Related to Our Business and Industry

We will need to raise capital in order to realize our business plan and growth strategy, the failure of which could adversely impact our operations.

Our growth strategy is based upon increasing the number of our clients and our consolidated revenue by making successful acquisitions and integrating businesses that provide comparable or complementary cyber security services. As of September 30, 2021, our business was not profitable. Without adequate funding, a significant increase in revenues, and successful integration of the acquired targets, we may not be able to achieve profitability in the existing lines of business and attract further capital. As of November 30, 2021, we had available cash resources of approximately $3,791,728.

We expect to continue to finance our operations with available net operating cash flows and will need to raise additional capital in the future by issuing equity or other forms of securities, which could significantly reduce the percentage ownership of our existing stockholders and substantially dilute the equity of purchasers of our common stock in this offering. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing common stock and may have a dilutive impact on the ownership interest of existing stockholders.

We may have difficulty obtaining additional funds as and when needed, and we may have to accept terms that would adversely affect our stockholders. In addition, any adverse conditions in the credit and equity markets may adversely affect our ability to raise funds when needed. Any failure to achieve adequate funding will delay our acquisition efforts and could lead to abandonment of one or more of our acquisition initiatives, as well as prevent us from responding to competitive pressures or take advantage of unanticipated acquisition opportunities. Any additional equity financing will likely be dilutive to stockholders, and certain types of equity financing, if available, may involve restrictive covenants or other provisions that would limit how we conduct our business or finance our operations.

We incurred significant operating losses during the years ended December 31, 2019 and December 31, 2020 and the nine months ended September 30, 2021, and we have limited cash flow. Unless we increase revenues and cash flow or raise additional capital, we may be unable to take advantage of any acquisition opportunities that arise or expand our business, all of which could adversely impact us.

Management is unable to predict if and when we will be able to generate significant positive cash flow or achieve profitability. Our plan regarding these matters is to strengthen our revenues and continue improving operational efficiencies across the business. There can be no assurances that we will be successful in increasing revenues, improving operational efficiencies or that financing will be available or, if available, that such financing will be available under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing, we may need to cut back or curtail our expansion plans.

We will need to grow the size and capabilities of our organization, and we may experience difficulties in managing this growth.

As our acquisition strategies develop, we must carefully integrate managerial, operational, sales, marketing, financial, and other personnel in the expanded organization and manage costs. Future growth will impose significant added responsibilities on members of management, including:

●	identifying, integrating, managing and motivating qualified employees, particularly strong sales force and cybersecurity talent;
●	executing post-acquisition integration effectively and managing integration costs; and
●	improving our operational, financial and management controls, reporting systems, and procedures.

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Our future financial performance and our ability to commercialize our strategic acquisitions will depend, in part, on our ability to effectively manage any future growth. Our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities. This lack of long-term experience working together may adversely impact our senior management team’s ability to effectively manage our business and growth.

We depend on key personnel who would be difficult to replace, and our business plans will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our senior management and certain key personnel, including, but not limited to our Chief Executive Officer, David G. Jemmett, and our Chief Operating Officer and President, Bryce Hancock, and our Chief Financial Officer, Deb Smith. We currently do not maintain key man insurance for any of our senior management or key personnel. The competition for qualified management and key personnel is intense. The loss of services of one or more of our key employees, or the inability to hire, train and retain key personnel, especially executive managers with cybersecurity industry knowledge, could delay the execution of new acquisitions, launch of new service programs, disrupt our business, and interfere with our ability to execute our business plan.

We operate in an industry that is experiencing a shortage of qualified compliance and cybersecurity professionals. If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

To execute our growth strategy, we must continue to attract and retain highly skilled compliance and cybersecurity experts. Competition for these employees is intense, especially for compliance experts and cybersecurity professionals, as there is a global shortage of these professionals who can provide the technical and strategic skills required for us to deliver high levels of services to our clients and potential clients. We may not be successful in attracting and retaining qualified employees. We have from time-to-time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for these highly skilled employees have greater resources than we have. In addition, in making employment decisions, particularly in the high- technology industry, job candidates often consider the value of the stock options, restricted stock grants or other stock-based compensation they are to receive in connection with their employment. Declines in the value of our stock could adversely affect our ability to attract or retain key employees and result in increased employee compensation expenses. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

We depend on independent contractors to provide certain services that we do not have the expertise on internally. Any compromise in the service quality may delay our business processes and cause economic loss.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services. There can be no assurance that the services of these independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, some of our business activities may be delayed, or terminated, and we may not be able to mitigate negative impacts or otherwise advance our business. There can be no assurance that we will be able to manage our existing consultants or find other competent outside contractors and consultants on economically reasonable terms, if at all. If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further expand and, accordingly, may not achieve our business goals.

We have recently acquired several businesses. Our growth strategy is driven by successful acquisitions and integration of additional businesses that provide comparable or complementary services. Our ability to grow is limited if we fail to identify and consummate acquisitions.

We have completed the acquisition of certain complementary businesses, and we intend to consider additional potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses or technologies that expand, complement, or otherwise relate to our business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties. Should our relationships fail to materialize into significant agreements, or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected.

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Any business acquisition creates risks such as, among others: (i) the need to integrate and manage the businesses acquired with our own business; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of lines of businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing stockholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access the capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results.

Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired technologies or businesses with our existing operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

We intend to grow our client base significantly through acquisitions of other service providers. If we fail to retain existing clients and attract new clients through acquisitions, we may never achieve profitability.

Through acquisition of other service providers, we will inherit an increasingly larger client base, which creates cross-selling and up-selling opportunities. We need high-quality service and exemplary client management to retain and grow our client base. We also plan to launch sales and marketing efforts including trade show appearance, sales demo and advertising campaigns in various forms to promote our brand name. If our marketing efforts do not materialize, we may lose existing clients or fail to obtain new clients. Our inability to grow sales as the Company expands in operations may result in continuing losses, and we may not be profitable for an extended period of time. In addition, even if we are able to make future acquisitions, we will incur additional costs to consummate them which may result in a shortage in our capital resources. We may also incur difficulties in integrating new businesses with our current operations.

Our business strategy may impose limitations in our ability to accurately forecast future revenue and operating results.

Our operating results are dependent on a variety of factors including purchasing patterns of our clients, competitive pricing, debt servicing, and general economic trends. Our revenue and operating results may fluctuate if our sales targets are not met, new service offerings receive poor client response, or client acquisition costs increase due to competition. In addition to these factors, our acquisition strategy may impose additional risks to the predictability of our operating results. Revenue streams may be volatile due to the uncertainty in identifying attractive acquisition candidates, and our ability to consummate new acquisitions. Unexpected expenses may be incurred during due diligence and post-acquisition. Management intends to manage risk carefully with the acquisitions; however, there can be no assurance that we will be able to identity and consummate acquisitions that improve our results of operations.

Our future results may be affected by various legal and regulatory proceedings and legal compliance risks, including those involving intellectual property, governmental regulations, the U.S. Foreign Corrupt Practices Act and other anti-bribery, anti-corruption, or other matters.

We may be subject to various legal and regulatory proceedings, and are subject to certain legal compliance risks in the areas of intellectual property, governmental regulation, U.S. Foreign Corrupt Practices Act and related anti-bribery and anti-corruption regulations. The outcome of any such legal proceedings may differ from our expectations because the outcomes of litigation, including regulatory matters, are often difficult to reliably predict. Various factors or developments can lead us to change current estimates of liabilities and related insurance requirements where applicable, or make such estimates for matters previously not susceptible of reasonable estimates, such as a significant judicial ruling or judgment, a significant settlement, significant regulatory developments or changes in applicable law. A future adverse ruling, settlement or unfavorable development could result in future charges that could have a material adverse effect on our results of operations or cash flows in any particular period.

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Any future COVID-19 pandemic scenarios may adversely affect our operations and financial condition.

We are subject to risks related to the public health crises such as the global pandemic associated with COVID-19. Economic and health conditions in the United States and across most of the globe continue to change rapidly. The COVID- 19 outbreak may disrupt our operations through its impact on our employees, our clients, and the industries in which they conduct business.

Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19.

While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, the widespread pandemic has resulted in, and may continue to result in, significant disruption of global financial markets and a recession or market correction that could materially affect our business, including the ability of our clients to continue to engage us, and the value of our common stock.

The COVID-19 outbreak may disrupt our operations through its impact on our employees, our clients, and the industries in which our clients operate. Disruptions to our clients may impair their ability to fulfill their obligations to us.

We are continuously monitoring our own operations and intend to take appropriate actions to mitigate the risks arising from the COVID-19 pandemic, but there can be no assurances that we will be successful in doing so. The ultimate extent of the effects of the COVID-19 pandemic on us is highly uncertain and will depend on future developments which cannot be predicted.

Breaches of network or information technology security could have an adverse effect on our business.

Cyber-attacks or other breaches of network or IT security may cause equipment failures or disrupt the systems and operations of us and our clients. The potential liabilities associated with these events could exceed the insurance coverage we or our clients maintain, if any. An inability to operate as a result of such events, even for a limited period of time, may result in significant expenses or loss of market share to other competitors in the market we serve. In addition, a failure to protect our, or our client’s, enterprises, networks, privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material adverse effect on our business, operating results and financial condition.

Security threats to our own IT infrastructure may affect our clients indirectly. A party who is able to compromise the security measures on our networks or the security of our infrastructure could misappropriate our proprietary information or the personal information of our clients, cause interruptions or malfunctions in our operations or our clients’ operations or damage our computers or systems and those of our clients. As security is a primary competitive factor in our industry, such a compromise could be particularly harmful to our brand and reputation. We may be required to expend significant resources to protect against such threats or to alleviate problems caused by breaches in security. As techniques used to breach security change frequently, and are generally not recognized until launched against a target, we may not be able to implement security measures in a timely manner or, if and when implemented, we may not be able to determine the extent to which these measures could be circumvented. If we are unable to protect sensitive information, our clients or governmental authorities could question the adequacy of our threat mitigation and detection processes and procedures. Any breaches that may occur could expose us to increased risk of lawsuits, regulatory penalties, loss of existing or potential customers, harm to our reputation and increases in our security costs, which may not be fully insured or indemnified by other means. Additionally, breaches of our, or our clients’, systems could similarly result in a loss of confidence in our services or damage to our brand and reputation. Occurrence of any of these events could have a material adverse effect on our business, financial condition, operating results or prospects.

Because our services are aimed at protecting clients from, and limiting the impact of, critical business interruptions and losses related to cyber-attacks, if our client’s experience losses related to cyber-attacks that result in lost profits or other indirect or consequential damages to our clients, our clients may expose us to lawsuits. Our service agreements with our clients typically contain provisions limiting our liability. However, we cannot provide assurances that a court would enforce any contractual limitations on our liability. The outcome of any such lawsuit would depend on the specific facts of the case and any legal and policy considerations that we may not be able to mitigate. In such cases, we could be liable for substantial damage awards that may exceed our liability insurance coverage by unknown but significant amounts, which could materially impair our financial condition.

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If we fail to meet our service level obligations under our service level agreements, we may be subject to certain penalties and could lose clients.

We have service level agreements with many of our managed services clients under which we guarantee specified levels of service availability. These arrangements require us to estimate the level of service we will provide. If we fail to meet our service level obligations under these agreements, we may be subject to penalties, which could result in higher than expected costs, and we may lose clients, which could lead to decreased revenue and decreased gross and operating margins. If we fail to meet our service level obligations under these agreements, our reputation may suffer as a result.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnification.

We provide services in circumstances where insurance or indemnification may be not available to us. Our existing insurance coverages may not be sufficient or additional insurance may not be available to protect us against operational risks and other uncertainties that we face. Liabilities or claims arising from our services in excess of any indemnity or insurance coverage (or for which indemnity or insurance coverage is not available or is not obtained) could harm our financial condition, cash flows and operating results. Any claim, even if fully covered or insured, could negatively affect our reputation in the marketplace and make it more difficult for us to compete effectively. The defense of such claims may be costly and time-consuming and could divert the attention of management.

We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our certificate of incorporation and bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable.

Our industry is highly competitive, and there is no assurance that we will compete successfully.

Our current and potential competitors vary by size, service offerings and geographic location. Competitors include technology companies, consulting companies, telecommunication companies, technology resellers, hardware and software companies, and others. Many of our competitors have entrenched relationships in particular industries or have gained a reputation for expertise in a specific segment of the cybersecurity market, including services, software and hardware. The primary competitive factors in our market: security, reliability and functionality, customer service and technical expertise, reputation and brand recognition, financial strength, breadth of products and services offered, price, and scalability. Many of our current and potential competitors have substantially greater financial, technical and marketing resources; more diversified product and service offerings; larger customer bases; longer operating histories; greater brand recognition; and more established relationships in the industry than we do. As a result, some of these competitors may be able to:

●	adapt more rapidly to new or emerging technologies and changes in customer requirements;
●	develop superior products or services, thereby gain greater market acceptance and expand their product and service offerings more efficiently or rapidly;
●	bundle products and services that we may not offer or in a manner that provides our competitors with a price advantage;
●	take advantage of acquisitions and other opportunities more readily;
●	maintain a lower cost basis;
●	adopt more aggressive pricing policies and devote greater resources to the promotion, marketing and sales of their products and services; and
●	devote greater resources to the research and development of their products and services.

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Many of these companies have significantly greater financial, technical, marketing and other resources than we do and may be better positioned to acquire, offer and service complementary products and technologies. These companies and alliances resulting from possible combinations may create more compelling product and service offerings, be able to offer greater pricing flexibility than we can or engage in business practices that make it more difficult for us to compete effectively, including on the basis of sales and marketing programs (such as providing greater incentives to our channel partners to sell a competitor’s product), technology or product functionality. Competition could result in, among other things, a substantial loss of customers, reduction in revenues or increase in expenses, which could materially adversely affect our business, financial condition, results of operations or prospects.

Our success depends on our ability to protect our intellectual property and our proprietary technologies.

We rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties regarding the use of intellectual property, technology information and data, which may be deemed proprietary to others.

Increasingly complex cybersecurity regulations and standards may have significant impact on our business, and it may require us to substantially invest in our development capabilities to meet compliance requirements and may negatively impact our ability to offer certain services and remain profitable.

Federal and State legislatures continue to advance policy proposals in recent years to address cyber threats directed at governments and private businesses. As threats continue to evolve and expand and as the pace of new technologies accelerates, legislatures are making cybersecurity measures a high priority. At the federal and state level, hundreds of bills or resolutions have been introduced and considered that deal significantly with cybersecurity. These proposals are at multiple stages of development and may shape out new standards concerning different areas. Our business expansion strategy focuses on accretive acquisitions of other cybersecurity service providers in the top thirty U.S. markets to achieve greater service coverage. The complex regulatory environment in each State may require us to dedicate additional resource to ensure our service scope and service quality are in compliance with the standards enacted in each State we operate business in. We may incur additional legal and compliance costs, and our service scope may be restrained due to compliance requirements. This will cause a delay in our service launch and negatively impact our operating results. We may also face litigations if we fail to respond accordingly to these regulatory measures in certain States.

We may become subject to disputes, including litigation, that could negatively impact our business and our profitability and financial condition.

We may become subject to disputes with third parties from time to time. Any such dispute could result in litigation between us and the other parties. Whether or not any dispute actually proceeds to litigation, we may be required to devote significant management time and attention and financial resources to its resolution (through litigation, settlement or otherwise), which would detract from our management’s ability to focus on our business. Any such resolution could involve the payment of damages or expenses by us, which may be significant. In addition, any such resolution could involve our agreement with terms that restrict the operation of our business.

If we incur additional debt, we will be subject to restrictive covenants and debt service obligations that could negatively impact our operations.

If we incur additional debt for operations or acquisitions, a portion of our cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of our stockholders. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, operating results or financial condition.

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The preparation of our financial statements involves use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States require the use of estimates, judgments, and assumptions that affect the reported amounts. Different estimates, judgments, and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments, and assumptions are likely to occur from period to period in the future. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required.

Risks Related To The Offering

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $4.93 per share, based on the assumed public offering price of $5.00 per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

In the event that our common stock ceases to be listed on The Nasdaq Capital Market our stock price could fall and we could be delisted in which case broker-dealers may be discouraged from effecting transactions in shares of our common stock because it may be considered to be a penny stock and thus be subject to the penny stock rules.

We anticipate that our common stock will be approved for listing on The Nasdaq Capital Market (“Nasdaq”), and such listing will occur upon consummation of the offering. After uplisting to Nasdaq, if we fail to satisfy Nasdaq’s continued listing requirements, stockholders would be adversely impacted by various regulations. The SEC has adopted a number of rules to regulate “penny stocks” that restrict transactions involving stock that is deemed to be a penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges, including Nasdaq, if current price and volume information with respect to transactions in such securities is provided by the exchange). Our securities have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker- dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth more than $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock,” a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker- dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks.”

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.

We believe that our existing cash, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for at least the next 12 months. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholders.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering at an assumed offering price of $5.00 per share, our existing stockholders will own approximately 98.4% of our common stock assuming there is no exercise of the underwriters’ over-allotment option.

After completion of this offering at an assumed offering price of $5.00 per share, there will be 126,169,649 shares of our common stock outstanding. In addition, our certificate of incorporation, as amended, permits the issuance of up to approximately 123,830,351 additional shares of common stock after the completion of this offering. Thus, we have the ability to issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

We and our officers, directors and certain stockholders have agreed, subject to customary exceptions, not to, without the prior written consent of Boustead Securities, LLC, the underwriter, during the period ending 12 months from the date of this offering, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing.

After the lock-up agreements with certain of our principal stockholders pertaining to this offering expire, up to 18,869,871 of the shares that had been locked up will be eligible for future sale in the public market. After the lock-up agreements with our directors, officers and certain of our principal stockholders pertaining to this offering expire, up to 84,960,000 of the shares (net of any shares also restricted by lock-up agreements with our principal stockholders) that had been locked up will be eligible for future sale in the public market. Sales of a significant number of these shares of common stock in the public market could reduce the market price of the common stock.

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Risks Related to our Common Stock

The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our stock price may experience substantial volatility as a result of a number of factors, including, among others:

●	sales or potential sales of substantial amounts of our common stock;
●	announcements about us or about our competitors or new product introductions;
●	the loss or unanticipated underperformance of our global distribution channels;
●	litigation and other developments relating to our patents or other proprietary rights or those of our competitors.
●	conditions in the cybersecurity and IT services industries;
●	governmental regulation and legislation.
●	variations in our anticipated or actual operating results.
●	changes in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;
●	foreign currency values and fluctuations; and
●	overall political and economic conditions.

Many of these factors are beyond our control. In addition to recent events, the stock markets have historically experienced substantial price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

Future sales of shares of our common stock by existing stockholders could depress the market price of our common stock.

We had an aggregate of 120,529,649 issued and outstanding shares of common stock as of September 30, 2021. Approximately 31,061,749 shares are freely tradeable. The remainder of the outstanding shares may be sold, subject to certain volume limitations, pursuant to Rule 144 or other available exemptions. Also, in the future, we may issue additional securities in connection with investments and acquisitions. The amount of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then outstanding stock. Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Provisions in our certificate of incorporation, our by-laws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors.

The existence of the forgoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that an investor in our company could receive a premium for their common stock in an acquisition.

Our board of directors is expressly authorized to make, alter or repeal our by-laws by majority vote, while such action by stockholders would require a super majority vote; and establish advance notice requirements for nominations for elections to our board of directors or proposing matters that can be acted upon by stockholders at stockholder meetings.

These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of our company, including actions that our stockholders may deem advantageous, or negatively affect the trading price of our stock. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and cause us to take other corporate actions they desire.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules that require that, in recommending an investment to a client, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in the shares, resulting in fewer broker-dealers may be willing to make a market in our shares, potentially reducing a stockholder’s ability to resell shares of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

Our certificate of incorporation authorizes the issuance of up to 250,000,000 shares of our common stock. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies and to fund our overhead and general operating requirements. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current stockholders. Further, such issuance may result in a change of control of our company.

Our directors and executive officers beneficially own a substantial majority of our outstanding capital stock and will have the ability to control our affairs.

Our current directors and executive officers beneficially own approximately 72% of our outstanding capital stock. By virtue of these holdings, they effectively control the election of the members of our board of directors, our management and our affairs and may prevent us from consummating corporate transactions such as mergers, consolidations or the sale of all or substantially all of our assets that may be favorable from our standpoint or that of our other stockholders.

We do not know whether an active, liquid, and orderly trading market will develop for our common stock.

While our common stock has been approved for listing on The Nasdaq Capital Market upon consummation of the offering, an active trading market for our shares may never develop or be sustained. No assurance can be provided that a purchaser of our common stock will be able to resell their shares of common stock at or above the price that they acquired those shares. We can provide no assurances that the fair market value of common stock will increase or that the market price of common stock will not fluctuate or decline significantly.

We are eligible to be treated as an “emerging growth company,” as defined in the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting and other requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in this registration statement and our periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We have elected to take advantage of the extended transition period for complying with the revised accounting standards. As a result, our financial statements may not be comparable to companies that comply with effective dates generally applicable to public companies.

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Investors may find our common stock less attractive because we may rely on these exemptions, reduced reporting requirements and extended transition periods. If investors find our common stock less attractive as a result of any of the foregoing, there may be a less active trading market for our common stock and our stock price may be more volatile or may decrease.

We do not intend to pay dividends on our common stock.

We have never paid any cash dividends, and currently do not intend to pay any dividends for the foreseeable future. The Board intends to retain any future earnings to the extent necessary to develop and expand our business. Payment of cash dividends, if any, will depend, among other factors, on our earnings, capital requirements, and the general operating and financial condition, and will be subject to legal limitations on the payment of dividends out of paid-in capital. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock price. This may never happen, and investors may lose all of their investment.

USE OF PROCEEDS

Except as described herein, we currently intend to use the net proceeds from the sale of our common stock for acquisitions, sales, marketing and general corporate purposes. We expect to spend approximately $1,000,000 or 10% of the net proceeds of this offering to hire additional personnel and expand our sales offices, and the remainder on general corporate purposes. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 120,529,649 shares of our common stock outstanding as of September 30, 2021. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the shares of common stock in this offering, at a price of $5.00 per share, and the pro forma net tangible book value per share of our common stock immediately after completion of the offering.

After giving effect to the sale of all 2,000,000 shares included in the shares offered by us hereunder, excluding the over-allotment option, at an offering price of $5.00 per share, the pro forma net tangible book value of the Company as of September 30, 2021, would have been $0.07 per share, representing an immediate increase in tangible book value of $0.07 per share to existing stockholders and an immediate dilution of $4.93 per share to purchasers of the shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis, as of September 30, 2021:

Offering price per share	$5.00
Net tangible book value per share before offering	$0.00
Increase per share attributable to new investors	$0.07
Pro forma net tangible book value per share after offering	$0.07
Dilution per share to new investors	$4.93

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BUSINESS

General

Cybersecurity, also known as computer security or information technology security, is the protection of computer systems and networks from information disclosure, theft of or damage to their hardware, software, or electronic data, as well as from the disruption or misdirection of the services they provide.

The cybersecurity industry has a supply and demand issue wherein there is more demand for cybersecurity services than there are expert and seasoned compliance and cybersecurity professionals available in the market. We are a cybersecurity and compliance company comprised of highly trained and seasoned security professionals who work with clients to enhance or create a better cyber posture in their organization. We seek to identify, attract, and retain highly skilled cyber and compliance teams and bring them together to provide holistic cyber services. We accomplish this through acquisitions, direct hiring and incentivizing employees with stock options to help retain them. On an ongoing basis, we seek to identify cyber talent that is culturally aligned and that offers operating leverage through both existing customer revenue and relationships. We have invested in enterprise solutions and executive talent to integrate our different organizations into an ecosystem that works together to provide complete and holistic cybersecurity through cross pollination of solutions. The ecosystem is intended to provide additional revenue opportunities and drive overall recurring revenue.

The Company emphasizes to clients the critical nature of having their work force create a continuously aware security culture. Once engaged, we strive to become the trusted advisors for customers’ cybersecurity and compliance needs by providing tailored security solutions based upon their organizational needs. The Company does not focus on selling cybersecurity products. The Company is product-agnostic so that it can provide solutions that fit the customer’s security needs, financial realities, and future strategy. The Company’s approach is to evaluate the client’s organization holistically, identify compliance requirements, and help secure the infrastructure while helping to create a culture of security.

The Company provides a full range of cybersecurity consulting and related services, encompassing all pillars of cybersecurity, compliance, and culture, including Secured Managed Services, Compliance Services, Security Operations Center (or SOC) Services, Virtual CISO (vCISO) Services, Incident Response, Certified Forensics, Technical Assessments, and Cybersecurity Training. We believe that culture is the foundation of every successful cybersecurity and compliance program. To deliver that outcome, we developed our unique offering of MCCP+ which is the only holistic solution that provides all three of these pillars under one roof from a dedicated team of subject matter experts. In contrast to the majority of cybersecurity firms that are focused on a specific technology or service, we seek to differentiate ourselves by remaining technology agnostic, focusing on accumulating highly sought-after topic experts. We continually seek to identify and acquire cybersecurity talent to expand our service scope and geographical coverage to provide the best possible service for our clients. We believe that bringing together a world-class team of technological experts with multi-faceted expertise in the critical aspects of cybersecurity is key to providing technology agnostic solutions to our clients in a business environment that has suffered from a chronic lack of highly- skilled professionals, thereby setting us apart from competitors and in-house security teams. Our goal is to create a culture of security and to help quantify, define and capture a return on investment from information technology and cybersecurity spending. The Cerberus Sentinel brand rallies around the battle cry: “Cybersecurity is a Culture, not a Product.”

Offering this set of cybersecurity services allows us to capture more revenue with greater efficiency, facilitating greater profitability and stronger customer retention. The benefit to our customers is that they receive an efficient engagement from a single provider that covers a wide range of their needs. This means their challenges are addressed more thoroughly and problems are resolved more rapidly when compared to working with multiple vendors. This leads to the best possible outcome which enables them to commit to us for the long term.

We believe that our business model is differentiated from other companies in the industry in that our employees are not consultants; they’re dedicated partners available on a recurring monthly contract. Due to the numerous challenges in hiring experienced cybersecurity and compliance professionals, assimilating our team of industry and subject matter experts into our clients’ teams is the ideal solution.

We are technology agnostic. Whereas, most cybersecurity firms are locked into working with a single technology, we seek to differentiate ourselves by remaining technology agnostic. This approach enables us to work with any business, no matter what systems or tools they use. For our customers the benefit is equally valuable; they’re able to choose the best tools and technology for their business needs without affecting their relationship with us.

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We believe that building a world-class technology team with industry-specific and subject-matter expertise is the key to providing cutting-edge solutions to our clients. We will continue to identify and acquire cybersecurity talent to expand our scope of services and geographical footprint to fortify our capability to deliver excellence to our customers. Furthermore, our commitment is that we will stay a step ahead of threat actors and regulatory obligations to keep our customers safe and compliant.

The Cybersecurity Challenge

As the world has become increasingly connected through the Internet and the Internet of Things (“IoT”), cyberattacks have prevailed and evolved over the years, in different forms, causing uncontainable threats to the integrity and privacy of enterprise and personal data and resulted in significant economic losses globally. McKinsey Global Institute has estimated that approximately 127 new IoT devices connect to the Internet every second. Report published by CyberSecurity Ventures has state global cybercrime damage predicted to hit $10.5 trillion annually by 2025. Cybersecurity Ventures expects that a business will fall victim to a ransomware attack every 11 seconds in 2021, up from every 14 seconds in 2019. This makes ransomware the fastest growing type of cybercrime. Cybercrime Magazine survey reported 68% of business leaders feel their cybersecurity risks are increasing. Gartner predicts that worldwide global cybersecurity spending will exceed $1.75 trillion cumulatively from 2021-2025. Gartner reports that in 2021 there will be 3.5M job openings unfilled in cybersecurity field. Gartner forecast by 2023 could be as high as 12M job openings unfilled.

In response to the increasing economic damage caused by heightened cybersecurity risks, regulatory bodies have pushed the implementation of new cybersecurity legislations, and cyber insurance companies have increased minimum cybersecurity requirements. We believe that we are well positioned in a fast-growing industry to provide businesses with a wide scope of cybersecurity services and with significant opportunities for growth.

Service Offering

We currently offer two major types of services to clients including Security Managed Services and Professional Services.

Security Managed Services

Our Managed Services deliver an end-to-end solution to cybersecurity and compliance needs based on the Cerberus Sentinel Process. We begin with a gap analysis of our customer’s existing cybersecurity and compliance practices. Next, we perform penetration testing, vulnerability scanning, and a best practices assessment. This culminates with a deliverable report outlining failures and risks and includes a remediation roadmap organized based on highest-value opportunities and critical necessities. This prioritized approach utilizes the maxi-min strategy to optimize our customer’s budget; something that comes from decades of experiential wisdom. Using this roadmap our team performs remediation and change implementation throughout the customer’s business. This is followed by our culture program that delivers cybersecurity and compliance awareness training, risk reporting, and periodic knowledge verification. We cover every area of our customer’s business and engage with every member of their team. This is our end-to-end holistic approach that leaves no stone unturned to ensure our customers are truly safe, secure, and compliant.

We offer multiple services in the Security Managed Services portfolio including the following:

●	Compliance: Cerberus Sentinel’s compliance practice ensures the customers are implementing the right controls, properly prioritizing risks, and investing in the appropriate remediation, so our customers can achieve compliance, adhere to industry standards and guidelines, and manage continuous monitoring over time. We provide the combination of integrated processes and systems, experienced staff, and innovative technology to help our customers meet those goals. Our seasoned experts possess the stringent industry certifications and accreditations that prove they understand security compliance regulations, frameworks, and controls. Our deep knowledge of these rigorous and unique requirements means we can offer a thorough, timely assessment that will identify residual risk within the customer’s information system. We then propose mitigation strategies to manage the customer’s risk effectively. As an authorized FedRAMP vendor ourselves, we bring an insider’s perspective to the process in the following standards:

○	FedRAMP – The Federal Risk and Authorization Management Program (FedRAMP) provides standardization to cloud security for Cloud Service Providers (CSP). FedRAMP recognition is required to sell cloud services to the US Federal and many state and local governments https://www.fedramp.gov/
○	FISMA 2014 – codifies the Department of Homeland Security’s role in administering the implementation of information security policies for federal Executive Branch civilian agencies, overseeing agencies’ compliance with those policies, and assisting OMB in developing those policies. https://www.cisa.gov/federal-information-security-modernization-act

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○	ISO 17021, ISO 27001 is an International Standard that provides Certification Bodies (CB) with a set of requirements that will enable them to ensure that their management system certification process is carried out in a competent, consistent and impartial manner. https://www.iso.org/
○	HIPAA – Technology for Economic and Clinical Health Act of 2009 (“HITECH”) – These are laws regulated by the Department of Health and Human Services (“HHS”) to secure the privacy and confidentiality of protected health information (“PHI”) (https://www.hhs.gov/hipaa/index.html)
○	PCI – This is a standard administered by the Payment Card Industry Security Standards Council (https://www.pcisecuritystandards.org/pci_security/)
○	Cybersecurity Framework (CSF) Consist of five core functions: Identify, Protect, Detect, Respond, and Recover. NIST defines the framework core on its official website as a set of cybersecurity activities, desired outcomes, and applicable informative references common across critical infrastructure sectors. https://www.nist.gov/cyberframework
○	NIST – The National Institute of Standards and Technology (“NIST”) – This is formally known as a National Bureau of Standards, which is a federal agency that promotes and maintains measurement standards while encouraging and assisting industry and science to develop and use these standards. https://www.nist.gov/
○	800-171/CMMC – CMMC is intended to serve as a verification mechanism to ensure that DIB companies implement appropriate cybersecurity practices and processes to protect Federal Contract Information (FCI) and Controlled Unclassified Information (CUI) within their unclassified networks. https://csrc.nist.gov/publications/detail/sp/800-171/rev-2/final
○	GDPR – The General Data Protection Regulation is one of the most wide-ranging pieces of legislation passed by the EU in recent memory. It was introduced to standardize data protection law across the single market and give people in a growing digital economy greater control over how their personal information is used. https://gdpr.eu/compliance/
○	Service Organization 2 (“SOC 2”) – This is an auditing procedure that focuses on a business’ non- financial reporting controls related to security, availability, processing, integrity, confidentiality, and privacy of a system; https://www.aicpa.org/
○	HITRUST CSF – This is a comprehensive security framework (“CSF”) developed by the Health Information Trust Alliance (“HITRUST”) in collaboration with healthcare, technology and information security leaders, to create access, store and exchange sensitive and/or regulated data; https://hitrustalliance.net/

●	Secured Managed Services: Cybersecurity companies should excel at pointing out vulnerabilities or configuration issues in an organization’s network. We believe that we have experts with the capability to identify these issues and fix them. Our team has extensive experience in remediating security issues in a holistic fashion, to quickly effect change at organization scale. We know our customers’ teams are busy enough as is, so we offload the burden of addressing the dozens or hundreds of remediation items that may come from a security review, penetration test, or incident response project. Our remediation services resolve vulnerabilities that may expose risk to, or have caused, unwanted conditions or outcomes. Examples of issues that Cerberus Sentinel remediate include writing new or more effective policies, rearchitecting computer networks to minimize attack surface, implementing high security password requirements and multi-factor authentication, applying missing security patches that expose an organization to security attack, or correcting misconfigurations that can lead to unauthorized access such as a user being granted overly broad permissions. The Cerberus Sentinel remediation services provide customers with a mature methodology for the heavy lifting needed to ensure that implementing solutions to minimize security risk are done safely, efficiently, and correctly the first time.

●	SOC Managed Services: We offer SOC-as-a-service, which is a subscription-based service that manages and monitors client’s’ logs, devices, clouds, network, and assets for possible cyber threats. 18on service is designed to provide our clients with the knowledge and skills necessary to combat cybersecurity threats.

●	vCISO Service: Corporations are in need of cybersecurity services but many do not have the capital resources or knowledge base to hire a Chief Information Security Officer (or CISO). We offer this service to companies on an ongoing managed service basis as a resource to augment their management team. vCISO services include road mapping the future state for the client and providing our knowledgeable expertise to help them achieve their security needs.

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Professional Services

Our advisory services include a wide array of tailored solutions for organizations of all sizes. Our in-depth and uniquely acquired industry expertise allows us to act as a trusted advisor of our clients to help them lower their risk profile, minimize cost impact to organizations and meet regulatory compliance demands. We specialize in:

●	Incident Response and Forensics: Focusing on identification, investigation, and remediation of cyberattacks.

●	Technical Assessments: Cerberus Sentinel specializes in advanced cybersecurity assessments that highlight the skills and experience of our team’s top-tier talent. Our customers love us because we routinely identify issues that no one else does due to our emphasis on real-world manual testing techniques, and custom exploit development to uncover new avenues of attack. Our approach to Penetration Testing services strikes the perfect equilibrium between cost, time and results. The team of highly skilled testers utilize the same tools and techniques a malicious cybercriminal would use to try to gain unauthorized access to highly-guarded corporate systems and data to evaluate technical controls and quantify business risks in a meaningful way. This level of analysis provides business leaders the knowledge required to not only understand the impact a successful attack might have on their business operations, but also can validate the effectiveness of existing security controls and justify additional security related investment.

●	Training: This targets the root cause for 75% of cyber breach events by starting with a culture of security-first forward thinking. Cerberus Sentinel’s security awareness training can prevent a catastrophic cyberattack before it even occurs by equipping users with the tools and techniques required to spot a potential cyberattack in the early stages.

●	Other Cybersecurity Services:

○	Cybersecurity Road Mapping: Bringing the culture of cybersecurity to client’s leadership team and penetrating throughout the organization is a critical first step of building any successful cybersecurity system. Through our consulting service, we dive into both the cultural and technical aspects of cybersecurity within the organization, providing meaningful recommendations to improve cybersecurity posture immediately. We help our clients build effective policies and best practices, design or enhance a cybersecurity system and train the executive management team to foster a top-down culture of cybersecurity in order to facilitate diligent implementation of cybersecurity awareness.
○	Gap and Risk Assessment: Threat actors probe and exploit the weakest points in an organization, it doesn’t matter if a business has done 100 things right when one mistake can be catastrophic. Cerberus Sentinel combines decades of security expertise and in-depth knowledge of how cyberattackers operate to deliver a thorough security risk gap analysis that identifies real world threats and issues guidance for protection. We first familiarize ourselves with the customer’s environment, business model, operations, and business drivers to best determine a customer’s cybersecurity posture in an ever evolving threat landscape. We then use our advanced threat intelligence, data breach experience, and analytics to accurately assess the customers unique cybersecurity risk based on their “as is” state. We then operate with a holistic mindset, considering every link in the cybersecurity chain from people, processes, and technology, to determine their ideal “to be” state, aligned with their business goals, compliance requirements, and risk tolerance. Finally, we collaboratively devise and develop a strategic cybersecurity plan that takes into account critical priorities to effectively reduce cybersecurity risk by closing the gap between their “as is” and “to be” states. This comprehensive awareness of internal systems and policies provides our customers with a clear understanding of their overall risk as well as the strategies and tools they need to protect their most valuable assets: their data and brand reputation.

Growth Strategy

Cybersecurity service and consulting firms operate on various forms of business models. Cerberus Sentinel does not focus on selling products; we promote a cybersecurity culture. Our growth strategy will focus on external acquisition and internal scalability to drive that culture within our customers’ organizations. Therefore, our revenue streams mainly come from security managed service and professional service fees. As the cybersecurity market grows over years, we continue to see an increasing number of players entering the market with different sets of qualifications. However, organizations facing cybersecurity issues also usually lack the expertise to identify the right service provider or do not have the capital resources to hire a qualified CISO. We believe that this is where our growth opportunity lies since the lack of expertise leads to information asymmetry which causes additional noise in the cybersecurity marketplace and exposes organizations in greater risks if found issues are not mitigated with the right group of experts. Furthermore, the industry is in need of highly qualified technology professionals in the cybersecurity field. A limited pool of talent results in increasing compensation and cost to retain such talent which in turn compromises companies’ bottom line profitability and then increases the need to work externally with a partner such as Cerberus Sentinel. According to a Cybersecurity Jobs Report released in 2017 by Herjavec Group, total unfilled cybersecurity positions will be approximately 3.5 million by 2021. We intend to capitalize on this gap as our growth opportunity.

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Our external acquisition strategy will target engineer-owned cybersecurity firms in the top U.S. & International markets with existing revenue in the range of $2 million to $25 million and profit margin of at least 15% to 25%, although there could be opportunities beyond the larger end of this range. We expect each acquisition to be strategic and accretive, and we expect to obtain direct access to a pool of ready-to-deploy and seasoned cybersecurity talent and enhanced access to a larger client base geographically.

Our internal scalability strategy will focus on exploring and materializing synergies with the acquired targets. With strategic acquisitions, on the topline, we expect to provide a broadened service offering which translates into more diverse revenue streams and a larger client base. We also anticipate that we will be able to broaden our geographical sales coverage and reduce client acquisition costs. We also intend to synergize best practices across the platform which will enhance client experience and client loyalty. On the bottom line, we plan to centralize general and administrative support functions in one location which will significantly improve net margin for all the service lines. This will allow our management to focus on sales initiatives and achieve internal operations scalability in a relatively short period of time. We estimate that with a typical acquisition, we will realize annual savings on centralized operations, generate additional revenue from upselling to existing clients, and add revenue from new clients. In the long term, we expect to become a pure-play cybersecurity consolidator in the U.S.

Our Acquisition History

Effective April 1, 2019, we acquired GenResults, LLC, an Arizona limited liability company (“GenResults”). GenResults was established on June 22, 2015. Prior to our acquisition of GenResults, GenResults was wholly owned by an entity affiliated with David G. Jemmett, our Chief Executive Officer and a director of the Company. GenResults is a wholly owned subsidiary of Cerberus Sentinel. Due to the companies being under common control, the Company accounted for the acquisition as a reorganization.

On April 12, 2019, we consummated a transaction whereby VCAB Six Corporation, a Texas corporation, (“VCAB”) merged with and into us (the “VCAB Merger”). At the time of the VCAB Merger, VCAB was subject to a bankruptcy proceeding and had minimal assets, no equity owners and no liabilities, except for approximately 1,500 holders of Class 5 Allowed General Unsecured Claims and a holder of allowed administrative expenses (collectively the “Claim Holders”). Pursuant to the terms of the VCAB Merger, and in accordance with the bankruptcy plan, we issued an aggregate of 2,000,000 shares of our common stock (the “Plan Shares”) to the Claim Holders as full settlement and satisfaction of their respective claims. As provided in the bankruptcy plan, the Plan Shares were issued pursuant to Section 1145 of the United States Bankruptcy Code. As a result of the VCAB Merger, the separate corporate existence of VCAB was terminated. We entered into the merger in order to increase our stockholder base in order to, among other things, assist us in satisfying the listing standards of a national securities exchange.

Effective as of October 1, 2019, we entered into an agreement and plan of merger (the “TalaTek Merger”) pursuant to which TalaTek, LLC, a Virginia limited liability company has become our wholly owned subsidiary. Under the TalaTek Merger, all issued and outstanding units representing membership interests in TalaTek were converted into an aggregate of 6,200,000 shares of our common stock.

On October 2, 2019, we filed a registration statement on Form 10-12G with the SEC to effect registration of our common stock, par value $0.00001 per share, under the Exchange Act. The registration statement became effective on December 1, 2019.

Effective May 25, 2020, the Company entered into a stock purchase agreement with Technologyville, Inc., an Illinois corporation (“Techville”), and its sole shareholder, pursuant to which Techville became a wholly owned subsidiary of the Company (the “Techville Acquisition”). Under the terms of the Techville Acquisition, all issued and outstanding common stock of Techville was exchanged for an aggregate of 3,392,271 shares of the Company’s common stock.

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Effective August 1, 2020, the Company entered into a stock purchase agreement with Clear Skies Security, LLC, a Georgia limited liability company (“Clear Skies”), and its equity holders, pursuant to which Clear Skies became a wholly owned subsidiary of the Company (the “Clear Skies Acquisition”). Under the terms of the Clear Skies Acquisition, all issued and outstanding equity securities in Clear Skies were exchanged for an aggregate of 2,330,000 shares of the Company’s common stock.

Effective December 16, 2020, the Company entered into an agreement and plan of merger with Alpine Security, LLC., an Illinois limited liability company (“Alpine”), and its sole member, pursuant to which Alpine became a wholly owned subsidiary of the Company (the “Alpine Acquisition”). Under the terms of the Alpine Acquisition, all issued and outstanding membership units in Alpine were exchanged for an aggregate of 900,000 shares of the Company’s common stock.

On July 26, 2021, the Company entered into an agreement and plan of merger with Catapult Acquisition Corporation (“Catapult”) pursuant to which Catapult became a wholly owned subsidiary of the Company. All issued and outstanding shares of common stock of VelocIT immediately prior to the effective time were converted into the right to receive an aggregate of up to 2,566,778 shares of common stock of the Company, subject to a holdback of 256,678 shares of Company stock. The effective date was August 12, 2021.

On December 1, 2021, the Company entered into a stock purchase agreement by and among the Company, Southford Equities, Inc., a British Virgin Islands company (“Arkavia”), and all of the owners of Arkavia, pursuant to which Arkavia became a wholly owned subsidiary of the Company. The aggregate purchase price for the transaction was 3,100,000 shares of the Company’s common stock.

On January 5, 2022, the Company entered into a Stock Purchase Agreement (the “True Digital Stock Purchase Agreement”) with certain shareholders of True Digital Security Inc., a Delaware corporation (“True Digital”), and an Agreement and Plan of Merger (the “True Digital Merger Agreement”) with True Digital and certain of its other shareholders. Pursuant to the terms of the True Digital Stock Purchase Agreement and the True Digital Merger Agreement, True Digital is expected to become a wholly owned subsidiary of the Company. Pursuant to the True Digital Stock Purchase Agreement and the True Digital Merger Agreement, the Company would pay aggregate consideration of $6,153,000 in cash and 8,229,000 shares of the Company’s common stock. Closing on the True Acquisition and the related True Digital Stock Purchase Agreement remains subject to certain closing conditions, including the Company completing this underwritten public offering at a minimum $5.00 per share purchase price and obtaining listing on the Nasdaq Stock Market.

Competition

The cybersecurity market is highly fragmented. In the top quartile, the market is dominated by several major global players including IBM Corporation, Cisco Systems, AVG Technologies, Broadcom and Dell, etc. The rest of the market is highly competitive without dominant players. North America is expected to continue its hold as the largest market size in the cybersecurity market through the year 2023, MarketsandMarkets.com (September 21, 2018). Recent report from Statista (August 26,2021) forecast to grow to 345.4 billion U.S. dollars by 2026. An increasing awareness of cyber threats lead to a rising investment in cybersecurity infrastructure worldwide.

We face direct competition from all small-to-medium-sized cybersecurity service providers nationwide given the broad service scope we currently provide. Many competitors provide cloud-based services which means our competition is not restricted by regions. It is critical for our executive management team to identify and attract strategic acquisition targets in order to strengthen our competitive advantage as a cybersecurity consolidator, which we believe brings higher service quality, more diverse service scope, and broader geographical coverage at a lower cost.

Intellectual Property

We intend to take appropriate steps to protect our intellectual property. We have registered the trademark “Cybersecurity is a culture, not a product,” which has been approved with an official registration date of October 29, 2019.

Government Regulation

We are not aware of any specific regulations that govern cybersecurity firms or the areas in which the Company operates. While there are a few federal cybersecurity regulations, they govern industries that the Company serves and exist to focus on specific industries.

The three main cybersecurity regulations are the 1996 Health Insurance Portability and Accountability Act (HIPAA), the 1999 Gramm-Leach-Bliley Act, and the 2002 Homeland Security Act, which included the Federal Information Security Management Act (FISMA). The three regulations mandate that healthcare organizations, financial institutions and federal agencies should protect their systems and information. FISMA, which applies to every government agency, requires the development and implementation of mandatory policies, principles, standards, and guidelines on information security. However, the regulations do not address numerous computer related industries, such as Internet Service Providers (ISPs) and software companies. Furthermore, the regulations do not specify what cybersecurity measures must be implemented and require only a “reasonable” level of security.

In addition, the National Cybersecurity Division (NCSD) is another regulatory body that is a division of the Office of Cybersecurity & Communications within the United States Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency.

Employees

As of January 5, 2022, we had 186 full-time employees. In addition, we utilize independent contractors for projects of short duration or where specialized knowledge, or experience is needed for a complex project. We are not dependent on any independent contractor, and we believe adequate replacements would be available in the event any such contractor becomes unavailable to us. We believe our relations with our employees is good.

Transfer Agent

Our stock transfer agent is Securities Transfer Corporation, located at 2901 N. Dallas Parkway, Plano, Texas 75093. Their telephone number is (469) 633-0101, and their website is stctransfer.com.

Corporate and Available Information

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports and other related SEC filings are made available free of charge through our website (http://cerberussentinel.com) as soon as practicable after such material is electronically filed with, or furnished to, the SEC. Except as otherwise stated in these documents, the information contained on our website or available by hyperlink from our website is not incorporated by reference into this prospectus.

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MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol “CISO.” However, we have applied to have our stock listed on the Nasdaq Capital Market under the ticker symbol “CISO” upon completion of this offering.

Holders

As of December 31, 2021, there were 124,429,649 shares of common stock outstanding, which were held by approximately 750 record holders.

Dividends

We have never paid cash dividends on any of our capital stock and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

Equity Incentive Plan

The Board of Directors approved the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) on June 6, 2019 and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved and adopted the 2019 Plan. The maximum number of shares of the Company’s common stock that may be issued under the Company’s 2019 Plan is 25,000,000 shares. The 2019 Plan has a term of 10 years from the date it was adopted. Shares issued under the 2019 Plan shall be made available from (i) authorized but unissued shares of common stock, (ii) common stock held in treasury of the Company, or (iii) previously issued shares of common stock reacquired by the Company, including shares purchased on the open market.

Stock Not Registered under the Securities Act; Rule 144 Eligibility

Other than pursuant to the Registration Statement, our common stock has not been registered under the Securities Act. However, the 900,000 Plan Shares issued in connection with the VCAB merger were exempt from the registration requirements of the Securities Act, pursuant to Section 1145 of the U.S. Bankruptcy Code and may be resold without registration. Our remaining issued and outstanding shares of common stock are restricted securities and may not be resold absent registration under the Securities Act and applicable state securities laws or an available exemption thereunder.

Shares of our common stock that are restricted securities will be eligible for resale in compliance with Rule 144, subject to the requirements described below. “Restricted securities,” as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144. Below is a summary of the requirements for sales of our common stock pursuant to Rule 144.

Any person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, will generally be entitled to sell within any three month period a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding. Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Persons who may be deemed to be our affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, us and may include our directors and officers, as well as our significant stockholders.

For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of common stock held longer than six months, but less than one year, will be subject only to the current public information requirement and otherwise can be sold under Rule 144 without restriction. A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of December 13, 2021, of our 124,429,649 shares of common stock outstanding, approximately 121,681,749 shares of our common stock are eligible for sale under Rule 144. Approximately 30,521,749 of such shares are held by non-affiliates and have been held for longer than one year; approximately 91,160,000 of such shares are held by affiliates.

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Management’s Discussion and Analysis of Financial Condition

and Results of Operations

The following discussion and analysis should be read in conjunction with our financial statements and the related notes. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to provide information necessary to understand our audited consolidated financial statements for the two-year period ended December 31, 2020 and highlight certain other information which, in the opinion of management, will enhance a reader’s understanding of our financial condition, changes in financial condition and results of operations. In particular, the discussion is intended to provide an analysis of significant trends and material changes in our financial position and the operating results of our business during the year ended December 31, 2020, as compared to the year ended December 31, 2019. This discussion should be read in conjunction with our consolidated financial statements for the two-year period ended December 31, 2020 and related notes included elsewhere in this Annual Report on Form 10-K. These historical financial statements may not be indicative of our future performance. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains numerous forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risks described throughout this filing, particularly in “Item 1A. Risk Factors.”

Corporate Overview

Cerberus Cyber Sentinel Corporation (“Cerberus Sentinel”) was formed on March 5, 2019 as a Delaware corporation. Our principal offices are located at 6900 E. Camelback Road, Suite 240, Scottsdale Arizona 85251.

Effective April 1, 2019, and effective on April 1, 2019, we acquired GenResults, LLC, an Arizona limited liability company (“GenResults”). GenResults was established on June 22, 2015. Prior to our acquisition of GenResults, GenResults was wholly owned by an entity affiliated with David G. Jemmett, our Chief Executive Officer and a director of the Company. GenResults is a wholly owned subsidiary of Cerberus Sentinel.

On April 12, 2019, we consummated a transaction whereby VCAB Six Corporation, a Texas corporation, (“VCAB”) merged with and into us (the “VCAB Merger”). At the time of the VCAB Merger, VCAB was subject to a bankruptcy proceeding and had minimal assets, no equity owners and no liabilities, except for approximately 1,500 holders of Class 5 Allowed General Unsecured Claims and a holder of allowed administrative expenses (collectively the “Claim Holders”). Pursuant to the terms of the VCAB Merger, and in accordance with the bankruptcy plan, we issued an aggregate of 2,000,000 shares of our common stock (the “Plan Shares”) to the Claim Holders as full settlement and satisfaction of their respective claims. As provided in the bankruptcy plan, the Plan Shares were issued pursuant to Section 1145 of the United States Bankruptcy Code. As a result of the VCAB Merger, the separate corporate existence of VCAB was terminated. We entered into the merger in order to increase our stockholder base in order to, among other things, assist us in satisfying the listing standards of a national securities exchange.

Effective as of October 1, 2019, we entered into an Agreement and Plan of Merger (the “TalaTek Merger”) pursuant to which TalaTek, LLC, a Virginia limited liability company (“TalaTek”), became our wholly owned subsidiary. Pursuant to the TalaTek Merger, all issued and outstanding units representing membership interests in TalaTek were converted into an aggregate of 6,200,000 shares of our common stock. TalaTek provides complete integrated enterprise risk management services by leveraging their specialized combination of methodologies, processes and technology. These services are currently provided primarily to the public sector.

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Effective May 25, 2020, the Company entered into a Stock Purchase Agreement with Technologyville, Inc., an Illinois corporation (“Techville”), and its sole shareholder, pursuant to which Techville became a wholly owned subsidiary of the Company (the “Techville Acquisition”). Under the terms of the Techville Acquisition, all issued and outstanding common stock of Techville was exchanged for an aggregate of 3,392,271 shares of the Company’s common stock.

Effective August 1, 2020, the Company entered into a Stock Purchase Agreement with Clear Skies Security, LLC, a Georgia limited liability company (“Clear Skies”), and its equity holders, pursuant to which Clear Skies became a wholly owned subsidiary of the Company (the “Clear Skies Acquisition”). Under the terms of the Clear Skies Acquisition, all issued and outstanding equity securities in Clear Skies were exchanged for an aggregate of 2,330,000 shares of the Company’s common stock.

Effective December 16, 2020, the Company entered into an Agreement and Plan of Merger with Alpine Security, LLC., an Illinois limited liability company (“Alpine”), and its sole member, pursuant to which Alpine became a wholly owned subsidiary of the Company (the “Alpine Acquisition”). Under the terms of the Alpine Acquisition, all issued and outstanding membership units in Alpine were exchanged for an aggregate of 900,000 shares of the Company’s common stock.

On July 26, 2021, the Company entered into an Agreement and Plan of Merger with Catapult Acquisition Corporation, a New Jersey corporation doing business as VelocIT (“VelocIT”), pursuant to which VelocIT became a wholly owned subsidiary of the Company. All issued and outstanding shares of common stock of VelocIT were converted into the right to receive an aggregate of up to 2,566,778 shares of common stock of the Company, subject to a holdback of 256,678 shares of Company stock. The effective date was August 12, 2021.

On December 1, 2021, the Company entered into a stock purchase agreement by and among the Company, Southford Equities, Inc., a British Virgin Islands company (“Arkavia”), and all of the owners of Arkavia, pursuant to which Arkavia became a wholly owned subsidiary of the Company. The aggregate purchase price for the transaction was 3,100,000 shares of the Company’s common stock.

On January 5, 2022, the Company entered into a Stock Purchase Agreement (the “True Digital Stock Purchase Agreement”) with certain shareholders of True Digital Security Inc., a Delaware corporation (“True Digital”), and an Agreement and Plan of Merger (the “True Digital Merger Agreement”) with True Digital and certain of its other shareholders. Pursuant to the terms of the True Digital Stock Purchase Agreement and the True Digital Merger Agreement, True Digital is expected to become a wholly owned subsidiary of the Company (the “True Digital Acquisition”). Pursuant to the True Digital Stock Purchase Agreement and the True Digital Merger Agreement, the Company would pay aggregate consideration of $6,153,000 in cash and 8,229,000 shares of the Company’s common stock. Closing on the True Digital Stock Purchase Agreement and the True Digital Merger Agreement remains subject to certain closing conditions, including completing this underwritten public offering at a minimum $5.00 per share purchase price and obtaining listing on the Nasdaq Stock Market.

Our Business

We provide a full range of cybersecurity services, encompassing all pillars of cybersecurity, compliance, and culture, including Secured Managed Services, Compliance Services, SOC Services, Virtual CISO (vCISO) Services, Incident Response, Certified Forensics, Technical Assessments, and Cybersecurity Training. We believe that culture is the foundation of every successful cybersecurity and compliance program. To deliver that outcome, we developed our unique offering of Managed Cybersecurity and Compliance Provider (MCCP+) which is the only holistic solution that provides all three of these pillars under one roof from a dedicated team of subject matter experts. In contrast to the majority of cybersecurity firms that are focused on a specific technology or service, we seek to differentiate ourselves by remaining technology agnostic, focusing on accumulating highly-sought after topic experts. We continually identify and acquire cybersecurity talent to expand our service scope and geographical coverage to provide the best possible service for our clients. We believe that bringing together a world-class team of technological experts with multi-faceted expertise in the critical aspects of cybersecurity is key to providing technology agnostic solutions to our clients in a business environment that has suffered from a chronic lack of highly-skilled professionals, thereby setting us apart from competitors and in-house security teams. Our goal is to create a culture of security and to help quantify, define and capture a return on investment from information technology and cybersecurity spending. The Cerberus Sentinel brand rallies around the battle cry: “Cybersecurity is a Culture, not a Product.”

Results of Operations

Results of Operations

Comparison of the Year Ended December 31, 2020 to the Year Ended December 31, 2019

Our financial results for the year ended December 31, 2020 are summarized as follows in comparison to the year ended December 31, 2019:

	Cerberus	TalaTek	Techville	Other(1)	Total
Revenue	$1,764,940	$3,440,893	$1,336,887	$698,108	$7,240,828
Cost of Sales	1,158,802	2,423,831	417,563	365,370	4,365,566
Gross Profit	606,138	1,017,062	919,324	332,738	2,875,262

Operating Expenses	3,996,289	835,261	1,037,282	413,292	6,282,124
Operating Income (Loss)	(3,390,151)	181,801	(117,958)	(80,554)	(3,406,862)
Other Income (Expense)	(2,722)	843	(4,136)	(385)	(6,400)
Gain (Loss) before income taxes	$(3,392,873)	$182,644	$(122,094)	$(80,939)	$(3,413,262)

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For the Year Ended December 31, 2019

	Cerberus	TalaTek	Techville	Other(1)	Total
Revenue	$982,466	$925,464	$-	$-	$1,907,930
Cost of Sales	465,078	471,094	-	-	936,172
Gross Profit	517,388	454,370	-	-	971,758

Operating Expenses	1,966,737	347,536	-	-	2,314,273
Operating Gain (Loss)	(1,449,349)	106,834	-	-	(1,342,515)
Other Income (Expense)	(11,942)	89	-	-	(11,853)
Gain (Loss) before income taxes	$(1,461,291)	$106,923	$-	$-	$(1,354,368)

Variance

	Cerberus	TalaTek	Techville	Other(1)	Total
Revenue	$782,474	$2,515,429	$1,336,887	$698,108	$5,332,898
Cost of revenue	693,724	1,952,737	417,563	365,370	3,429,394
Gross profit	88,750	562,692	919,324	332,738	1,903,504

Operating expenses	2,029,552	487,725	1,037,282	413,292	3,967,851
Operating loss	(1,940,802)	74,967	(117,958)	(80,554)	(2,064,347)
Other expense	9,220	754	(4,136)	(385)	5,453
Loss before income taxes	$(1,931,582)	$75,721	$(122,094)	$(80,939)	$(2,058,894)

(1)	Based on the insignificant nature of the operational activities of Clear Skies and Alpine during the year ended December 31, 2020, the Company has combined them into one category, titled Other, for the purposes of this presentation.

Revenues

For the Year Ended December 31, 2020

	Cerberus	TalaTek	Techville	Other(1)	Total
Managed services	$1,124,031	$679	$690,159	$-	$1,814,869
Consulting services	640,909	3,440,214	646,728	698,108	5,425,959
Total revenue	$1,764,940	$3,440,893	$1,336,887	$698,108	$7,240,828

For the Year Ended December 31, 2019

	Cerberus	TalaTek	Techville	Other(1)	Total
Managed services	$424,023	$235	$-	$-	$424,258
Consulting services	558,443	925,229	-	-	1,483,672
Total revenue	$982,466	$925,464	$-	$-	$1,907,930

Variance

	Cerberus	TalaTek	Techville	Other(1)	Total
Managed services	$700,008	$444	$690,159	$-	$1,390,611
Consulting services	82,466	2,514,985	646,728	698,108	3,942,287
Total revenue	$782,474	$2,515,429	$1,336,887	$698,108	$5,332,898

(1)	Based on the insignificant nature of the operational activities of Clear Skies and Alpine during the year ended December 31, 2020, the Company has combined them into one category, titled Other, for the purposes of this presentation.

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Revenues increased for Cerberus by $782,474, or 80%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, as a result of the Company having an increase of approximately $417,000 in managed security services to a major customer.

Revenues increased for TalaTek by $2,515,429, or 271%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, as a result of the acquisition, which was consummated on October 1, 2019. Approximately $2,515,000 of the increase was a result of TalaTek’s gap and risk assessment services that is attributable to one major customer.

Revenues increased for Techville by $1,336,887, or 100%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, as a result of the acquisition, which was consummated on May 25, 2020. Approximately $690,000 is a result of Techville’s managed service offering, Tech Connect Pro, approximately $370,000 was a result of Techville’s consulting service offering, Tech Connect Cloud, and approximately $269,000 was a result of miscellaneous hardware sales associated with Techville’s consulting service offerings.

Revenues increased for Clear Skies and Alpine by $698,108, or 100%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, as a result of the acquisitions, which were consummated on August 1, 2020 and December 16, 2020, respectively. Approximately $698,000 is a result of Clear Skies’ and Alpine’s gap and risk assessment service offerings.

Expenses

Cost of Revenues

For the Year Ended December 31, 2020

	Cerberus	TalaTek	Techville	Other(1)	Total
Managed services	$4,839	$-	$417,546	$-	$422,385
Consulting services	225,387	427,056	17	3,701	656,161
Cost of payroll	928,576	1,996,775	-	361,669	3,287,020
Total cost of revenue	$1,158,802	$2,423,831	$417,563	$365,370	$4,365,566

For the Year Ended December 31, 2019

	Cerberus	TalaTek	Techville	Other(1)	Total
Managed services	$143,065	$-	$-	$-	$143,065
Consulting services	124,183	24,066	-	-	148,249
Cost of payroll	197,830	447,028	-	-	644,858
Total cost of revenue	$465,078	$471,094	$-	$-	$936,172

Variance

	Cerberus	TalaTek	Techville	Other(1)	Total
Managed services	$(138,226)	$-	$417,546	$-	$279,320
Consulting services	101,204	402,990	17	3,701	507,912
Cost of payroll	730,746	1,549,747	-	361,669	2,642,162
Total cost of revenue	$693,724	$1,952,737	$417,563	$365,370	$3,429,394

(1)	Based on the insignificant nature of the operational activities of Clear Skies and Alpine during the year ended December 31, 2020, the Company has combined them into one category, titled Other, for the purposes of this presentation.

Cost of revenues increased for Cerberus by $693,724, or 149%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, and was primarily the result of an increase in payroll related costs of approximately $732,000 due to an increase in employee and contract labor after the reorganization with GenResults.

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Cost of revenues increased for TalaTek by $1,952,737, or 415%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, as a result of the acquisition, which was consummated on October 1, 2019. Approximately $1,550,000 was attributable to TalaTek’s payroll and related services.

Cost of revenues increased for Techville by $417,563, or 100%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, as a result of the acquisition, which was consummated on May 25, 2020.

Cost of revenues increased for Clear Skies and Alpine by $365,370, or 100%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, as a result of the acquisitions, which were consummated on August 1, 2020 and December 16, 2020, respectively.

Operating Expenses

For the Year Ended December 31, 2020

	Cerberus	TalaTek	Techville	Other(1)	Total
Professional fees	$861,844	$3,500	$43,657	$17,525	$926,526
Advertising and marketing	41,889	104,599	131	3,617	150,236
Selling, general and administrative	1,181,280	727,162	993,494	392,150	3,294,086
Stock based compensation	1,896,276	-	-	-	1,896,276
Loss on impairment	-	-	-	-	-
Loss on write-off of account receivable	15,000	-	-	-	15,000
Total operating expenses	$3,996,289	$835,261	$1,037,282	$413,292	$6,282,124

For the Year Ended December 31, 2019

	Cerberus	TalaTek	Techville	Other(1)	Total
Professional fees	$616,393	$5,943	$-	$-	$622,336
Advertising and marketing	25,292	27,201	-	-	52,493
Selling, general and administrative	501,401	214,392	-	-	715,793
Stock based compensation	823,651	-	-	-	823,651
Loss on impairment	-	100,000	-	-	100,000
Loss on write-off of account receivable	-	-	-	-	-
Total operating expenses	$1,966,737	$347,536	$-	$-	$2,314,273

Variance

	Cerberus	TalaTek	Techville	Other(1)	Total
Professional fees	$245,451	$(2,443)	$43,657	$17,525	$304,190
Advertising and marketing	16,597	77,398	131	3,617	97,743
Selling, general and administrative	679,879	512,770	993,494	392,150	2,578,293
Stock based compensation	1,072,625	-	-	-	1,072,625
Loss on impairment	-	(100,000)	-	-	(100,000)
Loss on write-off of account receivable	15,000	-	-	-	15,000
Total operating expenses	$2,029,552	$487,725	$1,037,282	$413,292	$3,967,851

(1)	Based on the insignificant nature of the operational activities of Clear Skies and Alpine during the year ended December 31, 2020, the Company has combined them into one category, titled Other, for the purposes of this presentation.

Operating expenses increased for Cerberus by $2,029,552, or 103%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, primarily as a result of (i) an increase in stock-based compensation of $1,072,625 due to an increase in stock option grants as a result of the TalaTek, Techville, Clear Skies and Alpine acquisitions, (ii) an increase of $245,451 in professional fees relating to accounting and legal expenses as a result of the TalaTek, Techville, Clear Skies and Alpine acquisitions, and (iii) an increase in selling, general and administrative expenses of $679,879 primarily due to an increase of $525,500 in payroll and related benefits as a result of the increase in employees after the reorganization with GenResults and approximately $150,000 in software and computer supplies expense.

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Operating expenses increased for TalaTek by $487,725, or 140%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, as a result of the acquisition, which was consummated on October 1, 2019. Approximately $297,000 was attributable to TalaTek’s administrative payroll and benefits.

Operating expenses increased for Techville by $1,037,282, or 100%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, as a result of the acquisition, which was consummated on May 25, 2020. Approximately $833,000 was attributable to Techville’s administrative payroll and benefits.

Operating expenses increased for Clear Skies and Alpine by $423,870, or 100%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, as a result of the acquisitions, which were consummated on August 1, 2020 and December 16, 2020, respectively. Approximately $257,000 was attributable to Clear Skies’ and Alpine’s administrative payroll and benefits.

Working Capital

	As of
	December 31,	December 31,
	2020	2019
Current assets	$6,346,008	$2,478,887
Current liabilities	3,863,594	578,687
Working capital surplus	$2,482,414	$1,900,200

The increase in current assets is primarily due to increases in cash and cash equivalents, accounts receivable and prepaid expenses and other current assets of $3,320,385, $474,869 and $71,867, respectively. The increase in current liabilities is primarily due to increases in accounts payable and accrued expenses and convertible notes payable of $340,903 and $2,926,609, respectively.

Cash Flows

	Year Ended December 31,
	2020	2019
Net cash used in operating activities	$(1,702,080)	$(203,358)
Net cash provided by investing activities	285,297	169,790
Net cash provided by financing activities	4,737,167	1,830,207
Increase in cash	$3,320,384	$1,796,639

Operating Activities

Net cash used in operating activities was $1,702,080 for the year ended December 31, 2020 and was primarily due to the net loss of $3,413,262 which was partially offset by non-cash expenses of approximately $1,896,000 related to stock-based compensation. Net cash used in operating activities was $203,358 for the year ended December 31, 2019, primarily due to net loss of $1,354,368, which was partially offset by non-cash expenses of approximately $824,000 related to stock-based compensation and a decrease in accounts payable and accrued expenses of $146,027.

Investing Activities

Net cash provided by investing activities of $285,297 for the year ended December 31, 2020 was due to cash acquired in the Techville, Clear Skies and Alpine Acquisitions. Net cash provided by investing activities of $169,790 for the year ended December 31, 2019 was due to cash acquired in the TalaTek acquisition.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2020 was $4,737,167, which was primarily due to cash received from the sale of the Company’s common stock of $1,131,009, cash received as loans from the U.S. Small Business Administration’s Paycheck Protection Program of $709,600, and cash received from the issuance of a convertible note payable of $3,000,000. Net cash provided by financing activities for the year ended December 31, 2019 was $1,830,207 and was due to cash received from the sale of the Company’s common stock of $2,045,000. This was partially offset by cash distributions to member of $124,580.

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Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues or operating results during the periods presented.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2020. We believe that the accounting policies below are critical for one to fully understand and evaluate our financial condition and results of operations.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our significant estimates and assumptions include the allowance of doubtful accounts, the carrying value of intangible assets and goodwill, deferred tax asset and valuation allowance, the estimated fair value of assets acquired, liabilities assumed and stock issued in business combinations and assumptions used in the Black-Scholes-Merton pricing model, such as expected volatility, risk-free interest rate, and expected dividend rate. Actual results could differ from those estimates.

Fair Value Measurement

The fair value measurement guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in the valuation of an asset or liability. It establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under the fair value measurement guidance are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Business Combination

The Company allocates the purchase price of an acquired business to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values on the acquisition date. Any excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The purchase price allocation process requires management to make significant estimates and assumptions, especially at the acquisition date with respect to intangible assets. Direct transaction costs associated with the business combination are expensed as incurred. The allocation of the consideration transferred in certain cases may be subject to revision based on the final determination of fair values during the measurement period, which may be up to one year from the acquisition date. The Company includes the results of operations of the business that it has acquired in its consolidated results prospectively from the date of acquisition.

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is re-measured to fair value at the acquisition date; any gains or losses arising from such re-measurement are recognized in profit or loss.

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Goodwill

Goodwill represents the excess of the purchase price of the acquired business over the estimated fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at least annually at year end, at the reporting unit level or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill is tested for impairment at the reporting level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit’s carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

Impairment of Long-lived Assets

We will periodically evaluate the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review and at least annually. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Revenue Recognition

The Company’s agreements with its clients are primarily service contracts that range in duration from a few months to one year. The Company recognizes revenue when control of these services is transferred to the client for an amount, referred to as the transaction price, which reflects the consideration to which the Company is expected to be entitled in exchange for those goods or services.

A contract with a client exists only when:

●	the parties to the contract have approved it and are committed to perform their respective obligations;
●	the Company can identify each party’s rights regarding the distinct services to be transferred (“performance obligations”);
●	the Company can determine the transaction price for the services to be transferred; and
●	the contract has commercial substance and it is probable that the Company will collect the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the client.

For the majority of its contracts, the Company receives non-refundable upfront payments. The Company does not adjust the promised amount of consideration for the effects of a significant financing component since the Company expects, at contract inception, that the period between the time of transfer of the promised goods or services to the client and the time the client pays for these goods or services to be generally one year or less. The Company’s credit terms to clients generally average thirty days, although in some cases there are payments required in 15 days.

The Company does not disclose the value of unsatisfied performance obligations for contracts with original expected duration of one year or less.

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Disaggregation of Revenue

The following table disaggregates the Company’s revenues by major revenue streams:

Revenue consists of the following by service offering for the fiscal year ended December 31, 2020:

	Managed Services	Consulting Services	Total
Primary Sector Markets
Public	$-	$3,473,113	$3,473,113
Private	1,733,144	1,912,269	3,645,413
Not-for-Profit	81,725	40,577	122,302
	$1,814,869	$5,425,959	$7,240,828

Major Service Lines
CISO as a Service	$20,550	$-	$20,550
Gap and Risk Assessment	-	4,779,231	4,779,231
Managed Security Services	1,099,749	-	1,099,749
Tech Connect Pro	640,218	-	640,218
Tech Connect Cloud	-	158,645	158,645
Tech Connect Security	53,674	-	53,674
Hardware	-	269,272	269,272
Other	678	218,811	219,489
	$1,814,869	$5,425,959	$7,240,828

Revenue consists of the following by service offering for the year ended December 31, 2019:

	Managed Services	Consulting Services	Total
Primary Sector Markets
Public	$-	$606,541	$606,541
Private	405,153	611,400	1,016,553
Not-for-Profit	19,105	265,731	284,836
	$424,258	$1,483,672	$1,907,930

Major Service Lines
CISO as a Service	$216,000	$-	$216,000
Gap and Risk Assessment	-	1,483,672	1,483,672
Managed Security Services	208,023	-	208,023
Tech Connect Pro	-	-	-
Tech Connect Cloud	-	-	-
Tech Connect Security	-	-	-
Hardware	-	-	-
Other	235	-	235
	$424,258	$1,483,672	$1,907,930

Practical Expedients

As part of Accounting Standards Codification (“ASC”) 606, the Company has adopted several practical expedients including the following: (i) the Company has determined that it need not adjust the promised amount of consideration for the effects of a significant financing component since the Company expects, at contract inception, that the period between when the Company transfers a promised service to the customer and when the customer pays for that service will be one year or less and (ii) the Company recognizes any incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

Reimbursed Expenses

The Company includes reimbursed expenses in revenues and costs of revenue as the Company is primarily responsible for fulfilling the promise to provide the specified service, including the integration of the related services into a combined output to the client, which are inseparable from the integrated service. These costs include such items as consumables, transportation and travel expenses, over which the Company has discretion in establishing prices.

Costs of Revenue

Costs of revenue include (i) compensation and benefits for billable employees and consultants directly involved with delivering services offerings and engagements; (ii) consumables used for the services; and (iii) other expenses directly related to service contracts such as professional services, meals and travel expenses.

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Volatility in Stock-Based Compensation

The volatility is based on historical volatilities of companies in comparable stages as well as the historical volatility of companies in the industry and, by statistical analysis of the daily share-pricing model. The volatility of stock-based compensation at any point in time is based on historical volatility of similar companies in the industry for the last two to five years.

New and Recently Adopted Accounting Pronouncements

Any new and recently adopted accounting pronouncements are more fully described in Note 2 to our consolidated financial statements herein for the year ended December 31, 2020.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Comparison of the Nine Months Ended September 30, 2021 to the Nine Months Ended September 30, 2020

Our financial results for the nine months ended September 30, 2021 are summarized as follows in comparison to the nine months ended September 30, 2020:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Revenue:
Security managed services	$3,099,753	$1,683,733	$6,979,146	$3,612,489
Professional services	645,255	325,865	2,275,437	1,015,816
Total revenue	3,745,008	2,009,598	9,254,583	4,628,305

Cost of revenue:
Security managed services	650,955	423,784	1,326,788	726,614
Professional services	234,326	18,962	350,388	82,992
Cost of payroll	2,093,072	868,810	5,052,684	2,135,691
Total cost of revenue	2,978,353	1,311,556	6,729,860	2,945,297
Total gross profit	766,655	698,042	2,524,723	1,683,008

Operating expenses:
Professional fees	293,408	284,511	695,023	685,821
Advertising and marketing	254,026	30,488	471,721	104,058
Selling, general and administrative	2,085,720	1,020,765	5,241,095	2,235,041
Stock based compensation	1,251,635	392,661	2,981,523	1,062,000
Loss on write-off of account receivable	40,264	-	55,528	15,000
Total operating expenses	3,925,053	1,728,425	9,444,890	4,101,920

Loss from operations	(3,158,398)	(1,030,383)	(6,920,167)	(2,418,912

Other income (expense):
Other income	169	751	2,553	10,751
Interest expense, net	(75,470)	(5,567)	(209,806)	(12,285
PPP loan forgiveness	980,800	-	980,800	-

Total other income (expense)	905,499	(4,816)	773,547	(1,534

Net loss	$(2,252,899)	$(1,035,199)	$(6,146,620)	$(2,420,446

Net loss per common share - basic	$(0.02)	$(0.01)	$(0.05)	$(0.02
Net loss per common share - diluted	$(0.02)	$(0.01)	$(0.05)	$(0.02

Weighted average shares outstanding - basic	118,856,026	113,174,336	117,801,672	110,305,671
Weighted average shares outstanding - diluted	118,856,026	113,174,336	117,801,672	110,305,671

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Working Capital Surplus

Our working capital surplus as of September 30, 2021, in comparison to our working capital surplus as of December 31, 2020, is summarized as follows:

	As of
	September 30,	December 31,
	2021	2020
Current assets	$5,484,029	$6,346,008
Current liabilities	4,838,200	3,863,594
Working capital surplus	$645,829	$2,482,414

The decrease in current assets is primarily due to a decrease in cash and cash equivalents of $2,467,451, offset by an increase in accounts receivable of $1,261,999. The increase in current liabilities is primarily due to the increase in accounts payable and accrued expense, and the current portion of lease liabilities of $684,355 and $157,720, respectively.

Cash Flows

Our cash flows for the nine months ended September 30, 2021, in comparison to our cash flows for the nine months ended September 30, 2020, can be summarized as follows:

	Nine months ended September 30,
	2021	2020
Net cash used in operating activities	$(4,312,312)	$(1,157,976)
Net cash provided by investing activities	662,176	254,180
Net cash provided by financing activities	1,182,685	1,443,158
Increase (decrease) in cash	$(2,467,451)	$539,362

Operating Activities

Net cash used in operating activities was $4,313,312 for the nine months ended September 30, 2021 and was primarily due to cash used to fund a net loss of $7,124,149, adjusted for non-cash expenses in the aggregate of $2,631,683 and additional cash outlaid by changes in the levels of operating assets and liabilities, primarily as a result of an increase in accounts receivable and other current assets. Net cash used in operating activities was $1,157,976 for the nine months ended September 30, 2020 and was primarily due to cash used to fund a net loss of $2,420,446, adjusted for non-cash expenses in the aggregate of $1,170,094, partially offset by cash generated by changes in the levels of operating assets and liabilities, primarily as a result of an increase in accounts payable.

Investing Activities

Net cash provided by investing activities of $662,176 for the nine months ended September 30, 2021, was due to cash acquired in the VelocIT acquisition. Net cash provided by investing activities of $254,180 for the nine months ended September 30, 2020, was due to cash acquired in the Techville and Clear Skies Acquisitions.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2021 was $1,182,685, which was primarily due to cash received from the sale of the Company’s common stock of $3,250,000 and offset by the payment of loans of approximately $2,000,000. Net cash provided by financing activities for the nine months ended September 30, 2020 was $1,443,158 and was due to cash received from the sale of the Company’s common stock of $790,000 and proceeds from PPP loans of $709,600.

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Liquidity

The accompanying unaudited condensed consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates realization of assets and satisfying liabilities in the normal course of business. At September 30, 2021, the Company had an accumulated deficit of approximately $11,013,000 and working capital surplus of approximately $646,000. For the nine months ended September 30, 2021, the Company had a loss from operations of approximately $6,920,000 and negative cash flows from operations of approximately $4,312,000. Although the Company is showing positive revenues and gross profit trends, the Company expects to incur further losses through the end of 2021.

To date the Company has been funding operations primarily through the sale of equity in private placements and revenues generated by the Company’s services. During the nine months ended September 30, 2021, the Company received $3,250,000 from private placements of the Company’s common stock.

Based on its current cash resources and commitments, the Company believes it will be able to maintain its current planned development and corresponding level of expenditure for at least twelve months from the date of the issuance of these unaudited condensed consolidated financial statements, although no assurance can be given that it will not need additional funds prior to such time

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues or operating results during the periods presented.

Significant Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our condensed consolidated financial statements included herein for the quarter and nine months ended September 30, 2021 and in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 31, 2021.

Fair Value Measurement

The fair value measurement guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in the valuation of an asset or liability. It establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under the fair value measurement guidance are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Business Combination

The Company allocates the purchase price of an acquired business to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values on the acquisition date. Any excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The purchase price allocation process requires management to make significant estimates and assumptions, especially at the acquisition date with respect to intangible assets. Direct transaction costs associated with the business combination are expensed as incurred. The allocation of the consideration transferred in certain cases may be subject to revision based on the final determination of fair values during the measurement period, which may be up to one year from the acquisition date. The Company includes the results of operations of the business that it has acquired in its consolidated results prospectively from the date of acquisition.

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If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is re-measured to fair value at the acquisition date; any gains or losses arising from such re-measurement are recognized in profit or loss.

Goodwill

Goodwill represents the excess of the purchase price of the acquired business over the estimated fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at least annually at year end, at the reporting unit level or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill is tested for impairment at the reporting level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit’s carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

Impairment of Long-lived Assets

We will periodically evaluate the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review and at least annually. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Revenue Recognition

The Company’s agreements with its clients are primarily service contracts that range in duration from a few months to one year. The Company recognizes revenue when control of these services is transferred to the client for an amount, referred to as the transaction price, which reflects the consideration to which the Company is expected to be entitled in exchange for those goods or services.

A contract with a client exists only when:

●	the parties to the contract have approved it and are committed to perform their respective obligations;
●	the Company can identify each party’s rights regarding the distinct services to be transferred (“performance obligations”);
●	the Company can determine the transaction price for the services to be transferred; and
●	the contract has commercial substance, and it is probable that the Company will collect the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the client.

For the majority of its contracts, the Company receives non-refundable upfront payments. The Company does not adjust the promised amount of consideration for the effects of a significant financing component since the Company expects, at contract inception, that the period between the time of transfer of the promised goods or services to the client and the time the client pays for these goods or services to be generally one year or less. The Company’s credit terms to clients generally average thirty days, although in some cases payments are required in 15 days.

The Company does not disclose the value of unsatisfied performance obligations for contracts with original expected duration of one year or less.

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Disaggregation of Revenue

Revenue consists of the following by service offering for the nine months ended September 30, 2021:

	Security Managed Services	Professional Services	Total
Primary Sector Markets
Public	$3,179,047	$44,579	$3,223,626
Private	3,607,146	2,178,545	5,785,691
Not-for-Profit	192,953	52,313	245,266
	$6,979,146	$2,275,437	$9,254,583

Major Service Lines
Compliance	$3,336,795	$-	$3,336,795
Secured Managed Services	3,134,269	-	3,134,269
SOC Managed Services	352,535	-	352,535
vCISO Services	155,547	-	155,547
Technical Assessments	-	1,844,496	1,844,496
Forensics & I/R	-	265,567	265,567
Training	-	149,529	149,529
Other CyberSecurity Services	-	15,845	15,845
	$6,979,146	$2,275,437	$9,254,583

Revenue consists of the following by service offering for the nine months ended September 30, 2020:

	Security Managed Services	Professional Services	Total
Primary Sector Markets
Public	$2,498,371	$5,068	$2,503,439
Private	1,024,744	1,001,748	2,026,492
Not-for-Profit	89,374	9,000	98,374
	$3,612,489	$1,015,816	$4,628,305

Major Service Lines
Compliance	$2,519,958	$-	$2,519,958
Secured Managed Services	752,371	-	752,371
SOC Managed Services	301,760	-	301,760
vCISO Services	38,400	-	38,400
Technical Assessments	-	190,825	190,825
Forensics & I/R	-	554,069	554,069
Training	-	58,625	58,625
Other CyberSecurity Services	-	212,297	212,297
	$3,612,489	$1,015,816	$4,628,305

Practical Expedients

As part of ASC 606, the Company has adopted several practical expedients including the following: (i) the Company has determined that it need not adjust the promised amount of consideration for the effects of a significant financing component since the Company expects, at contract inception, that the period between when the Company transfers a promised service to the customer and when the customer pays for that service will be one year or less and (ii) the Company recognizes any incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

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Reimbursed Expenses

The Company includes reimbursed expenses in revenues and costs of revenue as the Company is primarily responsible for fulfilling the promise to provide the specified service, including the integration of the related services into a combined output to the client, which are inseparable from the integrated service. These costs include such items as consumables, transportation and travel expenses, over which the Company has discretion in establishing prices.

Costs of Revenue

Costs of revenue include (i) compensation and benefits for billable employees and consultants directly involved with delivering services offerings and engagements; (ii) consumables used for the services; and (iii) other expenses directly related to service contracts such as professional services, meals and travel expenses.

Volatility in Stock-Based Compensation

The volatility is based on historical volatilities of companies in comparable stages as well as the historical volatility of companies in the industry and, by statistical analysis of the daily share-pricing model. The volatility of stock-based compensation at any point in time is based on historical volatility of similar companies in the industry for the last two to five years.

New and Recently Adopted Accounting Pronouncements

Any new and recently adopted accounting pronouncements are more fully described in Note 2 to our unaudited condensed consolidated financial statements herein for the quarter ended September 30, 2021.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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DIRECTORS AND EXECUTIVE OFFICERS; CORPORATE GOVERNANCE

The following table sets forth certain information regarding our Directors and Executive Officers. The age of each Director and Executive Officer listed below is given as of September 30, 2021.

Name	Age	Position
David G. Jemmett	54	Chief Executive Officer and Director
Bryce Hancock	45	Chief Operating Officer & President
Deb Smith	51	Chief Financial Officer
Stephen Scott	53	Director
Ret. General Robert C. Oaks	84	Director
R. Scott Holbrook	72	Director
Andrew McCain	54	Director
Sandra Morgan	42	Director
Kiki VanDeWeghe	62	Director

Our Executive Officers

David G. Jemmett – Chief Executive Officer & Director

Mr. Jemmett has been our Chief Executive Officer and a director of the Company since its formation. He also founded GenResults, LLC in 2015, which now a wholly owned subsidiary of the Company. From January 2014 through December 2014, Mr. Jemmett served as CEO of NantCloud, LLC, a provider of secure cloud-hosted applications for healthcare customers, and CTO of NantWorks, LLC, a parent company for the “Nant” family of companies. From 2005 to 2013, Mr. Jemmett was founder and CEO of ClearDATA Networks Corporation, a HIPAA compliant hosting company specializing in healthcare. He has been a guest speaker on CBS, CNN, MSNBC and CSPAN, and has spoken before the U.S. Senate Subcommittee on Telecommunications and Internet Security regarding internet technologies in 1998.

Mr. Jemmett is qualified to serve as a director of the Company due to his extensive business background, his experience in the cybersecurity industry, and his significant equity ownership in the Company.

Bryce Hancock – Chief Operating Officer

On December 14, 2020, the Company appointed Bryce Hancock as Chief Operating Officer and on July 16, 2021, the Company in addition to appointed Bryce Hancock as President. Mr. Hancock brings more than 20 years of C-Level and managerial experience to the Company. Most recently, from 2012 to 2018, he served as the Chief Financial Officer, Treasurer and Secretary at BeyondTrust, a global cybersecurity software company, where Mr. Hancock was responsible for many aspects of the BeyondTrust business, including finance, accounting and operations, leading up to its sale to Bomgar Corporation in 2018. Previously, from 2009 to 2012, he served as Chief Financial Officer at eEye Digital Security. He also serves on the board of directors of the Fiesta Bowl. Mr. Hancock received degrees in finance and accounting, magna cum laude, from the University of Arizona in 1998.

Deb Smith – Chief Financial Officer

On June 18, 2021, the Board of Directors appointed Deb Smith as Chief Financial Officer. Ms. Smith has served as Executive Vice President of Finance and Accounting at the Company since February 2021. Prior to joining the Company, Ms. Smith served as Executive Vice President of Finance at Arrivia Inc. from January 2020 to February 2021 and Controller and, subsequently, Chief Accounting Officer at BeyondTrust from October 2016 to January 2020. Ms. Smith received a Bachelor of Science degree in Accounting, Summa Cum Laude, from DeVry University and a Master’s degree in Counseling with Honors from Argosy University.

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Our Directors

Stephen Scott – Director

Mr. Scott was appointed as a director on April 11, 2019 and is a founder of the Company. Mr. Scott has been a Partner with Advisor ID (formerly BRI Partners), a financial services technology firm, since 2016. Mr. Scott was Managing Director of Longboard Asset Management from 2016 through 2017. From 2009 until 2016, Mr. Scott was at Van Eck Global, from 2009 to 2014, where he served as the Co-Head of the Alternatives Committee and as portfolio manager. Mr. Scott has founded and managed several investment partnerships focused on both private and public investment strategies since 1995.

Mr. Scott is qualified for service as a director of the Company due to his background in both the financial services and technology industries.

Ret. General Robert C. Oaks – Director

Ret. General Oaks was appointed as a director on May 1, 2019. He is a retired U.S. Air Force general who served as commander in chief of the U.S Air Forces in Europe, and commander, Allied Air Forces Central Europe, with headquarters at Ramstein Air Base, Germany. He retired as a four-star General and Commander and Chief of U.S. Air Forces Europe and NATO Central Europe in 1994 after serving 34 years. Following his retirement, Oaks was employed at U.S. Airways as Senior Vice President. In 2000, Oaks resigned from this position when he was called to serve the LDS Church, where he served until 2009, when he was released as a general authority. He earned a Bachelor of Science degree in Military Science from the U.S. Air Force Academy and a Master’s degree in Business Administration from Ohio State University prior to graduating from the Naval War College. Ret. General Oaks currently serves as the official Liaison for the Church of Jesus Christ to the U.S. Armed Forces.

Ret. General Oaks is qualified for service as a director of the Company due to his experience with national security issues, including cybersecurity, through his extensive military service.

R. Scott Holbrook – Director

Mr. Holbrook was appointed as a director on May 1, 2019. He is a healthcare technology veteran, having served as the Executive Vice President of Medicity (a population health management companies with solutions for health information exchange, business intelligence, and provider and patient engagement.) from 2002 to 2013. In 1998 Mr. Holbrook founded KLAS where he remains as a board member. He has served in executive positions at IHC, GTE, Sunquest Information Systems, Integrated Medical Networks and is a founder of Park City Solutions. Since 2013, Mr. Holbrook has been a Principal at Mountain Summit Advisors (a specialty firm focused on mergers and acquisition of primarily healthcare technology and services) and a strategic advisor to Health Catalyst (a company focused on data analytics and warehousing primarily in healthcare). Mr. Holbrook is a HIMSS Fellow. He holds a Master of Science from Utah State University and a Bachelor of Science from Brigham Young University.

Mr. Holbrook is qualified for service as a director of the Company as a result of his significant experience in the healthcare technology sector.

Andrew McCain – Director

Mr. McCain was appointed as a director on May 1, 2019. He is the President and Chief Operating Officer for Hensley Beverage Company, where he has served since 2014. Mr. McCain received his Bachelor of Arts in Mathematics in 1984 and an MBA in 1986 from Vanderbilt University. He is a board member of the Arizona Super Bowl Host Committee, the Arizona 2016 College Football Championship Local Organizing Committee, Chairman of Hensley Employee Foundation and a Patrons Committee member of United Methodist Outreach Ministries’ New Day Centers. He is past Chairman of the Board of the Fiesta Bowl, past Chairman of the Anheuser-Busch National Wholesaler Advisory Panel and past Chairman of the Greater Phoenix Chamber of Commerce.

Mr. McCain is qualified for service as a director of the Company due to his significant business experience and leadership.

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Sandra Morgan – Director

On February 1, 2021, our Board of Directors appointed Sandra Morgan as a director. Ms. Morgan, 42, has served as Chairwoman of the Nevada Gaming Control Board from January 2019 to November 2020 and as Commissioner of the Nevada Gaming Commission from May 2018 to Jan 2019. She also served as Director of External Affairs at AT&T from January 2016 to January 2018. Ms. Morgan also currently serves on the Board of Directors at Fidelity National Financial and holds a Juris Doctor, Law from UNLV.

Ms. Morgan is qualified for service as a director of the Company due to her experience with regulatory and compliance issues.

Kiki VanDeWeghe – Director

On May 5, 2021, our Board of Directors appointed Kiki VanDeWeghe as a director. Mr. VanDeWeghe, 62, is a former American professional basketball player, coach and executive in the National Basketball Association. He has served as the Executive Vice President, Basketball Operations of the National Basketball Association since 2013. Prior to that, Mr. VanDeWeghe was the general manager of the Denver Nuggets and the New Jersey Nets, and a head coach of the New Jersey Nets. Prior to that he played professionally for the Los Angeles Clippers, New York Knicks, Portland Trail Blazers and the Denver Nuggets. Mr. VanDeWeghe attended UCLA where he received a degree in Economics.

Mr. VanDeWeghe is qualified for service as a director of the Company due to his business acumen and experience as an organizational leader.

Board of Directors

Our Board currently consists of seven (7) members. All directors hold office until the next annual meeting of stockholders. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the next annual meeting following election.

Management has been delegated the responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on our business in the ordinary course, managing cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board exercises its supervision over management by reviewing and approving long-term strategic, business and capital plans, material contracts and business transactions, and all debt and equity financing transactions and stock issuances.

Director Independence

Our Board is comprised of a majority of independent directors. In determining director independence, the Company uses the definition of independence in Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market. The Board has concluded that each of Ret. General Oaks, Mr. Holbrook, Mr. McCain, Ms. Morgan and Mr. VanDeWeghe are “independent” based on the listing standards of The Nasdaq Stock Market, having concluded that any relationship between such director and our company, in its opinion, does not interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees

The Board has three standing committees: the audit committee, the compensation committee and governance and nominating committee.

Audit Committee

We have a standing audit committee of the Board (the “Audit Committee”) established in accordance with Rule 10A-3 promulgated under the Exchange Act. The members of our Audit Committee are Mr. McCain, Mr. Holbrook and Ms. Morgan. Each member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under The Nasdaq Stock Market Rules and the rules of the SEC. In addition, the Board determined that each of Mr. McCain, Mr. Holbrook and Ms. Morgan is considered an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee was formed in 2021. The Board has adopted a written charter for the Audit Committee, a copy of which is posted in the Corporate Governance section of our Internet website (https://www.cerberussentinel.com/charter-of- the-audit-committee/). The principal functions of the Audit Committee are to oversee our accounting and financial reporting processes and the audits of our consolidated financial statements, oversee our relationship with our independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by the independent auditors, and facilitate communication among our independent auditors and our financial and senior management.

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Compensation Committee

We have a standing compensation committee of the Board (the “Compensation Committee”). The members of our Compensation Committee are Mr. Holbrook, Mr. VanDeWeghe and Mr. McCain.

The Compensation Committee was formed in 2021. Each member of the Compensation Committee meets the independence and other requirements to serve on our Compensation Committee under The Nasdaq Stock Market Rules and the rules of the SEC.

The Board has adopted a written charter for the Compensation Committee, a copy of which is posted in the corporate governance section of our Internet website (https://www.cerberussentinel.com/charter-of-the-compensation-committee). The Compensation Committee has responsibilities relating to the performance evaluation and the compensation of our Chief Executive Officer, the compensation of our executive officers and directors and our significant compensation arrangements, plans, policies and programs, including our stock compensation plans. Certain of our executive officers, our outside counsel and consultants may occasionally attend the meetings of the Compensation Committee. However, no officer of the Company is present during discussions or deliberations regarding that officer’s own compensation.

Governance and Nominating Committee

We have a standing governance and nominating committee of the Board (the “Governance and Nominating Committee”). The members of our Governance and Nominating Committee are Ret. General Oaks, Mr. Holbrook and Ms. Morgan. The Governance and Nominating Committee was formed in 2021. Each of Ret. General Oaks, Mr. Holbrook and Ms. Morgan meets the independence and other requirements to serve on our Governance and Nominating Committee under The Nasdaq Stock Market Rules and the rules of the SEC.

The Board has adopted a written charter for the Governance and Nominating Committee, a copy of which is posted in the Corporate Governance section of our Internet website (https://www.cerberussentinel.com/charter-of-the-nominating-and- corporate-governance-committee). The Governance and Nominating Committee considers the performance of the members of the Board and nominees for director positions and evaluates and oversees corporate governance and related issues.

The goal of the Governance and Nominating Committee is to ensure that the members of the Board possess a variety of perspectives and skills derived from high-quality business and professional experience. The Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. To this end, the Governance and Nominating Committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen and the ability to think strategically. Although the Governance and Nominating Committee uses these and other criteria to evaluate potential nominees to the Board, it has no stated minimum criteria for such nominees. The Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

The Governance and Nominating Committee will consider stockholder recommendations for director candidates. The Governance and Nominating Committee has established the following procedure for stockholders to submit such recommendations for which there has been no material change: the stockholder should send the name of the individual and related personal and professional information, including a list of references to our Governance and Nominating Committee, in care of the Corporate Secretary at our principal executive offices, sufficiently in advance of the annual meeting to allow the Governance and Nominating committee appropriate time to consider the recommendation.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires officers and directors of the Company and persons who beneficially own more than ten percent (10%) of the common stock outstanding to file initial statements of beneficial ownership of common stock (Form 3) and statements of changes in beneficial ownership of common stock (Forms 4 or 5) with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file. Historically, the Company has not been subject to Section 16 filing requirements. However, upon the Company’s registration of its common stock under Section 12 of the Securities Act through filing of Form 8-A, we will be obligated to file Forms 3, 4 and 5 for our officers and directors.

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Involvement in Legal Proceedings

No officer or director has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

●	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Code of Ethics

The Board has adopted a Code of Ethics and Business Conduct applicable to all directors, officers and employees of the Company, as required by applicable securities laws and the rules of the SEC. A copy of the Code of Ethics and Conduct is posted in the Corporate Governance section of our Internet website at https://www.cerberussentinel.com/code-of-ethics- and-business-conduct/.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during the fiscal year ended December 31, 2020 or thereafter.

Principal Accountant Fees and Services

The Board of the Company has appointed Semple, Marchal & Cooper, LLP (“SMC”) as our independent registered public accounting firm (the “Independent Auditor”) for the year ending December 31, 2020. The following table sets forth the fees billed to the Company for professional services rendered by SMC for the years ended December 31, 2020 and 2019:

Services	2020	2019
Audit fees (1)	$97,958	$53,207
Audit-related fees (2)	90,821	142,429
Tax fees (3)	12,708	2,200
All other fees (4)	-	4,845
Total fees	$201,487	$202,681

(1)	Audit fees consist of billing for professional services normally provided in connection with statutory and regulatory filings including (i) fees associated with the audits of the Company’s financial statements for the years ended December 31, 2020 and 2019 and, (ii) fees associated with quarterly reviews for the quarters ended March 31, 2020 and 2019, June 30, 2020 and 2019 and September 30, 2020 and 2019.
(2)	Audit related fees consist of billings for professional services for reviews of the various Form 10 filings, and the acquisition audits of Talatek, Techville and Clear Skies for the years ended December 31, 2020 and 2019.
(3)	The tax fees consist primarily of tax related advisory and preparation services.
(4)	All other fees include general advisory professional services primarily related to potential acquisitions.

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Pre-Approval Policies and Procedures

Our directors pre-approve all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent auditor provides our directors with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the directors before the audit commences.

Prior to engagement of an independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of three categories of services to the Board for approval.

Family Relationships

There are no family relationships between or among the directors and executive officers.

INTERNAL CONTROLS OVER FINANCIAL REPORTING

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as that term is defined in Rules 13a-15I and 15d-15(e) under the Exchange Act that are designed to ensure that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer who is also our principal financial officer, as appropriate, to allow timely decisions regarding required disclosures. In designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives.

Our management, with the participation of our principal executive officer who is also our principal financial officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based upon that evaluation and subject to the foregoing, our principal executive officer and principal financial officer concluded that, our disclosure controls and procedures were not effective due to the material weaknesses in internal control over financial reporting described below.

Management’s Report on Internal Control over Financial Reporting

Management of our Company and its consolidated subsidiaries is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of its principal executive and principal financial officers and effected by the Company’s Board, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of its consolidated financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. In addition, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Material Weakness in Internal Control over Financial Reporting

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020 based on the framework established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management has determined that the Company’s internal control over financial reporting as of December 31, 2020 was not effective.

A material weakness, as defined in the standards established by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

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The ineffectiveness of the Company’s internal control over financial reporting was due to the following material weaknesses which are indicative of many small companies with small number of staff:

●	lack of risk assessment procedures on internal controls to detect financial reporting risks in a timely manner; and
●	lack of documentation on policies and procedures that are critical to the accomplishment of financial reporting objectives.

Management’s Plan to Remediate the Material Weakness

Management plans to implement measures designed to ensure that control deficiencies contributing to the material weakness are remediated, such that these controls are designed, implemented, and operating effectively. The remediation actions planned include:

●	identify gaps in our skills base and the expertise of our staff required to meet the financial reporting requirements of a public company; and
●	develop policies and procedures on internal control over financial reporting and monitor the effectiveness of operations on existing controls and procedures.

Our management will continue to monitor and evaluate the relevance of our risk-based approach and the effectiveness of our internal controls and procedures over financial reporting on an ongoing basis and is committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the SEC that permit the Company to provide only management’s report in our Annual Report on Form 10-K, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected.

Changes in Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended September 30, 2021 that have materially affected, or that are reasonably likely to materially affect, our internal control over financial reporting. As of the date of this prospectus, we have hired additional finance and accounting staff that we expect will positively impact our segregation of duties in the coming quarters. In addition, we established an audit committee in the first quarter of 2021.

Securities Authorized for Issuance Under Existing Equity Compensation Plan

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	21,828,700	$0.9993	3,171,300
Equity compensation plans not approved by security holders	-	-	-
Total	21,828,700	$0.9993	3,171,300

(1)	Consists of the 2019 Equity Incentive Plan. The aggregate number of shares of common stock that may be issued pursuant to options granted under this Plan or Bonus Stock Awards under this Plan shall not exceed 25,000,000 shares. For a description of this plan, see Note 10 to our 2020 Consolidated Financial Statements included in this Annual Report on Form 10-K for the year ended December 31, 2020.

This table is based upon information derived from our stock records. We believe that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table shows the total compensation paid or accrued during the years ended December 31, 2020 and 2019, to our Chief Executive Officer, who is also our Chief Financial Officer, and our President and Chief Operating Officer (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compensa- tion ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
David G.	2020	208,958	-	-	-	-	-	-	208,958
Jemmett, CEO (2)	2019	56,249	-	-	-	-	-	-	56,249
Bryce	2020	9,375	-	-	3,333,345	-	-	-	3,342,720
Hancock, COO & President (3)	2019	-	-	-	-	-	-	-	-

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for the Company that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 10 to the Company’s Consolidated Financial Statements included in this Annual Report on Form 10-K for the year ended December 31, 2020.
(2)	Effective September 30, 2019, the Company entered into an employment agreement with Mr. Jemmett, who has served as our Chief Executive Officer since inception, to serve as the Company’s Chief Executive Officer. Pursuant to the agreement, Mr. Jemmett earned an initial base annual salary of $225,000, which was increased to $250,000 upon the commencement of quotations for our common stock on the OTC Markets on June 26, 2020.
(3)	On December 14, 2020, the Company entered into an employment agreement with Mr. Hancock to serve as the Company’s Chief Operating Officer. Pursuant to the agreement, Mr. Hancock earns an initial base annual salary of $225,000, which will be increased at the discretion of the Company’s Board.

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Outstanding Equity Awards at December 31, 2020

The following table summarizes the outstanding equity awards held by each named executive officer as of December 31, 2020

		Number of	Number of
		Shares	Shares
		Underlying	Underlying
		Unexercised	Unexercised	Option
		Options (#)	Options (#)	Exercise	Option
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Expiration Date

David G. Jemmett	-	-	-	-	-

Bryce Hancock (1)	December 15, 2020	-	3,000,000	2.00	December 15, 2025

(1) On December 15, 2020, Mr. Hancock, under the 2019 Plan, was granted options to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $2.00 per share, that vest at a rate of 30% at the one year anniversary from the grant date, with the remainder vesting in twenty-four equal installments on the last day of each month thereafter.

Option Exercises in 2020

There were no option exercises by our named executive officers during our fiscal year ended December 31, 2020 and 2019.

Narrative Disclosure to Summary Compensation Table

David G. Jemmett

On September 30, 2019, the Company entered into an employment agreement with Mr. Jemmett, who has served as our Chief Executive Officer since inception, to serve as the Company’s Chief Executive Officer (the “Jemmett Employment Agreement”). The Jemmett Employment Agreement is evergreen and can be terminated by either party. Pursuant to the Jemmett Employment Agreement, Mr. Jemmett earned an initial annual base salary of $225,000, which was increased to an annual base salary of $250,000 upon the Company’s common stock becoming quoted on the OTC Markets. Mr. Jemmett’s base salary may be increased in accordance with the Company’s normal compensation and performance review policies. He is entitled to receive a discretionary annual bonus of up to 100% of his annual base salary, at the discretion of the Board, based on performance and Company objectives. Subject to approval by the Board, Mr. Jemmett is entitled to stock options under the Company’s 2019 Equity Incentive Plan. The stock options will vest at 33% on the one-year anniversary of the Jemmett Employment Agreement and the remaining 66% of the options will vest monthly over the next 12 months. As of December 31, 2020, the Board had not approved or granted any stock options to Mr. Jemmett. Mr. Jemmett is also eligible to participate in the Company’s standard benefit plans.

Bryce Hancock

On December 14, 2020, the Company entered into an employment agreement with Mr. Hancock to serve as the Company’s Chief Operating Officer (the “Hancock Employment Agreement”). The Hancock Employment Agreement is evergreen and can be terminated by either party. Pursuant to the Hancock Employment Agreement, Mr. Hancock earns an initial base annual salary of $225,000, which may be increased at the discretion of the Board. In addition to Mr. Hancock’s current options, he is also entitled to receive an additional 1,000,000 options immediately before the Company’s listing onto Nasdaq at an exercise price of $2.00 per share and an additional 1,000,000 options to be granted in the future based on certain performance guidelines at the discretion of the Board. Mr. Hancock is also eligible to participate in the Company’s standard benefit plans.

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Director Compensation

The following table sets forth for each director certain information concerning their compensation for the year ended December 31, 2020:

Name (2)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David G. Jemmett	-	-	-	-	-	-	-
Stephen Scott	-	-	-	-	-	-	-
Robert C. Oaks (3)	-	-	34,778	-	-	-	34,778
Scott Holbrook (3)	-	-	34,778	-	-	-	34,778
Andy McCain (3)	-	-	34,778	-	-	-	34,778
Sandra Morgan

(1) In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for the Company that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 10 (Stock Based Compensation) to our financial statements, which are included in the Annual Report on Form 10-K

(2) All directors receive reimbursement for reasonable out of pocket expenses in attending Board meetings and for participating in our business

(3) Aggregate number of option awards outstanding as of December 31, 2020 was 1,200,000, or 400,000 each, of which (i) 200,000 options each are exercisable at an exercise price of $0.40 per share and (ii) 200,000 shares each are exercisable at an exercise price of $0.50 per share.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during the fiscal year ended December 31, 2020.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director.

Pursuant to the DGCL, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

The Registrant’s Certificate of Incorporation contains provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 5, 2022 for (a) the named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of November 30, 2021 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 124,429,649 shares of common stock outstanding on January 5, 2022.

A person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

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Security Ownership of Certain Beneficial Holders

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent
Jemmett Enterprises, LLC	66,435,000	(2)	53.4%
Baan Alsinawi	6,495,277	(3)	5.2%

Security Ownership of Directors and Executive Officers

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent
David G. Jemmett	66,435,000	(1)	53.4%
William Santos	3,302,083	(2)	2.6%
Bryce Hancock	—	(3)	—
Stephen Scott	18,150,000	(4)	14.6%
Andrew McCain	733,333	(5)	<1%
Robert C. Oaks	358,333	(6)	<1%
Scott Holbrook	358,333	(6)	<1%
Sandra Morgan	83,333	(6)	<1%
Kiki VanDeWeghe	49,998	(6)	<1%
Deb Smith	—	(7)	—-
Directors & Executive Officers as a Group (10 persons)	89,470,413		77.0%

* Unless indicated otherwise, the address for each of the above-named holders is the Company’s corporate office address, or c/o Cerberus Cyber Sentinel Corporation 6900 E. Camelback Road, Suite 240, Scottsdale, AZ 85252)

(1)David G. Jemmett, managing member, of Jemmett Enterprises, LLC, has voting and dispositive power over the shares held by Jemmett Enterprises, LLC. Consists of shares held directly and issuable upon the exercise of outstanding options.

(2) Consists of shares issuable upon the exercise of outstanding options. Mr. Santos resigned on July 16, 2021.

(3) Does not include options to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $2.00 per share, that vest at a rate of 30% at the one year anniversary from the grant date, with the remainder vesting in twenty-four equal installments on the last day of each month thereafter.

(4) Consists of 12,900,000 shares held directly, 5,000,000 shares beneficially held by TVMT LLC and 250,000 shares beneficially held by JLS 401k Trust.

(5) Consists of (i) 375,000 shares held indirectly as executor of the Andrew and Lucy McCain Family Trust and for which Mr. McCain has voting and dispositive power, and (ii) 358,333 shares issuable upon the exercise of outstanding options.

(6) Consists of shares issuable upon the exercise of outstanding options.

(7) Does not include options to purchase 500,000 shares of the Company’s common stock at an exercise price of $2.00 per share, that vest at a rate of 30% at the one year anniversary from the grant date, with the remainder vesting in twenty-four equal installments on the last day of each month thereafter.)

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DESCRIPTION OF SECURITIES

The following is a summary of the current material terms of our capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read carefully the more detailed provisions of our certificate of incorporation and bylaws. For information on how to obtain copies of our certificate of incorporation and bylaws, see “Reports” below.

General

As of the date of this Registration Statement, our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.00001 per share. No other classes of stock are authorized or expected to be authorized under our certificate of incorporation. The issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Each holder of shares of our common stock is entitled to one vote for each share of common stock held of record by such holder. Holders of our common stock, voting as a single class, are entitled to elect all of the directors of the Company. Matters submitted for stockholder approval generally require a majority vote. Holders of our common stock are entitled to receive ratably such dividends as may be declared by our board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our net assets. Holders of our common stock have no preemptive, redemption, conversion or other subscription rights.

The registrar and transfer agent for our common stock is Securities Transfer Corporation, 2901 Dallas Parkway, Suite 380, Plano, Texas 75034-8543, (469) 633-0101.

Exclusive Forum Provision

Our certificate of incorporation and bylaws provide that unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Arizona sitting in Phoenix, Arizona, or, if such court lacks jurisdiction, the state district court of Maricopa County, Arizona, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders; (c) any action asserting a claim against us or any of our directors, officers, or other employees pursuant to any provision of our certificate of formation or bylaws or the Delaware General Corporation Law; and (d) any action asserting a claim against us or any of our directors, officers or other employees relating to our internal affairs. Any person or entity purchasing or otherwise acquiring or holding any interest in our stock shall be deemed to have notice of and to have consented to jurisdiction and venue in the United States District Court for the District of Arizona sitting in Phoenix, Arizona, and the state district court of Maricopa County, Arizona. If any action within the scope of this provision is filed in violation of such provision (a “violating action”), the violating party shall be deemed to have consented to (a) the personal jurisdiction of such Arizona federal and state courts in connection with any action brought in any such court to enforce such provision and (b) having service of process made upon the violating party in any such action by service upon the violating party’s counsel in the violating action as agent for such shareholder. This provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees, and may discourage lawsuits with respect to such claims.

The Company believes that the provisions described above apply to actions arising under the Securities Act and the Exchange Act. There is uncertainty as to whether a court would enforce such provisions, as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

The foregoing summary is subject to the full text of our certificate of incorporation and bylaws.

Reports

We are required to file reports with the SEC under section 15(d) of the Securities Act and the reports will be filed electronically. The reports we are required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations of the acquisition, ownership and disposition of our common stock to be issued pursuant to this offering. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, nor does it address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date of this prospectus. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to holders who purchase our common stock issued pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This discussion does not address all of the United States federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation:

●	financial institutions, banks and thrifts; insurance companies;

●	tax-exempt organizations;

●	“S” corporations, partnerships or other pass-through entities;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	taxpayers subject to the alternative minimum tax;

●	regulated investment companies and real estate investment trusts;

●	broker-dealers or dealers in securities or currencies;

●	United States expatriates and certain former citizens or long-term residents of the United States;

●	corporations that accumulate earnings to avoid United States federal income tax;

●	persons that own, or have owned, actually or constructively, more than 5% of our common stock;

●	persons that hold our stock as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale” or other integrated investment; or

●	U.S. holders (as defined below) that have a “functional currency” other than the United States dollar.

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PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of common stock that is, for United States federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of common stock (other than a partnership) that is not a U.S. holder.

If an entity that is classified as a partnership for United States federal income tax purposes is a beneficial owner of common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for United States federal income tax purposes and persons holding common stock through a partnership or other entity classified as a partnership for United States federal income tax purposes are urged to consult their own tax advisors.

Summary of Tax Consequences with Respect to our Common Stock

U.S. Holders

Distributions on Our Common Stock. If we make cash or other property distributions on our common stock, such distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or accumulated earnings and profits, as determined under United States federal income tax principles. Any such dividends will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate U.S. holder that meets certain holding period and other requirements for the dividends-received deduction. Any distributions on our common stock in excess of our current and accumulated earnings and profits will first be applied to reduce the U.S. holder’s tax basis in the common stock, and any amount in excess of the U.S. holder’s tax basis will be treated as gain from the sale or exchange of the U.S. holder’s common stock as described below.

Sale, Exchange or Other Disposition of Our Common Stock. Upon a sale, exchange or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash and the fair market value of other property received, and (ii) the U.S. holder’s adjusted tax basis in the shares. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period with respect to such shares is more than one year at the time of the sale or other taxable disposition. Non-corporate U.S. holders may be eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting. Information returns may be filed with the IRS in connection with payments or deemed payments of dividends on the common stock and the proceeds from a sale or other disposition of the common stock. A U.S. holder will not be subject to backup withholding tax on these payments if the holder provides its taxpayer identification number to the paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder generally will be allowed as a credit against the U.S. holder’s United States federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

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Non-U.S. Holders

Dividends. Dividends paid to a non-U.S. holder of our common stock generally will be subject to United States federal withholding tax at a rate of % of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty.

To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a validly completed IRS Form W-8BEN (or applicable successor form) certifying, under penalty of perjury, such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of the dividend and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States and dividends paid on the common stock are effectively connected with such non-U.S. holder’s United States trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a validly completed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on a net income basis at the regular graduated United States federal income tax rates in the same manner as if such non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to % (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Sale, Exchange or Other Disposition of Our Common Stock. Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock. The determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests.

Gain described in the first bullet point above will be subject to United States federal income tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to % (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States) provided that the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

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With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests, there can be no assurance that we are not a USRPHC or will not become one in the future. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to tax as a sale of a USRPI if such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period for such stock. Our common stock currently is “regularly traded” on an established securities market, although we cannot guarantee that it will be so traded in the future. If gain on the sale or other taxable disposition of our stock were subject to taxation under the exception described in the third bullet point above, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a U.S. person (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

Backup Withholding and Information Reporting. Information returns may be filed with the IRS in connection with the payment or deemed payment of dividends on our common stock and the proceeds from a sale or other disposition of our common stock. A non-U.S. holder may be subject to U.S. backup withholding on these payments unless the holder complies with certification procedures to establish an exemption from backup withholding. The amount of any backup withholding from a payment to a non-U.S. holder generally will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

UNDERWRITING

In connection with this offering, we entered into an underwriting agreement with Boustead Securities, LLC, dated as of even date herewith, to serve as lead book-running manager of the offering and sole underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter agreed to purchase the number of shares of common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Number of Shares Common Stock
Boustead Securities, LLC	2,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares offered by this prospectus (other than those covered by the option described below), if any are purchased.

The underwriter is offering the shares of common stock subject to various conditions and may reject all or part of any order. The underwriter has advised us that it proposes initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $0.35 per share of common stock to brokers and dealers. After the shares of common stock are released for sale to the public, the underwriter may change the offering price, the concession, and other selling terms at various times.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriter by us, before expenses:

	Per Share of Common Stock	Total
Public offering price	$5.00	$10,000,000.00
Underwriting discounts and commission	$0.35	$700,000.00
Proceeds, before expenses, to us	$4.65	$9,300,000.00

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We estimate that our total expenses for the offering, excluding the estimated underwriting discounts and commissions, will be approximately $311,486.43, including a FINRA filing fee of $2,345.75 and a Nasdaq application fee of $75,000. In addition, the aforementioned expenses include a capped fee of $133,000 payable to the underwriter to cover the following expenses: (i) $8,000 for background checks of our officers and directors, (ii) $50,000 for roadshow and other related expenses, and (iii) legal fees of $75,000.

We have also agreed to issue to the underwriter a warrant to purchase a number of shares of common stock equal to an aggregate of 7% of the aggregate number of the shares sold in this offering. The warrant will be exercisable on a cashless basis at an exercise price equal to 100% of the offering price of the shares sold in this offering. The warrants are exercisable commencing six months after the date of effectiveness of the registration statement of which this prospectus forms a part, have piggyback registration rights with terms compliant with FINRA Rule 5110(g)(8), and the warrant will be exercisable for a period of five years from the effective date of the registration statement of which this prospectus forms a part. The warrants are not redeemable by us. The warrants and the shares of common stock issuable upon exercise of the warrants have been included on the registration statement of which this prospectus forms a part. The warrants and the shares of common stock underlying the underwriter warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the warrants or the securities underlying the underwriter warrants, nor will the underwriter engage in any hedging, short sale, derivative, put, or call transaction that would result in the economic disposition of the warrants or the underlying shares for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. Additionally, they may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of this prospectus except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The warrants provide for adjustment in the number and price of the warrants and the shares of common stock underlying such warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Pursuant to the underwriting agreement, we will provide the underwriter the right of first refusal for 18 months from the date of commencement of sales of this public offering to act as financial advisor or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of our company.

We have agreed to a 12-month “lock-up” from the closing of this offering, during which, without the prior written consent of Boustead Securities, LLC, we shall not issue, sell or register with the SEC (other than on Form S-8 or on any successor form) with respect to any of our equity securities (or any securities convertible into, exercisable for or exchangeable for any of our equity securities), except for (i) the Shares and the Representative’s Warrants and shares underlying the Representative’s Warrants to be sold hereunder; (ii) the issuance by the Company of Common Stock upon the exercise of an outstanding option or warrant or the conversion of a security outstanding on the date hereof or disclosed in this Prospectus; (iii) the issuance of Common Stock pursuant to the Company’s existing stock option or bonus plans, and (iv) stock issued in connection with acquisitions made by the Company in accordance with past practices.

Our executive officers, directors and certain of our significant stockholders have also agreed to a 12-month “lock-up,” during which, without the prior written consent of Boustead Securities, LLC, they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. The foregoing shall not apply to (i) common stock to be transferred as a gift or gifts (provided, that (a) any donee shall execute and deliver to Boustead Securities, LLC, not later than one business day prior to such transfer, a lock-up agreement to Boustead Securities, LLC and (b) if the lock-up signatory is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock or beneficially owned shares or any securities convertible into or exercisable or exchangeable for common stock or beneficially owned shares during the 12-month “lock-up,” the lock-up signatory shall include a statement in such report to the effect that such transfer is being made as a gift), and (ii) the sale of the shares of common stock to be sold pursuant to this prospectus.

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Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares of our common stock before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions – the representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.
●	Penalty bids - if the representative purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of this offering.
●	Passive market making – market makers in the common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of our shares of common stock.

The public offering price of the shares offered by this prospectus has been determined by negotiation between us and the underwriter. Among the factors considered in determining the public offering price of the shares were:

●	our history and our prospects;
●	our financial information and historical performance;
●	the industry in which we operate;
●	the status and development prospects for our services;
●	the experience and skills of our executive officers; and
●	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the common stock. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the public offering price.

We have applied to list our common stock on The Nasdaq Capital Market under the symbol “CISO.” No assurance can be given that our application will be approved. If our common stock is not listed on The Nasdaq Capital Market, we will not consummate this offering.

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

The underwriter has informed us that they do not expect to confirm sales of our common stock offered by this prospectus to any accounts over which they exercise discretionary authority.

The underwriter and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

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Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”), as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971, as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

●	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;
●	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;
●	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or
●	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

60

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon by Gray Reed & McGraw LLP, Dallas, Texas. As of the effective date of the Registration Statement, an attorney employed by Gray Reed & McGraw LLP beneficially owned 570,272 shares of common stock of the Company. Michelman & Robinson, LLP, New York, New York and Los Angeles, California, acted as counsel for the underwriters.

EXPERTS

The financial statements as of December 31, 2019 and December 31, 2020 appearing in this prospectus have been audited by Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the common stock to be sold by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Washington, D.C. 20549-1004. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. We maintain an Internet website at http://www.cerberussentinel.com.

61

CERBERUS CYBER SENTINEL CORPORATION

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of

Cerberus Cyber Sentinel Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cerberus Cyber Sentinel Corporation (the “Company”) and subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 2020 and 2019, and the results of its operations, changes in stockholders’ equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matters do not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Acquisition of Technologyville, Inc. and Clear Skies Security, LLC – Valuation of Intangible Assets
Description of the Matter

As described in Note 3 to the consolidated financial statements, during the year ended December 31, 2020, the Company acquired all of the assets of Technologyville, Inc. (“Technologyville”) and Clear Skies Security, LLC (“Clear Skies”) for net consideration of $2.3 million. The Company’s purchase price allocation for the acquisition resulted in intangible assets valued at $1.1 million and goodwill of $1.2 million. The valuation of the intangible assets was based upon a variety of income approaches; including, the relief from royalty method, the multi-period excess earnings method and others.

We identified the Company’s accounting for its acquisition of the Technologyville and Clear Skies intangible assets as a critical audit matter because subjective auditor judgment was required in performing procedures over certain assumptions used to estimate the fair value of the intangible assets. Those assumptions included, among others, the royalty rate, revenue projections, and the discount rate. The evaluation of these assumptions was challenging due to the subjective nature of the assumptions. Additionally, differences in judgment used to determine these assumptions could have a significant effect on the estimated fair value of the intangible assets and purchase price allocation for the acquisitions. These assumptions are forward-looking and could be affected by future economic and market conditions.

How We Addressed the Matter in Our Audit	The primary procedures we performed to address this critical audit matter included the following. We performed sensitivity analyses over the significant assumptions to assess the impact on the Company’s estimate of the fair value of the intangible assets. We compared the Company’s assumptions to Technologyville and Clear Skies’ historic trends and industry outlook. We reviewed the work of management’s specialist who is a valuation professional with specialized skill and knowledge, and whose work included determining the relief from royalty method as the most appropriate valuation method and determining the weighted average cost of capital used for the discount rate.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

We have served as the Company’s auditor since 2019.

Phoenix, Arizona

March 31, 2021

F-2

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS

Current Assets:
Cash and cash equivalents	$5,197,030	$1,876,645
Accounts receivable, net of allowances for doubtful accounts of $40,000 and $40,000, respectively	1,006,834	531,965
Prepaid expenses and other current assets	142,144	70,277
Total Current Assets	6,346,008	2,478,887

Property and equipment, net of accumulated depreciation of $14,473 and $758, respectively	80,630	10,900
Right of use asset	13,426	-
Intangible assets, net of accumulated amortization of $116,469 and $15,648, respectively	2,105,432	1,084,852
Goodwill	4,101,369	922,579

Total Assets	$12,646,865	$4,497,218

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$809,804	$468,900
Stock payable	46,000	-
Lease liability	8,989	-
Loans payable	9,405	-
Line of credit	3,000	-
Convertible note payable, net of debt discount of $73,391, related party	2,926,609	-
Note payable - related party	59,787	109,787
Total Current Liabilities	3,863,594	578,687

Long-term Liabilities:
Loans payable, net of current portion	1,037,115	-
Lease liability, net of current portion	4,693	-

Total Liabilities	4,905,402	578,687

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $.00001 par value; 250,000,000 shares authorized; 116,104,971 shares issued and outstanding and 113,912,500 shares issued and 107,912,500 shares outstanding, respectively	1,161	1,139
Additional paid-in capital	12,607,074	7,770,902
Accumulated deficit	(4,866,772)	(1,453,510)
	7,741,463	6,318,531

Treasury stock	-	(2,400,000)
Total Stockholders’ Equity	7,741,463	3,918,531

Total Liabilities and Stockholders’ Equity	$12,646,865	$4,497,218

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31, 2020	December 31, 2019

Revenue:
Managed services	$1,814,869	$424,258
Consulting services	5,425,959	1,483,672
Total revenue	7,240,828	1,907,930

Cost of revenue:
Managed services	422,385	143,065
Consulting services	656,161	148,249
Cost of payroll	3,287,020	644,858
Total cost of revenue	4,365,566	936,172
Total gross profit	2,875,262	971,758

Operating expenses:
Professional fees	926,526	622,336
Advertising and marketing	150,236	52,493
Selling, general and administrative	3,294,086	715,793
Stock based compensation	1,896,276	823,651
Loss on write-off of accounts receivable	15,000	-
Loss on impairment of intangible assets	-	100,000
Total operating expenses	6,282,124	2,314,273

Loss from operations	(3,406,862)	(1,342,515)

Other expense:
Other income	10,751	-
Interest expense, net	(17,151)	(11,853)

Total other expense	(6,400)	(11,853)

Loss before provision for income taxes	(3,413,262)	(1,354,368)

Provision for income taxes	-	-

Net loss	$(3,413,262)	$(1,354,368)

Net loss per common share - basic	$(0.03)	$(0.01)
Net loss per common share - diluted	$(0.03)	$(0.01)

Weighted average shares outstanding - basic	111,511,895	93,080,426
Weighted average shares outstanding - diluted	111,511,895	93,080,426

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

			Additional
	Common Stock		Paid-in	Retained	Treasury
	Shares	Amount	Capital	Earnings	Stock	Total

Balance at January 1, 2019	70,000,000	$700	$9,990	$25,438	$-	$36,128

Stock based compensation - stock options	-	-	396,951	-	-	396,951
Stock based compensation - common stock	30,600,000	306	426,694	-	-	427,000
Stock issued for cash	5,112,500	51	2,044,949	-	-	2,045,000
Stock issued in VCAB merger	2,000,000	20	12,440	-	-	12,460
Stock issued in TalaTek acquisition	6,200,000	62	2,479,938	-	-	2,480,000
Treasury stock	(6,000,000)	-	2,399,940	-	(2,400,000)	(60)
Dividends paid	-	-	-	(124,580)	-	(124,580)
Net loss	-	-	-	(1,354,368)	-	(1,354,368)
Balance as of December 31, 2019	107,912,500	1,139	7,770,902	(1,453,510)	(2,400,000)	3,918,531

Stock based compensation - stock options	-	-	1,533,777	-	-	1,533,777
Stock based compensation - common stock	725,000	7	362,493	-	-	362,500
Stock issued for cash	845,200	9	1,131,000	-	-	1,131,009
Stock issued for Technologyville acquisition	3,392,271	34	1,356,874	-	-	1,356,908
Stock issued for Clear Skies acquisition	2,330,000	23	931,977	-	-	932,000
Stock issued for Alpine Security acquisition	900,000	9	1,844,991	-	-	1,845,000
Return of treasury stock to authorized capital	-	(60)	(2,399,940)	-	2,400,000	-
Beneficial conversion feature related to convertible note	-	-	75,000	-	-	75,000
Net loss	-	-	-	(3,413,262)	-	(3,413,262)
Balance as of December 31, 2020	116,104,971	$1,161	$12,607,074	$(4,866,772)	$-	$7,741,463

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net loss	$(3,413,262)	$(1,354,368)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	-	40,000
Stock based compensation - stock options	1,533,777	396,951
Stock based compensation - common stock	362,500	427,000
Issuance of common stock for services	46,000	-
Depreciation and amortization	116,145	16,406
Loss on impairment of intangible assets	-	100,000
Right of use amortization	5,967	-
Changes in operating assets and liabilities:
Accounts receivable, net	(107,262)	59,637
Other current assets	(71,867)	(29,133)
Accounts payable and accrued expenses	(168,366)	146,027
Other current liabilities	-	(5,878)
Lease liability	(5,711)	-

Net cash used in operating activities	(1,702,079)	(203,358)

Cash flows from investing activities:

Purchases of property and equipment	(249)	(11,658)
Cash acquired in acquisitions	285,546	181,448

Net cash provided by investing activities	285,297	169,790

Cash flows from financing activities:
Distributions to member	(20,000)	(124,580)
Proceeds from sale of common stock	1,131,009	2,045,000
Proceeds from convertible note payable	3,000,000	-
Proceeds from line of credit	63,000	-
Payment on line of credit	(93,705)	-
Proceeds from PPP loans	709,600	-
Payment on loans payable	(2,737)	-
Payment on notes payable, related party	(50,000)	(90,213)

Net cash provided by financing activities	4,737,167	1,830,207

Net increase in cash	3,320,385	1,796,639

Cash and cash equivalents - beginning of the year	1,876,645	80,006

Cash and cash equivalents - end of the year	$5,197,030	$1,876,645

Supplemental cash flow information:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-
Non-cash investing and financing activities:
Common stock issued in TalaTek acquisition	$-	$2,480,000
Common stock issued in VCAB merger	$-	$12,460
Common stock issued in Technologyville acquisition	$1,356,908	$-
Common stock issued in Clear Skies acquisition	$932,000	$-
Common stock issued in Alpine Security acquisition	$1,845,000	$-
Common stock repurchased	$-	$(2,400,000)
Right of use asset and liability	$19,393	$-
Beneficial conversion feature	$75,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS

Corporate History

Cerberus Cyber Sentinel Corporation (“Cerberus Sentinel,” “Cerberus,” or the “Company”) was formed on March 5, 2019 as a Delaware corporation. The Company’s principal offices are located at 7333 E. Doubletree, Suite D270, Scottsdale, Arizona 85258.

On April 12, 2019, Cerberus acquired GenResults, LLC, an Arizona limited liability company (“GenResults”), which became a wholly owned subsidiary. GenResults was established on June 22, 2015. Prior to the Company’s acquisition of GenResults, GenResults was wholly-owned by an entity affiliated with David G. Jemmett, Cerberus’ Chief Executive Officer and a director of the Company. Due to the companies being under common control, the Company accounted for the acquisition as a reorganization.

Effective October 1, 2019, the Company entered into an Agreement and Plan of Merger (the “TalaTek Merger Agreement”) pursuant to which TalaTek, LLC, a Virginia limited liability company (“TalaTek”), became a wholly owned subsidiary of the Company. Under the TalaTek Merger Agreement, all issued and outstanding units representing membership interests in TalaTek were converted into an aggregate of 6,200,000 shares of the Company’s common stock.

Effective May 25, 2020, the Company entered into a Stock Purchase Agreement with Technologyville, Inc., an Illinois corporation (“Techville”), and its sole shareholder, pursuant to which Techville became a wholly owned subsidiary of the Company (the “Techville Acquisition”). Under the terms of the Techville Acquisition, all issued and outstanding common stock of Techville was exchanged for an aggregate of 3,392,271 shares of the Company’s common stock.

Effective August 1, 2020, the Company entered into a Stock Purchase Agreement with Clear Skies Security, LLC, a Georgia limited liability company (“Clear Skies”), and its equity holders, pursuant to which Clear Skies became a wholly owned subsidiary of the Company (the “Clear Skies Acquisition”). Under the terms of the Clear Skies Acquisition, all issued and outstanding equity securities in Clear Skies were exchanged for an aggregate of 2,330,000 shares of the Company’s common stock.

Effective December 16, 2020, the Company entered into an Agreement and Plan of Merger with Alpine Security, LLC., an Illinois limited liability company (“Alpine”), and its sole member, pursuant to which Alpine became a wholly owned subsidiary of the Company (the “Alpine Acquisition”). Under the terms of the Alpine Acquisition, all issued and outstanding membership units in Alpine were exchanged for an aggregate of 900,000 shares of the Company’s common stock.

Nature of the Business

Cerberus Sentinel is a security services company comprised of security professionals who work with clients throughout the United States to create a continuously aware security culture. We do not sell cybersecurity products. We position the Company as a trusted cybersecurity advisor and are committed to delivering tailored security solutions to organizations of different sizes and across all geographies and industries to fit their budgetary needs and limit their cyber threat exposure.

We currently provide a multitude of cybersecurity services including managed security service, cybersecurity consulting, technology consulting, compliance auditing, vulnerability assessment, penetration testing, security remediation, Security Operations Center (“SOC”) set-up and consulting and cybersecurity training. We differentiate ourselves from our competitors by staying technology agnostic. We believe that many cybersecurity service providers in the market today are committed to a specific technology solution which limits their service scope and ability to quickly respond to any emerging cybersecurity challenges. In addition, as we continue to serve our clients within our existing capacities, we plan to continue making strategic acquisitions of small-to-medium-sized engineer-led cybersecurity service firms to continue to expand our service scope and geographical coverage. We believe that having a world-class technology team with multi-faceted expertise is key to providing technology agnostic solutions to our clients and maximizing their return on investment from information technology (“IT”) and cybersecurity spending.

F-7

Liquidity

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates realization of assets and satisfying liabilities in the normal course of business. At December 31, 2020, the Company had an accumulated deficit of approximately $4,867,000 and working capital surplus of approximately $2,482,000. For the year ended December 31, 2020, the Company had a loss from operations of approximately $3,407,000 and negative cash flows from operations of approximately $1,702,000. Although the Company is showing positive revenues and gross profit trends, the Company expects to incur further losses through the end of 2021.

To date the Company has been funding operations primarily through the sale of equity in private placements, convertible debt instruments and revenues generated by the Company’s services. During the year ended December 31, 2020, the Company received $1,131,009 from private placements to accredited investors for the sale of the Company’s common stock, $3,000,000 from the issuance of a convertible loan to a related party and approximately $710,000 from a loan through the U.S. Small Business Administration’s Paycheck Protection Program. Subsequent to December 31, 2020, the Company has received an additional $3,250,000 from private placements to accredited investors for the sale of the Company’s common stock.

Based on its current cash resources and commitments, the Company believes it will be able to maintain its current planned development and corresponding level of expenditure for at least twelve months from the date of the issuance of these consolidated financial statements, although no assurance can be given that it will not need additional funds prior to such time.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. The Company operates in one business segment, which is cybersecurity.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, GenResults, TalaTek, Techville, Clear Skies, and Alpine. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to the financial statements for the year ended December 31, 2019 to conform to the financial statement presentation for the year ended December 31, 2020. These reclassifications had no effect on net loss or cash flows as previously reported.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of the accompanying consolidated financial statements. Significant estimates include the allowance for doubtful accounts, the carrying value of intangible assets and goodwill, deferred tax asset and valuation allowance, the estimated fair value of assets acquired, liabilities assumed and stock issued in business combinations and assumptions used in the Black-Scholes-Merton pricing model, such as expected volatility, risk-free interest rate, and expected dividend rate.

F-8

Revenue

The Company’s revenues are derived from two major types of services to clients: Managed Services and Consulting Services. With respect to Managed Services, the Company provides culture education and enablement, tools and technology provisioning, data and privacy monitoring, regulations and compliance monitoring, remote infrastructure administration, and cybersecurity services including, but not limited to, antivirus and patch management. With respect to Consulting Services, the Company provides cybersecurity consulting, compliance auditing, vulnerability assessment and penetration testing, and disaster recovery and data backup solutions.

Managed Services

The Company has four distinct revenue streams under Managed Services: CISO as a Service, Managed Security Services, Tech Connect Pro and Tech Connect Security. The Company derives revenues from CISO as a Service from cybersecurity services consisting of providing leadership and guidance regarding cybersecurity to a customer’s management team and providing internal audit services under several compliance frameworks including, but not limited to, Service Organization 2, Payment Card Industry Data Security Standard, and Health Insurance Portability and Accountability Act (“HIPAA”) policies. The Company derives revenues from Managed Security Services by offering upfront gap analyses of a customer’s existing cybersecurity practices. The Company derives revenues from Tech Connect Pro from annual information technology (“IT”) support contracts which provides the client with unlimited IT support for their network infrastructure. The Company derives revenues from Tech Connect Security from providing remote administration, patch management and security features including, but not limited to, antivirus patching.

Performance Obligations

The Company’s contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company has determined the performance obligations for the following services:

CISO as a Service: Management has determined that services provided under the CISO as a Service contains a single performance obligation. The Company recognizes revenue as earned over time. For internal audit services, revenue is recognized at a point of time when the result of the audit is turned over to the customer. For those consulting services that require an upfront fee, the Company recognizes the revenue ratably over the course of the contract.

Managed Security Services: Management considers these services to be time and materials with multiple performance obligations. Revenue is recognized as invoices are generated and approved for distribution.

Tech Connect Pro: Management has determined that services provided under Tech Connect Pro services contain a single performance obligation. The Company bills the client on a monthly basis under the annual contract, and revenue is recognized as earned. For those clients that pay for the services upfront, the Company recognizes the revenue ratably over the course of the contract.

Tech Connect Security: Management considers these services to be time and materials with multiple performance obligations. Revenue is allocated based on the approved hours worked and rate stated in the individual statements of work for the project.

Consulting Services

The Company has three distinct revenue streams under Consulting Services: Gap and Risk Assessment, Tech Connect Cloud, and Hardware sales. The Company derives revenues from Gap and Risk Assessment services by providing vulnerability assessments and penetration testing for customers to identify potential areas of security risks as well as monitoring potential breaches. The Company derives revenues through certain services that start with reviewing the client’s current infrastructure and disaster recovery plan and providing disaster recovery and data backup solutions. The Company derives revenues from Hardware from providing the client with equipment suggested during the Managed and Consulting Services noted above.

F-9

Performance Obligations

The Company’s contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company has determined the performance obligations for the following services:

Gap and Risk Assessment: Management considers these services to be time and materials with multiple performance obligations. Revenue is allocated based on the approved hours worked and rate stated in the individual Statements of Work for the project.

Tech Connect Cloud: Management considers these services to be time and materials with multiple performance obligations. Revenue is allocated based on the approved hours worked and rate stated in the individual Statements of Work for the project.

Hardware: Management considers these services to contain a single performance obligation. The Company recognizes revenue on delivery of equipment to the client.

Practical Expedients

As part of Accounting Standards Codification (“ASC”) 606, the Company has adopted several practical expedients including the following: (i) the Company has determined that it need not adjust the promised amount of consideration for the effects of a significant financing component since the Company expects, at contract inception, that the period between when the Company transfers a promised service to the customer and when the customer pays for that service will be one year or less and (ii) the Company recognizes any incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

Disaggregated Revenues

Revenue consists of the following by service offering for the year ended December 31, 2020:

	Managed Services	Consulting Services	Total
Primary Sector Markets
Public	$-	$3,473,113	$3,473,113
Private	1,733,144	1,912,269	3,645,413
Not-for-Profit	81,725	40,577	122,302
	$1,814,869	$5,425,959	$7,240,828
Major Service Lines
CISO as a Service	$20,550	$-	$20,550
Gap and Risk Assessment	-	4,779,231	4,779,231
Managed Security Services	1,099,749	-	1,099,749
Tech Connect Pro	640,218	-	640,218
Tech Connect Cloud	-	158,645	158,645
Tech Connect Security	53,674	-	53,674
Hardware	-	269,272	269,272
Other	678	218,811	219,489
	$1,814,869	$5,425,959	$7,240,828

Revenue consists of the following by service offering for the year ended December 31, 2019:

	Managed Services	Consulting Services	Total
Primary Sector Markets
Public	$-	$606,541	$606,541
Private	405,153	611,400	1,016,553
Not-for-Profit	19,105	265,731	284,836
	$424,258	$1,483,672	$1,907,930
Major Service Lines
CISO as a Service	$216,000	$-	$216,000
Gap and Risk Assessment	-	1,483,672	1,483,672
Managed Security Services	208,023	-	208,023
Other	235	-	235
	$424,258	$1,483,672	$1,907,930

F-10

Contract Modifications

There were no contract modifications during the years ended December 31, 2020 and 2019. Contract modifications are not routine in the performance of the Company’s contracts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances, net of allowances for doubtful accounts. The Company periodically assesses its accounts and other receivables for collectability on a specific identification basis. The Company provides for allowances for doubtful receivables based on management’s estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate. Payments are generally due within 30 days of invoice. The Company writes off accounts receivable against the allowance for doubtful accounts when a balance is determined to be uncollectible. The accounts receivable do not bear interest and are generally unsecured. As of December 31, 2020 and 2019, the Company’s allowance for doubtful accounts was $40,000 and $40,000, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally between three and five years. Expenditures that enhance the useful lives of the assets are capitalized and depreciated. Computer equipment costs for the Company are capitalized, as incurred, and depreciated on a straight-line basis over three years. TalaTek capitalizes all equipment costs over $5,000, as incurred, and depreciates these costs on a straight-line basis over three years.

Maintenance and repairs are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. During the year ended December 31, 2020, the Company did not record a loss on impairment. During the year ended December 31, 2019 the Company recorded a loss on impairment of $100,000.

Intangible Assets

The Company records its intangible assets at estimated fair value in accordance with ASC 350, Intangibles – Goodwill and Other. Finite lived intangible assets are amortized over their estimated useful life using the straight-line method, which is determined by identifying the period over which the cash flows from the asset are expected to be generated.

F-11

Goodwill

Goodwill represents the excess of the purchase price of the acquired business over the estimated fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at least annually at year end, at the reporting unit level or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit’s carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit level (See Notes 3 and 6).

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as they are incurred. Advertising and marketing expenses were $150,236 and $52,493 for the years ended December 31, 2020 and 2019, respectively, and are recorded in operating expenses on the consolidated statements of operations.

Fair Value Measurements

As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1:	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3:	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The significant unobservable inputs used in the fair value measurement for nonrecurring fair value measurements of long-lived assets include pricing models, discounted cash flow methodologies and similar techniques.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable and accrued expenses, and other current liabilities approximate their fair values using Level 3 inputs, based on the short-term maturity of these instruments. The carrying amount of notes payable approximate the estimated fair value for this financial instrument as management believes that such debt and interest payable on the notes approximates the Company’s incremental borrowing rate. The long-lived assets (i.e. goodwill and intangible assets) were valued utilizing Level 3 inputs. Significant unobservable inputs used in fair value measurement of the intangible assets include projected revenues, gross profit and operating expenses, income tax rates, discount rates, royalty rates, and attrition rates.

F-12

Net Loss per Common Share

Net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. All outstanding options are considered potentially outstanding common stock. The dilutive effect, if any, of stock options is calculated using the treasury stock method. All outstanding convertible notes are considered common stock at the beginning of the period or at the time of issuance, if later, pursuant to the if-converted method. Since the effect of common stock equivalents is anti-dilutive with respect to losses, the options and shares issuable upon conversion have been excluded from the Company’s computation of net loss per common share for the years ended December 31, 2020 and 2019.

The following tables summarize the securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive due to the Company’s net loss position even though the exercise price could be less than the average market price of the common shares:

	December 31, 2020	December 31, 2019

Stock Options	24,573,700	17,245,000
Convertible Note	1,500,000	-
Total	26,073,700	17,245,000

Stock-based Compensation

The Company applies the provisions of ASC 718, Compensation - Stock Compensation, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options, in the statements of operations.

For stock options issued to employees and members of the board of directors for their services, the Company estimates the grant date fair value of each option using the Black-Scholes-Merton option pricing model. The use of the Black-Scholes-Merton option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised. Due to the Company’s limited history and lack of public market for its common stock, the Company used the average of historical share prices of similar companies within its industry to calculate volatility for use in the Black-Scholes-Merton option pricing model.

Pursuant to Accounting Standards Update (“ASU”) 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting, the Company accounts for stock options issued to non-employees for their services in accordance with ASC 718. The Company uses valuation methods and assumptions to value the stock options that are in line with the process for valuing employee stock options noted above.

Leases

Leases in which the Company is the lessee are comprised of corporate offices and property and equipment. All of the leases are classified as operating leases. The Company leases office space monthly with no long term agreements. The Company leases a vehicle with a remaining term of 1.5 years.

In accordance with ASC 842, Leases, the Company recognized a right-of-use (“ROU”) asset and corresponding lease liability on its consolidated balance sheet for its vehicle operating lease agreement. See Note 13 – Leases for further discussion, including the impact on the Company’s consolidated financial statements and related disclosures.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-13

The Company utilizes ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely than not” that a deferred tax asset will not be realized. At December 31, 2020 and 2019, the Company’s net deferred tax asset has been fully reserved.

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations when a determination is made that such expense is likely.

Recently Issued Accounting Standards

All newly issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

NOTE 3 – ACQUISITIONS

Technologyville, Inc. Acquisition

On May 25, 2020, the Company entered into and effected a Stock Purchase Agreement (the “Techville SPA”) with Techville, and its sole shareholder, Brian Yelm (“Yelm”), pursuant to which Techville became a wholly owned subsidiary of the Company (the “Techville Acquisition”). At the effective time of the Techville Acquisition, Techville’s outstanding common stock was exchanged for 3,392,271 shares of the Company’s common stock.

Immediately following the Techville Acquisition, the Company had 111,654,771 shares of common stock issued and outstanding. The pre-acquisition stockholders of the Company retained an aggregate of 108,262,500 shares, representing approximately 97% ownership of the post-acquisition company. Therefore, upon consummation of the Techville Acquisition, there was no change in control.

The Company accounted for this transaction in accordance with the acquisition method of accounting for business combinations. Assets and liabilities of the acquired business were included in the consolidated balance sheet as of December 31, 2020, based on the respective estimated fair value on the date of acquisition as determined in a purchase price allocation using available information and making assumptions management believed are reasonable.

Per ASC 805, Business Combinations, the measurement period is the period after the acquisition date during which the acquirer may adjust the provisional amounts recognized for a business combination. The measurement period shall not exceed one year from the acquisition date. The Company has identified the acquisition date as May 25, 2020.

The Company obtained a third-party valuation on the fair value of the assets, including identifiable intangible assets, and liabilities assumed for use in the purchase price allocation. The fair value of the intangible assets was determined using the income approach. The income approach focuses on the income-producing capability of the identified intangible asset and that the value of the asset can be measured by the present worth of the net economic benefit to be received over the life of the asset. It was determined that the selling price of the Company’s common stock was the most readily determinable measurement for calculating the fair value of the consideration.

During the period subsequent to the effective date of the acquisition, Techville recorded revenue of $1,336,887 and a net loss of $122,077 for the period from May 25, 2020 to December 31, 2020.

F-14

The following table summarizes the allocation of the purchase price to the fair values of the assets acquired and the liabilities assumed as of the transaction date:

Consideration paid	$1,356,908

Tangible assets acquired:
Cash	65,037
Accounts receivable	80,289
Vehicle	58,693
Total tangible assets	204,019

Intangible assets acquired:
Tradename - Trademarks	330,300
IP/Technology	224,000
Customer Base	164,000
Non-Competes	32,800
Total intangible assets	751,100

Assumed liabilities:
Line of credit	33,705
Accrued expenses	117,742
Loan payable	50,896
Other liabilities	1,128
Total assumed liabilities	203,471

Net assets acquired	751,648

Goodwill (a.)(b.)	$605,260

a.	Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present. Goodwill and intangibles are not deductible for tax purposes.

b.	Goodwill represents expected synergies from the merger of operations and intangible assets that do not qualify for separate recognition. Cerberus and Techville are both cybersecurity service providers. The acquisition of Techville provided Cerberus potential sales synergies resulting from Cerberus’ access to Techville’s current client-base to offer additional services.

Clear Skies Security LLC Acquisition

Effective August 1, 2020, the Company entered into a Share Purchase Agreement with Clear Skies, and its equity holders, pursuant to which Clear Skies became a wholly owned subsidiary of the Company (the “Clear Skies Acquisition”). At the effective time of the Clear Skies Acquisition, Clear Skies’ outstanding equity securities were exchanged for 2,330,000 shares of the Company’s common stock.

Immediately following the Clear Skies Acquisition, the Company had 113,984,771 shares of common stock issued and outstanding. The pre-acquisition stockholders of the Company retained an aggregate of 111,654,771 shares, representing approximately 98% ownership of the post-acquisition company. Therefore, upon consummation of the Clear Skies Acquisition, there was no change in control.

The Company accounted for this transaction in accordance with the acquisition method of accounting for business combinations. Assets and liabilities of the acquired business were included in the consolidated balance sheet as of December 31, 2020, based on the estimated fair value on the date of acquisition as determined in a purchase price allocation using available information and making assumptions management believes are reasonable.

F-15

Per ASC 805, Business Combinations, the measurement period is the period after the acquisition date during which the acquirer may adjust the provisional amounts recognized for a business combination. The measurement period shall not exceed one year from the acquisition date. The Company has identified the acquisition date as August 1, 2020.

The Company obtained a third-party valuation on the fair value of the assets, including identifiable intangible assets, and liabilities assumed for use in the purchase price allocation. The fair value of the intangible assets was determined using the income approach. The income approach focuses on the income-producing capability of the identified intangible asset and that the value of the asset can be measured by the present worth of the net economic benefit to be received over the life of the asset. It was determined that the selling price of the Company’s common stock was the most readily determinable measurement for calculating the fair value of the consideration.

During the period subsequent to the effective date of the acquisition, Clear Skies recorded revenue of $661,000 and a net loss of $66,976 for the period from August 1, 2020 to December 31, 2020.

The following table summarizes the allocation of the purchase price to the fair values of the assets acquired and the liabilities assumed as of the transaction date:

Consideration paid	$932,000

Tangible assets acquired:
Cash	189,143
Accounts receivable	189,150
Total tangible assets	378,293

Intangible assets acquired:
Tradename - Trademarks	175,000
IP/Technology	175,000
Non-Competes	20,300
Total intangible assets	370,300

Assumed liabilities:
Accounts payable	21,340
Loan payable	134,200
Member distributions	297,451
Total assumed liabilities	452,991

Net assets acquired	295,602

Goodwill (a.)(b.)	$636,398

a.	Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present. Goodwill and intangibles are not deductible for tax purposes.

b.	Goodwill represents expected synergies from the merger of operations and intangible assets that do not qualify for separate recognition. Cerberus and Clear Skies are both cybersecurity service providers. The acquisition of Clear Skies provided Cerberus potential sales synergies resulting from Cerberus’ access to Clear Skies’ current client-base to offer additional services.

Alpine Security, LLC Acquisition

Effective December 16, 2020, the Company entered into an Agreement and Plan of Merger with Alpine and its sole member, pursuant to which Alpine became a wholly owned subsidiary of the Company. At the effective time of the Alpine Acquisition, Alpine’s outstanding membership interests were exchanged for 900,000 shares of the Company’s common stock.

F-16

Immediately following the Alpine Acquisition, the Company had 116,104,971 shares of common stock issued and outstanding. The pre-acquisition stockholders of the Company retained an aggregate of 116,104,971 shares, representing approximately 99% ownership of the post-acquisition company. Therefore, upon consummation of the Alpine Acquisition, there was no change in control.

The Company accounted for this transaction in accordance with the acquisition method of accounting for business combinations. Assets and liabilities of the acquired business were included in the consolidated balance sheet as of December 31, 2020, based on the estimated fair value on the date of acquisition as determined in a purchase price allocation using available information and making assumptions management believes are reasonable.

Per ASC 805, Business Combinations, the measurement period is the period after the acquisition date during which the acquirer may adjust the provisional amounts recognized for a business combination. The measurement period shall not exceed one year from the acquisition date. The Company has identified the acquisition date as December 16, 2020. Subsequent to the issuance of these financial statements, the Company expects to obtain a third-party valuation on the fair value of the assets acquired, including identifiable intangible assets, and the liabilities assumed for use in the purchase price allocation.

During the period subsequent to the effective date of the Merger, Alpine recorded revenue of $37,108 and a net loss of $14,243 for the period from December 16, 2020 to December 31, 2020.

The following table summarizes the allocation of the purchase price to the fair values of the assets acquired and the liabilities assumed as of the transaction date:

Consideration paid	$1,845,000

Tangible assets acquired:
Cash	31,366
Accounts receivable	98,168
Property and equipment	24,503
Total tangible assets	154,037

Assumed liabilities:
Loans payable	151,051
Accrued expenses	95,118
Total assumed liabilities	246,169

Net liabilities assumed	(92,132)

Goodwill (a.)(b.)	$1,937,132

a.	Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present. Goodwill and intangibles are not deductible for tax purposes.

b.	Goodwill represents expected synergies from the merger of operations and intangible assets that do not qualify for separate recognition. Cerberus and Alpine are both cybersecurity service providers. The acquisition of Alpine provided Cerberus potential sales synergies resulting from Cerberus’ access to Alpine’s current client-base to offer additional services. These items will be assigned a fair value upon the completion of the third-party valuation and are expected to change significantly.

F-17

Unaudited Pro Forma Financial Information

Cerberus

The following unaudited pro forma information presents the consolidated results of operations of Cerberus, Techville, Clear Skies and Alpine as if the acquisitions consummated on May 25, 2020, August 1, 2020, and December 16, 2020, respectively, had been consummated on January 1, 2019. Such unaudited pro forma information is based on historical unaudited financial information with respect to the 2020 acquisitions and does not include operational or other charges which might have been affected by the Company. The unaudited pro forma information for the years ended December 31, 2020 and 2019 presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

	Year Ended December 31,	Year Ended December 31,
	2020	2019
	(unaudited)	(unaudited)
Net revenue	$9,770,540	$9,165,445
Net loss	$(3,260,470)	$(1,317,563)

NOTE 4 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of:

	December 31, 2020	December 31, 2019

Prepaid expenses	$142,144	$57,351
Employee advances	-	7,150
Other current assets	-	5,776
Total prepaid expenses and other current assets	$142,144	$70,277

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31, 2020	December 31, 2019

Computer equipment	$15,735	$11,658
Vehicle	63,052	-
Furniture and fixtures	6,224	-
Software	10,092	-
	95,103	11,658
Less: accumulated depreciation	(14,473)	(758)
Property and equipment, net	$80,630	$10,900

Total depreciation expense was $13,715 and $758 for the years ended December 31, 2020 and 2019, respectively.

NOTE 6 – INTANGIBLE ASSETS AND GOODWILL

The Company completed an acquisition of TalaTek, which gave rise to goodwill of $922,579.

The Company completed an acquisition of Techville (See Note 3), which gave rise to goodwill of $605,260.

The Company completed an acquisition of Clear Skies (See Note 3), which gave rise to goodwill of $636,398.

The Company completed an acquisition of Alpine (See Note 3), which gave rise to goodwill of $1,937,132.

F-18

At December 31, 2020, the Company performed a qualitative analysis on goodwill and due to the conclusion that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, management determined that goodwill is not impaired.

The following table summarizes the changes in goodwill during the years ended December 31, 2020 and 2019, respectively:

Balance December 31, 2018	$-
Acquisition of goodwill	922,579
Impairment	-
Balance December 31, 2019	922,579
Acquisition of goodwill	3,178,790
Impairment	-
Ending balance, September 30, 2020	$4,101,369

The following table summarizes the identifiable intangible assets as of December 31, 2020 and 2019:

	Useful life	2020	2019
Tradenames – trademarks (1)	Indefinite	$1,094,500	$589,200
Customer base (1)	15 years	370,000	206,000
Non-compete agreements (1)	2-5 years	236,400	183,300
Intellectual property/technology (1)	10 years	521,000	122,000
First priority option to acquire SaaS product (the “SaaS Option”) (2)		-	100,000
		2,221,900	1,200,500
Less accumulated amortization		(116,469)	(15,648)
Less impairment charge (3)		-	(100,000)
Total		$2,105,431	$1,084,852

(1)	These intangible assets were acquired in the acquisition of TalaTek, Techville and Clear Skies.

(2)	These intangible assets were acquired in the acquisition of TalaTek.

(3)	The Company concluded that the carrying amount of the SaaS Option would not be recoverable and, as a result, fully impaired the asset at December 31, 2019.

The weighted average useful life remaining of identifiable amortizable intangible assets remaining is 8.45 years as of December 31, 2020.

Accumulated amortization is as follows for the years ended December 31, 2020 and 2019.

	Tradenames - Trademarks	Customer Base	Non- Compete Agreements	Intellectual Property/Technology	Accumulated Amortization
Balance as of January 1, 2019	$-	$-	$-	$-	$-
Amortization expense	-	3,433	9,165	3,050	15,648
Balance as of December 31, 2019	-	3,433	9,165	3,050	15,648
Amortization expense	-	20,111	49,610	31,100	100,821
Balance as of December 31, 2020	$-	$23,544	$58,775	$34,150	$116,469

Amortization expense of identifiable intangible assets for the years ended December 31, 2020 and 2019, was $100,821 and $15,648, respectively.

F-19

The below table summarizes the future amortization expense as of December 31, 2020 for the next five years and thereafter:

2021	$139,977
2022	127,027
2023	113,427
2024	104,262
2025	76,767
Thereafter	449,471
$1,010,931

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following amounts:

	December 31, 2020	December 31, 2019

Accounts payable	$328,368	$119,339
Accrued payroll	39,670	274,508
Accrued expenses	417,832	63,931
Accrued interest – related party	23,934	11,122
Total accounts payable and accrued expenses	$809,804	$468,900

Note 8 - RELATED PARTY TRANSACTIONS

Note Payable – Related Party

On December 31, 2018, GenResults entered into an unsecured note payable with Jemmett Enterprises, LLC, an entity controlled by the Company’s majority stockholder, in the original principal amount of $200,000. The note had a maturity date of June 30, 2020, and bears an interest rate of 6% per annum. On June 30, 2020, the maturity date of the note was extended to June 15, 2021. The outstanding principal balance of this loan was $59,787 and $109,787 as of December 31, 2020 and 2019, respectively. At December 31, 2020 and 2019, the Company has recorded accrued interest of $23,934 and $11,122, respectively, with respect to this note payable. The Company has recorded interest expense of $12,812 and $11,122 during the years ended December 31, 2020 and 2019, respectively.

Convertible Note Payable – Related Party

On December 23, 2020, the Company issued a related party a convertible note in the principal amount of $3,000,000 bearing an interest rate at 6% per annum payable at maturity with a maturity date of December 31, 2021, with a conversion price of $2.00 per share. The outstanding principal balance of this loan was $3,000,000 at December 31, 2020. See Note 12 for additional details.

Sale of Common Stock – Related Party

On September 22, 2020, the Company issued 250,000 shares of common stock to a related party with a fair value of $2.00 per share, for cash proceeds of $500,000.

Agreement with Eventus Consulting, P.C.

On November 8, 2019, the Company entered into a financial consulting agreement with Eventus Consulting, P.C., an Arizona corporation (“Eventus”), of which Neil Reithinger, Chief Financial Officer advisor to the Company, is the sole shareholder, pursuant to which Eventus is to provide financial and accounting consulting services to the Company. In consideration for Eventus’ services, the Company agreed to pay Eventus according to its standard hourly rate structure. The term of the agreement is perpetual unless otherwise terminated upon thirty days’ notice by either Eventus or the Company. For the years ended December 31, 2020 and 2019, Eventus was paid $156,131 and $6,500, respectively, and was owed $15,000 and $4,553, respectively, for accrued and unpaid services under the financial consulting agreement at December 31, 2020 and 2019.

F-20

On January 1, 2020, the Company issued Mr. Reithinger options to purchase 720,000 shares of the Company’s common stock at an exercise price of $0.50 per share (See Note 10).

On October 28, 2020, the Company issued Mr. Reithinger 425,000 shares, with a fair value of $0.50 per share, for services rendered.

Note 9 - STOCKHOLDERS’ EQUITY

Equity Transactions

During the year ended December 31, 2019, the Company issued an aggregate of 30,600,000 shares of common stock with a range of fair values of $0.006 - $0.40 per share to three employees for services rendered in lieu of cash for compensation.

During the year ended December 31, 2019, the Company issued 5,112,500 shares of common stock with a fair value of $0.40 per share to investors for cash proceeds of $2,045,000.

During the year ended December 31, 2019, the Company issued 2,000,000 shares of common stock with a fair value of $0.006 per share as part of the VCAB acquisition.

During the year ended December 31, 2019, the Company issued 6,200,000 shares of common stock with a fair value of $0.40 per share as part of the TalaTek acquisition.

During the year ended December 31, 2019, the Company repurchased 6,000,000 shares of common stock from a founder.

During the year ended December 31, 2020, the Company issued an aggregate of 350,000 and 495,200 shares of common stock with a fair value of $0.40 and $2.00 per share, respectively, to investors for cash proceeds of $1,131,009.

On May 25, 2020, the Company issued 3,392,271 shares of common stock with a fair value of $0.40 per share pursuant to the Techville acquisition (See Note 3).

On August 1, 2020, the Company issued 2,330,000 shares of common stock with a fair value of $0.40 per share pursuant to the Clear Skies Acquisition (See Note 3).

On December 16, 2020, the Company issued 900,000 shares of common stock with a fair value of $2.05 per share pursuant to the Alpine Acquisition (See Note 3).

Stock Payable

On January 16, 2020, the Company entered into a consulting agreement, with Eskenzi PR Limited (“Eskenzi”). As per the agreement, Eskenzi will provide various marketing and public relations services to the Company. The initial term of the agreement was for twelve months and automatically renews for an additional twelve months unless either the Company or Eskenzi provides at least three months advance written notice of termination.

Upon execution of the agreement the Company was to issue 120,000 shares of the Company’s restricted common stock, valued at $48,000 to Eskenzi. As of December 31, 2020, these shares had yet to be issued. As such, the Company recorded a stock payable in the amount of $46,000 representing the fair value of services performed during the year ended December 31, 2020.

See Note 10 for disclosure of additional equity related transactions.

Note 10 – STOCK-BASED COMPENSATION

The Company accounts for its stock-based compensation in accordance with the fair value recognition provisions of ASC 718.

F-21

2019 Equity Incentive Plan

The Board of Directors approved the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) on June 6, 2019 and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved and adopted the 2019 Plan. The maximum number of shares of the Company’s common stock that may be issued under the Company’s 2019 Plan is 25,000,000 shares. The 2019 Plan has a term of ten years from the date it was adopted. Shares issued under the 2019 Plan shall be made available from (i) authorized but unissued shares of common stock, (ii) common stock held in treasury of the Company, or (iii) previously issued shares of common stock reacquired by the Company, including shares purchased on the open market.

Options

The Company granted options for the purchase of 10,593,700 shares of common stock during the year ended December 31, 2020.

The Company granted options for the purchase of 17,245,000 shares of common stock during the year ended December 31, 2019.

The weighted average grant date fair value of options issued and vested during the year ended December 31, 2020 was $2,030,144 and $776,925, respectively. The weighted average grant date fair value of non-vested options was $2,889,317 at December 31, 2020.

The weighted average grant date fair value of options issued and vested during the year ended December 31, 2019 was $1,641,184 and $5,086, respectively. The weighted average non-vested grant date fair value of non-vested options was $1,636,098 at December 31, 2019.

Compensation-based stock option activity for qualified and unqualified stock options is summarized as follows:

		Weighted
		Average
	Shares	Exercise Price
Outstanding at January 1, 2019	-	$-
Granted	17,245,000	0.46
Exercised	-	-
Expired or cancelled	-	-
Outstanding at December 31, 2019	17,245,000	0.46
Granted	10,593,700	1.43
Exercised	-	-
Expired or cancelled	(3,265,000)	0.53
Outstanding at December 31, 2020	24,573,700	$0.86

The following table summarizes information about options to purchase shares of the Company’s common stock outstanding and exercisable at December 31, 2020:

		Weighted-	Weighted-
		Average	Average
	Outstanding	Remaining Life	Exercise	Number
Exercise Prices	Options	In Years	Price	Exercisable

$0.38	3,000,000	3.62	$0.38	1,666,667
0.40	3,600,000	3.56	0.40	2,000,000
0.50	11,626,000	4.25	0.50	3,561,528
2.00	5,007,700	4.82	2.00	-
2.05	1,340,000	4.93	2.05	-
	24,573,700	4.23	$0.86	7,228,195

F-22

The compensation expense attributed to the issuance of the options is recognized ratably over the vesting period.

Options granted under the 2019 Plan are exercisable for a specified period, generally five to ten years from the grant date and generally vest over three to four years from the grant date.

Total compensation expense related to the options was $1,533,777 and $396,951 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, there was future compensation expense of $6,850,996 with a weighted average recognition period of 1.96 years related to the options.

The aggregate intrinsic value totaled $29,220,685 and $11,603,701, for total outstanding and exercisable options, respectively, was based on the Company’s estimated fair value of the common stock of $2.05 as of December 31, 2020, which is the aggregate fair value of the common stock that would have been received by the option holders had all option holders exercised their options as of that date, net of the aggregate exercise price.

On April 1, 2019, the Company granted 200,000 options to a board member, with an exercise price of $0.40. The options vest at the two-year anniversary of the grant date. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.01; strike price - $0.40; expected volatility – 74%; risk-free interest rate – 2.31%; dividend rate – 0%; and expected term –3.50 years.

On April 2, 2019, the Company granted 200,000 options to a board member, with an exercise price of $0.40. The options vest at the two-year anniversary of the grant date. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.01; strike price - $0.40; expected volatility – 72%; risk-free interest rate – 2.28%; dividend rate – 0%; and expected term –3.50 years.

On April 3, 2019, the Company granted 200,000 options to a board member, with an exercise price of $0.40. The options vest at the two-year anniversary of the grant date. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.01; strike price - $0.40; expected volatility – 73%; risk-free interest rate – 2.32%; dividend rate – 0%; and expected term –3.50 years.

On May 1, 2019, the Company granted an aggregate of 100,000 options to a member of its advisory board, with an exercise price of $0.50. The options vest at 50% on the one-year anniversary of the grant date and then monthly over the subsequent one-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 73%; risk-free interest rate – 2.31%; dividend rate – 0%; and expected term –3.25 years.

On May 14, 2019, the Company granted 100,000 options to a member of its advisory board, with an exercise price of $0.50. The options vest monthly over a two-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 73%; risk-free interest rate – 2.20%; dividend rate – 0%; and expected term –3.25 years.

On June 1, 2019, the Company granted an aggregate of 200,000 options to two members of its advisory board, with an exercise price of $0.50. The options vest at various times over a two-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 73%; risk-free interest rate – 1.93%; dividend rate – 0%; and expected term –3.25 years.

On June 12, 2019, the Company granted 100,000 options to a member of its advisory board, with an exercise price of $0.50. The options vest at 50% on the one-year anniversary of the grant date and then monthly over the subsequent one-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 73%; risk-free interest rate – 1.88%; dividend rate – 0%; and expected term –3.25 years.

On July 1, 2019, the Company granted 100,000 options to a member of its advisory board, with an exercise price of $0.50. The options vest at 50% on the one-year anniversary of the grant date and then monthly over the subsequent one-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 72%; risk-free interest rate – 1.79%; dividend rate – 0%; and expected term –3.25 years.

F-23

On August 15, 2019, the Company granted 11,500,000 options to various employees, with an exercise price of $0.38 to $0.50. The options vest at 33% or 50% on the one-year anniversary of the grant date and then monthly over the subsequent one- to two-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.38 to $0.50; expected volatility – 72%; risk-free interest rate – 1.42%; dividend rate – 0%; and expected term – 3.33 to 3.49 years.

On September 30, 2019, the Company granted 2,045,000 options to various employees, with an exercise price of $0.50 per share. The options vest at 33% on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 73%; risk free interest rate – 1.51%; dividend rate – 0%; and expected term – 3.49 years.

On October 1, 2019, the Company granted 100,000 options to an employee, with an exercise price of $0.50 per share. The options vest at monthly over a two-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 73%; risk free interest rate – 1.51%; dividend rate – 0%; and expected term – 3.25 years.

On October 8, 2019, the Company granted an aggregate of 300,000 options to two employees, with an exercise price of $0.50. The options vest at 33% on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 72%; risk free interest rate – 1.36%; dividend rate – 0%; and expected term – 3.49 years.

On October 17, 2019, the Company granted 100,000 options to a member of its advisory board, with an exercise price of $0.50. The options vest at 50% on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 73%; risk free interest rate – 1.76%; dividend rate – 0%; and expected term – 5.88 years.

On December 16, 2019, the Company granted an aggregate of 2,000,000 options to two employees, with an exercise price of $0.50. The options vest at 33% on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The options issued were valued using the Black-Scholes option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 72%; risk free interest rate – 1.72%; dividend rate – 0%; and expected term – 3.49 years.

On January 1, 2020, the Company granted options to purchase 720,000 shares of the Company’s common stock to Mr. Reithinger, with an exercise price of $0.50 per share. The options vest monthly over a three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 72%; risk free interest rate – 1.67%; dividend rate – 0%; and expected term – 5.99 years.

On January 3, 2020, the Company granted options to purchase 50,000 shares of the Company’s common stock to an employee, with an exercise price of $0.50 per share. The options for 33% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 72%; risk free interest rate – 1.59%; dividend rate – 0%; and expected term – 3.49 years.

On January 29, 2020, the Company granted options to purchase 1,000,000 shares of the Company’s common stock to William Santos, Chief Operating Officer, with an exercise price of $0.50 per share. The options for 33% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 72%; risk free interest rate – 1.41%; dividend rate – 0%; and expected term – 3.49 years.

On January 29, 2020, the board of directors approved the issuance of options to purchase an aggregate of 600,000 shares of the Company’s common stock to three members of the board, with an exercise price of $0.50 per share. The options for 50% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent one-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 72%; risk free interest rate – 1.41%; dividend rate – 0%; and expected term – 3.25 years.

F-24

On February 13, 2020, the Company granted 200,000 options to an employee, with an exercise price of $0.50 per share. The options for 33% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The Company terminated the employee in March 2020 and, as a result, no stock-based compensation was recorded relating to these options.

On June 9, 2020, the Company granted options to purchase an aggregate of 1,205,000 shares of the Company’s common stock to various employees, with an exercise price of $0.50 per share. The options for 33% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 74%; risk free interest rate – 0.40%; dividend rate – 0%; and expected term – 3.49 years.

On June 23, 2020, the Company granted options to purchase an aggregate of 406,000 shares of the Company’s common stock to various employees, with an exercise price of $0.50 per share. The options for 33% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $0.50; expected volatility – 74%; risk free interest rate – 0.33%; dividend rate – 0%; and expected term – 3.66 years.

On July 27, 2020, the Company granted options to purchase an aggregate of 50,000 shares of the Company’s common stock to an employee, with an exercise price of $2.00 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent four-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $2.00; expected volatility – 73%; risk free interest rate – 0.30%; dividend rate – 0%; and expected term – 3.94 years.

On July 27, 2020, the Company granted options to purchase an aggregate of 95,700 shares of the Company’s common stock to an employee, with an exercise price of $2.00 per share. The options for 33% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $2.00; expected volatility – 73%; risk free interest rate – 0.30%; dividend rate – 0%; and expected term – 3.49 years.

On July 31, 2020, the Company granted options to purchase an aggregate of 250,000 shares of the Company’s common stock to an employee, with an exercise price of $2.00 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $2.00; expected volatility – 73%; risk free interest rate – 0.21%; dividend rate – 0%; and expected term – 3.75 years.

On August 3, 2020, the Company granted options to purchase an aggregate of 250,000 shares of the Company’s common stock to an employee, with an exercise price of $2.00 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $2.00; expected volatility – 74%; risk free interest rate – 0.22%; dividend rate – 0%; and expected term – 3.75 years.

On August 5, 2020, the Company granted options to purchase an aggregate of 250,000 shares of the Company’s common stock to an employee, with an exercise price of $2.00 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $2.00; expected volatility – 74%; risk free interest rate – 0.22%; dividend rate – 0%; and expected term – 3.75 years.

On August 16, 2020, the Company granted options to purchase an aggregate of 112,000 shares of the Company’s common stock to an employee, with an exercise price of $2.00 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent four-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $2.00; expected volatility – 74%; risk free interest rate – 0.29%; dividend rate – 0%; and expected term – 3.52 years.

On August 17, 2020, the Company granted options to purchase an aggregate of 175,000 shares of the Company’s common stock to various employees, with an exercise price of $2.00 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year or two-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $2.00; expected volatility – 74%; risk free interest rate – 0.29%; dividend rate – 0%; and expected term – 3.75 and 3.66 years.

F-25

On August 17, 2020, the Company granted options to purchase an aggregate of 45,000 shares of the Company’s common stock to an employee, with an exercise price of $2.00 per share. The options for 33% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $2.00; expected volatility – 74%; risk free interest rate – 0.29%; dividend rate – 0%; and expected term – 3.75 years.

On August 19, 2020, the Company granted options to purchase an aggregate of 500,000 shares of the Company’s common stock to two employees, with an exercise price of $2.00 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $0.40; strike price - $2.00; expected volatility – 74%; risk free interest rate – 0.29%; dividend rate – 0%; and expected term – 3.75 years.

On September 11, 2020, the Company granted options to purchase an aggregate of 80,000 shares of the Company’s common stock to an employee, with an exercise price of $2.00 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent four-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $2.05; strike price - $2.00; expected volatility – 72%; risk free interest rate – 0.26%; dividend rate – 0%; and expected term – 3.52 years.

On October 1, 2020, the Company granted options to purchase an aggregate of 200,000 shares of the Company’s common stock to an employee, with an exercise price of $2.00 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $2.05; strike price - $2.00; expected volatility – 74%; risk free interest rate – 0.27%; dividend rate – 0%; and expected term – 3.75 years.

On October 12, 2020, the Company granted options to purchase an aggregate of 65,000 shares of the Company’s common stock to an employee, with an exercise price of $2.05 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $2.05; strike price - $2.05; expected volatility – 74%; risk free interest rate – 0.34%; dividend rate – 0%; and expected term – 3.75 years.

On November 16, 2020, the Company granted options to purchase an aggregate of 500,000 shares of the Company’s common stock to an employee, with an exercise price of $2.05 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $2.05; strike price - $2.05; expected volatility – 74%; risk free interest rate – 0.41%; dividend rate – 0%; and expected term – 3.75 years.

On December 15, 2020, the Company granted options to purchase an aggregate of 3,000,000 shares of the Company’s common stock to an employee, with an exercise price of $2.00 per share. The options for 30% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent two-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $2.05; strike price - $2.00; expected volatility – 74%; risk free interest rate – 0.37%; dividend rate – 0%; and expected term – 3.88 years.

On December 16, 2020, the Company granted options to purchase an aggregate of 740,000 shares of the Company’s common stock to several employees, with an exercise price of $2.05 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $2.05; strike price - $2.05; expected volatility – 74%; risk free interest rate – 0.37%; dividend rate – 0%; and expected term – 3.75 years.

On December 31, 2020, the Company granted options to purchase an aggregate of 100,000 shares of the Company’s common stock to an employee, with an exercise price of $2.05 per share. The options for 25% of the shares vest on the one-year anniversary of the grant date and then monthly over the subsequent three-year period. The options issued were valued using the Black-Scholes-Merton option pricing model under the following assumptions: stock price - $2.05; strike price - $2.05; expected volatility – 74%; risk free interest rate – 0.37%; dividend rate – 0%; and expected term – 3.75 years.

F-26

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Compensatory Arrangements of Certain Officers

Employment Agreement with William Santos

On May 15, 2019, the Company entered into an employment agreement with Mr. Santos to serve as the Company’s Chief Operating Officer (the “Santos Employment Agreement”). The Santos Employment Agreement is evergreen and can be terminated by either party. Pursuant to the Santos Employment Agreement, as amended, Mr. Santos earns an initial base annual salary of $225,000 with a guaranteed annual bonus of $15,000, which will be increased to (i) an annual base salary of $245,000 upon the Company achieving annual gross revenues of $20,000,000 in any calendar year and (ii) an increase to an annual base salary of $300,000 upon the Company achieving gross annual revenues of $40,000,000 in any calendar year. Mr. Santos is entitled to receive a discretionary annual bonus of up to 100% of his annual base salary, at the discretion of the Board, based on certain performance and company objectives. Subject to approval by the Board, Mr. Santos is entitled to stock options under the Company’s 2019 Equity Incentive Plan. Mr. Santos is also eligible to participate in the Company’s standard benefit plans.

Employment Agreement with David Jemmett

On September 30, 2019, the Company entered into an employment agreement with Mr. Jemmett, who has served as our Chief Executive Officer since inception, to serve as the Company’s Chief Executive Officer (the “Jemmett Employment Agreement”). The Jemmett Employment Agreement is evergreen and can be terminated by either party. Pursuant to the Jemmett Employment Agreement, Mr. Jemmett earns an initial base annual salary of $225,000, which will be increased to an annual base salary of $250,000 upon the Company’s listing under ticker symbol CISO. Mr. Jemmett’s base salary may be increased in accordance with the Company’s normal compensation and performance review policies. He is entitled to receive a discretionary annual bonus of up to 100% of his annual base salary, at the discretion of the Board, based on performance and company objectives. Subject to approval by the Board, Mr. Jemmett is entitled to stock options under the Company’s 2019 Equity Incentive Plan. The stock options will vest at 33% on the one-year anniversary of the Jemmett Employment Agreement and the remaining 66% of the options will vest monthly over the next 12 months. As of the date of this report the Board has not approved or granted any stock options to Mr. Jemmett. Mr. Jemmett is also eligible to participate in the Company’s standard benefit plans.

Bryce Hancock

On December 14, 2020, the Company entered into an employment agreement with Mr. Hancock to serve as the Company’s Chief Operating Officer (the “Hancock Employment Agreement”). The Hancock Employment Agreement is evergreen and can be terminated by either party. Pursuant to the Hancock Employment Agreement, Mr. Hancock earns an initial base annual salary of $225,000, which will be increased at the discretion of the Company’s Board upon the Company’s listing to Nasdaq. In addition to Mr. Hancock’s current options, he is also entitled to receive an additional 1,000,000 options immediately before the Company’s listing onto Nasdaq at an exercise price of $2.00 per share and an additional 1,000,000 options based on certain performance guidelines at the discretion of the Board. Mr. Hancock is also eligible to participate in the Company’s standard benefit plans.

Legal Claims

There are no material pending legal proceedings in which the Company or any of its subsidiaries is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of its voting securities, or security holder is a party adverse to us or has a material interest adverse to the Company.

NOTE 12 – LOANS PAYABLE, CONVERTIBLE NOTE PAYABLE AND LINES OF CREDIT

Lines of Credit

TalaTek, Inc.

On July 29, 2019, TalaTek entered into a secured line of credit with SunTrust Bank (“SunTrust”) for $500,000. The line of credit bears interest at LIBOR plus 2.25%. The line of credit is an open-end revolving line of credit and may be terminated at any time by SunTrust without notice to TalaTek. At December 31, 2020, no amounts were drawn on the line of credit.

F-27

Technologyville, Inc.

On August 2, 2017, Techville entered into a secured revolving line of credit with Wintrust Bank (“Wintrust”) for $75,000. The line of credit was renewed on August 11, 2020. The line of credit bears interest at Prime plus 1.75% with a floor rate of 6% and a maturity date of August 24, 2021. The interest rate at December 31, 2020 was 6%. The line of credit is collateralized by all of Techville’s assets. There are no financial covenants requiring the Company to maintain specific financial ratios. During the year ended December 31, 2020 Techville drew $63,000 against the line of credit and made payments of $93,705. At December 31, 2020, there was $3,000 outstanding.

Loans Payable

Technologyville, Inc.

On April 29, 2019, Techville entered into a note payable with VCI Account Services, that subsequently was assigned to U.S. Bancorp, in the original principal amount of $59,905. The note has a maturity date of May 12, 2025 and bears an interest rate of 5.77% per annum. During the year ended December 31, 2020, the Company made cash payments of $5,567, of which $5,010 and $557 was attributed to principal and interest, respectively. The loan is collateralized by a vehicle. There are no financial covenants requiring the Company to maintain specific financial ratios. At December 31, 2020, $45,881 was outstanding.

On June 22, 2020, under the U.S. Small Business Administration’s Paycheck Protection Program, Techville entered into a note payable with a financial institution for $179,600 at an interest rate of 1% per annum and a maturity date of June 22, 2025. Pursuant to the note, principal and interest payments are deferred for ten months, which, at that time Techville may apply for loan forgiveness. If Techville does not apply for loan forgiveness Techville will be required to make monthly payments of $3,819 starting on October 1, 2021. As of December 31, 2020, Techville has not applied for loan forgiveness. All remaining principal and interest is due and payable at the maturity date. At any time during the term of the note, the note holder may call all remaining amounts owed in full. At December 31, 2020, $179,600 was outstanding.

Cerberus Cyber Sentinel Corporation

On April 17, 2020, under the U.S. Small Business Administration’s Paycheck Protection Program, Cerberus entered into a note payable with a financial institution for $530,000 at an interest rate of 1% per annum and a maturity date of April 17, 2022. Pursuant to the note, principal and interest payments are deferred for six months. Cerberus may apply for loan forgiveness any time during the ten-month period after October 2, 2020. If Cerberus does not apply for loan forgiveness Cerberus will be required to make monthly payments of $29,678 starting on August 10, 2021. As of December 31, 2020, Cerberus has not applied for loan forgiveness. All remaining principal and interest is due and payable at the maturity date. At any time during the term of the note, the note holder may call the remaining amounts owed in full. At December 31, 2020, $530,000 was outstanding.

Clear Skies Security LLC

On May 8, 2020, under the U.S. Small Business Administration’s Paycheck Protection Program, Clear Skies entered into a loan payable with a financial institution for $134,200 at an interest rate of 1% per annum and a maturity date of May 8, 2022. Pursuant to the loan, principal and interest payments are deferred for six months. Clear Skies may apply for loan forgiveness at any time during the ten-month period after November 5, 2020. If the Company does not apply for loan forgiveness the Company will be required to make monthly payments of $5,650 starting on September 8, 2021. As of December 31, 2020, Clear Skies has not applied for loan forgiveness. All remaining principal and interest is due and payable at the maturity date. At any time during the term of the loan, the loan holder may call all remaining amounts owed in full. At December 31, 2020, $134,200 was outstanding.

Alpine Security, LLC

On April 18, 2020, under the U.S. Small Business Administration’s Paycheck Protection Program, Alpine entered into a loan payable with a financial institution for $137,000 at an interest rate of 1% per annum and a maturity date of April 8, 2022. Pursuant to the loan, principal and interest payments are deferred for six months. Alpine may apply for loan forgiveness at any time during the ten-month period after October 18, 2020. If the Company does not apply for loan forgiveness the Company will be required to make monthly payments of $7,672 starting on August 18, 2021. As of December 31, 2020, Alpine has not applied for loan forgiveness. All remaining principal and interest is due and payable at the maturity date. At any time during the term of the loan, the loan holder may call all remaining amounts owed in full. At December 31, 2020, $137,000 was outstanding.

F-28

On August 21, 2020, Alpine entered into a Future Receipts Sale Agreement with a financial institution for $70,000 bearing no interest and a maturity date of March 12, 2021. The Company received net aggregate proceeds of $38,755 (including $50,000 approved amount less outstanding amounts owed of $10,350). The Company is required to make daily payments pursuant to the following schedule: (i) $575 per day from August 18, 2020 through August 21, 2020, (ii) $500 per day from August 25, 2020 through March 10, 2021, and (iii) $200 per day for March 12, 2021. At December 31, 2020, the remaining balance on the agreement was $19,840. The remaining outstanding balance was repaid subsequent to December 31, 2020.

Convertible Note Payable

On December 23, 2020, the Company issued to a related party lender a convertible note payable in the principal amount of $3,000,000. The convertible note bears interest at 6% per annum, with an effective interest rate of 8.5% per annum, payable at maturity with a maturity date of December 31, 2021. Amounts due under the note may be converted into shares of the Company’s common stock, $0.00001 par value, at any time at the option of the Holder, at a conversion price of $2.00 per share. At December 31, 2020, the if converted value of the note, at the market price of $2.05 per share, would be $3,075,000. The issuance of the note resulted in a discount from the beneficial conversion feature totaling $75,000. Total straight-line amortization of this discount totaled $1,609 during the year ended December 31, 2020 and has a remaining amortization period of .91 years. Total interest expense on the note was approximately $4,000 for the year ended December 31, 2020.

Future minimum payments under the above notes payable following the year ended December 31, 2020, are as follows:

2021	$3,072,192
2022	1,037,115
4,109,307
Less: discount	(73,391)
4,035,916
Less: current	(2,998,801)
Total future minimum payments	$1,037,115

NOTE 13 – LEASES

A lease is defined as a contract that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. On January 1, 2020, the Company adopted ASC 842 and it primarily affected the accounting treatment for operating lease agreements in which the Company is the lessee.

All of the Company’s leases are classified as operating leases, and as such, were previously not recognized on the Company’s consolidated balance sheet. With the adoption of Topic 842, operating lease agreements are required to be recognized on the consolidated balance sheet as ROU assets and corresponding lease liabilities.

On May 25, 2020, the Company recognized ROU assets of $19,393 and lease liabilities of approximately $19,393. The Company elected to not recognize ROU assets and lease liabilities arising from short-term office leases, leases with initial terms of twelve months or less (deemed immaterial) on the consolidated balance sheets.

ROU assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The lease terms may include options to extend or terminate the lease if it is reasonably certain that the Company will exercise that option.

When measuring lease liabilities for leases that were classified as operating leases, the Company discounted lease payments using its estimated incremental borrowing rate at May 25, 2020. The weighted average incremental borrowing rate applied was 5.77%. As of December 31, 2020, the Company’s leases had a remaining weighted average term of 1.50 years.

Rent expense amounted to $43,345 and $19,689 for the years ended December 31, 2020 and 2019, respectively.

F-29

The following table presents net lease cost and other supplemental lease information:

Year Ended December 31, 2020
Lease cost
Operating lease cost (cost resulting from lease payments)	$6,362
Short term lease cost	36,983
Net lease cost	$43,345

Operating lease – operating cash flows (fixed payments)	$6,362
Operating lease – operating cash flows (liability reduction)	$5,712
Non-current leases – right of use assets	$13,426
Current liabilities – operating lease liabilities	$8,989
Non-current liabilities – operating lease liabilities	$4,693

Future minimum payments under non-cancelable leases for operating leases for the remaining terms of the leases following the year ended December 31, 2020, are as follows:

Fiscal Year	Operating Leases
2021	$9,543
2022	4,772
Total future minimum lease payments	14,315
Amount representing interest	(633)
Present value of net future minimum lease payments	$13,682

NOTE 14 – INCOME TAXES

The Company identified their federal and Arizona and Virginia state tax returns as their “major” tax jurisdictions. The periods for income tax returns that are subject to examination for these jurisdictions is 2018 through 2019. The Company believes their income tax filing positions and deductions will be sustained on audit, and they do not anticipate any adjustments that would result in a material change to their financial position. Therefore, no liabilities for uncertain tax positions have been recorded.

At December 31, 2020, the Company had approximately $2,732,000 in net operating loss carry-forwards for federal and state income tax reporting purposes. As a result of the Tax Cuts Job Act 2017 (the “Act”), certain future carry-forwards do not expire. The Company has not performed a formal analysis, but believes its ability to use such net operating losses and tax credit carry-forwards in the future is subject to annual limitations due to change of control provisions under Sections 382 and 383 of the Internal Revenue Code, which will significantly impact its ability to realize these deferred tax assets.

The Company’s net deferred tax assets, liabilities and valuation allowance as of December 31, 2020 and 2019 are summarized as follows:

	Year Ended December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$765,000	$101,000
Stock compensation expense	703,500	208,400
Accounts payable and accrued expenses	30,600	25,500
Amortization	25,900	-
Allowance for doubtful accounts	7,800	10,100
Total deferred tax assets	1,532,800	345,000
Valuation allowance	(1,341,300)	(337,800)
Deferred tax assets after valuation allowance	$191,500	$7,200
Deferred tax liabilities:
Accounts receivable	$(156,400)	$-
Prepaid expenses	(35,000)	(7,200)
Total deferred tax liabilities	(191,500)	(7,200)
Net deferred tax assets	$-	$-

F-30

We recorded a valuation allowance in the full amount of our net deferred tax assets since realization of such tax benefits has been determined by our management to be less likely than not. The valuation allowance increased by $1,003,500 and $337,800 during the years ended December 31, 2020 and 2019, respectively.

A reconciliation of the statutory federal income tax benefit to actual tax benefit for the years ended December 31, 2020 and 2019 is as follows:

	2020	2019
Federal statutory blended income tax rates	(21)%	(21)%
State statutory income tax rate, net of federal benefit	(4)	(4)
Change in valuation allowance	25	25
Effective tax rate	-%	-%

As of the date of this filing, the Company has not filed its 2020 federal and state corporate income tax returns. The Company expects to file these documents as soon as practicable.

The Act was enacted on December 22, 2017. The Act reduced the U.S. federal corporate tax rate from 35% to 21% and required the Company to re-measure certain deferred tax assets and liabilities based on the rates at which they are anticipated to reverse in the future, which is generally 21%. The Company adopted the new rate as it relates to the calculations of deferred tax amounts as of March 5, 2019.

NOTE 15 – CONCENTRATION OF CREDIT RISK

Cash Deposits

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2020 and 2019, the Company had approximately $4,252,000 and $1,377,000, respectively, in excess of the FDIC insured limit.

Revenues

Two clients accounted for 59% of revenue for the year ended December 31, 2020, as set forth below:

Client A	44%
Client B	15%

Three clients accounted for 80% of revenue for the year ended December 31, 2019.

Client A	35%
Client B	32%
Client C	13%

Accounts Receivable

Two clients accounted for 41% of the accounts receivable as of December 31, 2020, as set forth below:

Client A	25%
Client B	16%

Three clients accounted for 79% of the accounts receivable as of December 31, 2019, as set forth below:

Client A	35%
Client B	30%
Client C	14%

Accounts Payable

Two vendors accounted for 32% of the accounts payable as of December 31, 2020, as set forth below:

Vendor A	20%
Vendor B	12%

One vendor accounted for 63% of the accounts payable as of December 31, 2019, as set forth below:

Vendor A	63%

NOTE 16 – SUBSEQUENT EVENTS

Subsequent to December 31, 2020, pursuant to corresponding securities purchase agreements, the Company received $3,250,000 from several investors for an aggregate total of 1,625,000 shares of common stock at a fair value of $2.00 per share. As of the date of this report the shares have not been issued.

On January 1, 2021, Alpine renewed its lease for office space through December 31, 2021. The renewal allows for the term of the lease to be automatically extended for a period of one year from the date of expiration with a rate of $1,750 per month.

On January 22, 2021, the Company entered into a two-year Sublease Agreement with a certain sublandlord for office space. Pursuant to the sublease the Company has a rent schedule of $6,558 per month through December 31, 2021 and $6,695 per month from January 1, 2022 through December 31, 2022.

On February 1, 2021, the Board of Directors (the “Board”) appointed Sandra Morgan as a director. In connection with Ms. Morgan’s appointment to the Board, the Board granted Ms. Morgan an option to purchase 200,000 shares of the Company’s common stock with an exercise price of $2.00 per share.

F-31

CERBERUS CYBER SENTINEL CORPORATION and subsidiaries

CONDENSED Consolidated Balance Sheets

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$2,729,579	$5,197,030
Accounts receivable, net of allowances for doubtful accounts of $76,200 and $40,000, respectively	2,268,833	1,006,834
Prepaid expenses and other current assets	485,617	142,144
Total Current Assets	5,484,029	6,346,008

Property and equipment, net of accumulated depreciation of $30,310 and $14,473, respectively	89,401	80,630
Right of use asset, net	268,096	13,426
Intangible assets, net of accumulated amortization of $226,964 and $116,468, respectively	2,359,402	2,105,432
Goodwill	20,695,024	4,101,369

Total Assets	$28,895,952	$12,646,865

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,494,159	$809,804
Stock payable	79,950	46,000
Lease liability, current portion	166,709	8,989
Loans payable, current portion	115,981	9,405
Line of credit	-	3,000
Convertible note payable, net of debt discount, related party	2,981,401	2,926,609
Note payable, related party	-	59,787
Total Current Liabilities	4,838,200	3,863,594

Long-term Liabilities:
Loans payable, net of current portion	443,373	1,037,115
Lease liability, net of current portion	107,899	4,693

Total Liabilities	5,389,472	4,905,402

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $.00001 par value; 250,000,000 shares authorized; 120,529,649 and 116,104,971 shares issued and outstanding on September 30, 2021 and December 31, 2020, respectively	1,205	1,161
Additional paid-in capital	34,518,667	12,607,074
Accumulated deficit	(11,013,392)	(4,866,772)
Total Stockholders’ Equity	23,506,480	7,741,463

Total Liabilities and Stockholders’ Equity	$28,895,952	$12,646,865

F-32

CERBERUS CYBER SENTINEL CORPORATION and subsidiaries

CONDENSED Consolidated STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Revenue:
Security managed services	$3,099,753	$1,683,733	$6,979,146	$3,612,489
Professional services	645,255	325,865	2,275,437	1,015,816
Total revenue	3,745,008	2,009,598	9,254,583	4,628,305

Cost of revenue:
Security managed services	650,955	423,784	1,326,788	726,614
Professional services	234,326	18,962	350,388	82,992
Cost of payroll	2,093,072	868,810	5,052,684	2,135,691
Total cost of revenue	2,978,353	1,311,556	6,729,860	2,945,297
Total gross profit	766,655	698,042	2,524,723	1,683,008

Operating expenses:
Professional fees	293,408	284,511	695,023	685,821
Advertising and marketing	254,026	30,488	471,721	104,058
Selling, general and administrative	2,085,720	1,020,765	5,241,095	2,235,041
Stock based compensation	1,251,635	392,661	2,981,523	1,062,000
Loss on write-off of account receivable	40,264	-	55,528	15,000
Total operating expenses	3,925,053	1,728,425	9,444,890	4,101,920

Loss from operations	(3,158,398)	(1,030,383)	(6,920,167)	(2,418,912)

Other income (expense):
Other income	169	751	2,553	10,751
Interest expense, net	(75,470)	(5,567)	(209,806)	(12,285)
PPP loan forgiveness	980,800	-	980,800	-

Total other income (expense)	905,499	(4,816)	773,547	(1,534)

Net loss	$(2,252,899)	$(1,035,199)	$(6,146,620)	$(2,420,446)

Net loss per common share - basic	$(0.02)	$(0.01)	$(0.05)	$(0.02)
Net loss per common share - diluted	$(0.02)	$(0.01)	$(0.05)	$(0.02)

Weighted average shares outstanding - basic	118,856,026	113,174,336	117,801,672	110,305,671
Weighted average shares outstanding - diluted	118,856,026	113,174,336	117,801,672	110,305,671

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-33

CERBERUS CYBER SENTINEL CORPORATION and subsidiaries

CONDENSED Consolidated STATEMENTS of CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

			Additional
	Common Stock		Paid-in	Accumulated	Treasury
	Shares	Amount	Capital	Deficit	Stock	Total

Balance at January 1, 2021	116,104,971	$1,161	$12,607,074	$(4,866,772)	$-	$7,741,463

Stock based compensation - stock options	-	-	838,762	-	-	838,762
Stock issued for cash	1,625,000	16	3,249,984	-	-	3,250,000
Net loss	-	-	-	(1,776,859)	-	(1,776,859)
Balance as of March 31, 2021	117,729,971	1,177	16,695,820	(6,643,631)	-	10,053,366

Stock based compensation - stock options	-	-	891,126	-	-	891,126
Net loss	-	-	-	(2,116,862)	-	(2,116,862)
Balance as of June 30, 2021	117,729,971	1,177	17,586,946	(8,760,493)	-	8,827,630

Stock based compensation - stock options	-	-	1,251,635	-	-	1,251,635
Stock based compensation - shares	232,900	2	279,443	-	-	279,445
Stock issued for VelocIT acquisition	2,566,778	26	15,400,643	-	-	15,400,669
Net loss	-	-	-	(2,252,899)	-	(2,252,899)
Balance as of September 30, 2021	120,529,649	$1,205	$34,518,667	$(11,013,392)	$-	$23,506,480

Balance at January 1, 2020	107,912,500	$1,139	$7,770,902	$(1,453,510)	$(2,400,000)	$3,918,531

Stock based compensation - stock options	-	-	325,429	-	-	325,429
Stock issued for cash	350,000	4	139,996	-	-	140,000
Return of treasury stock to authorized capital	-	(60)	(2,399,940)	-	2,400,000	-
Net loss	-	-	-	(839,144)	-	(839,144)
Balance as of March 31, 2020	108,262,500	1,083	5,836,387	(2,292,654)	-	3,544,816

Stock based compensation - stock options	-	-	343,910	-	-	343,910
Stock issued for Technologyville acquisition	3,392,271	34	1,356,874	-	-	1,356,908
Net loss	-	-	-	(546,103)	-	(546,103)
Balance as of June 30, 2020	111,654,771	1,117	7,537,171	(2,838,757)	-	4,699,531

Stock based compensation - stock options	-	-	392,661	-	-	392,661
Common shares issued for cash	325,000	3	649,997	-	-	650,000
Stock issued for Clear Skies acquisition	2,330,000	23	931,977	-	-	932,000
Net loss	-	-	-	(1,035,199)	-	(1,035,199)
Balance as of September 30, 2020	114,309,771	$1,143	$9,511,806	$(3,873,956)	$-	$5,638,993

F-34

CERBERUS CYBER SENTINEL CORPORATION and subsidiaries

CONDENSED Consolidated STATEMENTS OF CASH FLOWS

(Unaudited)

	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net loss	$(6,146,620)	$(2,420,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation - stock options	2,981,523	1,062,000
Loss on write-off of accounts receivable	55,528	15,000
Issuance of common stock for services	313,395	34,000
Depreciation and amortization	131,403	55,365
Right of use amortization	75,842	3,729
Amortization of debt discount	54,792	-
Forgiveness of PPP Loan	(980,800)
Changes in operating assets and liabilities:
Accounts receivable, net	(355,946)	(191,958)
Other current assets	(305,532)	(77,083)
Accounts payable and accrued expenses	(66,311)	364,961
Lease liability	(69,586)	(3,544)

Net cash used in operating activities	(4,312,312)	(1,157,976)

Cash flows from investing activities:

Cash acquired in acquisitions	662,176	254,180

Net cash provided by investing activities	662,176	254,180

Cash flows from financing activities:
Proceeds from sale of common stock	3,250,000	790,000
Proceeds from PPP loans	-	709,600
Proceeds from line of credit	221,346	60,000
Payment on line of credit	(224,346)	(93,705)
Payment on loans payable	(2,004,528)	(2,737)
Payment on notes payable, related party	(59,787)	-
Distributions to member	-	(20,000)

Net cash provided by financing activities	1,182,685	1,443,158

Net increase (decrease) in cash and cash equivalents	(2,467,451)	539,362

Cash and cash equivalents - beginning of the period	5,197,030	1,876,645

Cash and cash equivalents - end of the period	$2,729,579	$2,416,007

Supplemental cash flow information:
Cash paid for:
Interest	$91,490	$169
Income taxes	$-	$5,882
Non-cash investing and financing activities:
Right of use asset and lease liability recorded	$330,512	$19,393
Forgiveness of PPP Loan	$980,800	$-
Common shares issued in Technologyville acquisition	$-	$1,356,908
Common shares issued in Clear Skies acquisition	$-	$932,000

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-35

CERBERUS CYBER SENTINEL CORPORATION and subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS

Corporate History

Cerberus Cyber Sentinel Corporation (“Cerberus Sentinel,” “Cerberus,” or the “Company”) was formed on March 5, 2019, as a Delaware corporation. The Company’s principal offices are located at 6900 E. Camelback Road, Suite 240, Scottsdale, AZ 85258.

Effective May 25, 2020, the Company entered into a Stock Purchase Agreement with Technologyville, Inc., an Illinois corporation (“Techville”), and its sole shareholder, pursuant to which Techville became a wholly owned subsidiary of the Company (the “Techville Acquisition”). Under the terms of the Techville Acquisition, all issued and outstanding common stock of Techville was exchanged for an aggregate of 3,392,271 shares of the Company’s common stock.

Effective August 1, 2020, the Company entered into a Stock Purchase Agreement with Clear Skies Security, LLC, a Georgia limited liability company (“Clear Skies”), and its equity holders, pursuant to which Clear Skies became a wholly owned subsidiary of the Company (the “Clear Skies Acquisition”). Under the terms of the Clear Skies Acquisition, all issued and outstanding equity securities in Clear Skies were exchanged for an aggregate of 2,330,000 shares of the Company’s common stock.

Effective December 16, 2020, the Company entered into an Agreement and Plan of Merger with Alpine Security, LLC, an Illinois limited liability company (“Alpine”), and its sole member, pursuant to which Alpine became a wholly owned subsidiary of the Company (the “Alpine Acquisition”). Under the terms of the Alpine Acquisition, all issued and outstanding membership units in Alpine were exchanged for an aggregate of 900,000 shares of the Company’s common stock.

Effective August 12, 2021, the Company entered into an Agreement and Plan of Merger with Catapult Acquisition Corporation, a New Jersey corporation (“VelocIT”), and its equity holders, pursuant to which VelocIT became a wholly owned subsidiary of the Company (the “Catapult Acquisition”). Under the terms of the Catapult Acquisition, all issued and outstanding equity securities in VelocIT were exchanged for an aggregate of 2,566,778 shares of the Company’s common stock.

Nature of the Business

Cerberus Sentinel is a security services company comprised of security professionals who work with clients throughout the United States to create a continuously aware security culture. We do not sell cybersecurity products. We position the Company as a trusted cybersecurity advisor and are committed to delivering tailored security solutions to organizations of different sizes and across all geographies and industries to fit their budgetary needs and limit their cyber threat exposure.

We currently provide a multitude of cybersecurity services including managed security services, cybersecurity consulting, technology consulting, compliance auditing, vulnerability assessment, penetration testing, security remediation, security operations center (“SOC”) set-up and consulting and cybersecurity training. We differentiate ourselves from our competitors by staying technology agnostic. We believe that many cybersecurity service providers in the market today are committed to a specific technology solution which limits their service scope and ability to quickly respond to any emerging cybersecurity challenges. In addition, as we continue to serve our clients within our existing capacities, we plan to continue making strategic acquisitions of small-to-medium-sized engineer-led cybersecurity service firms to continue to expand our service scope and geographical coverage. We believe that having a world-class technology team with multi-faceted expertise is key to providing technology agnostic solutions to our clients and maximizing their return on investment from information technology (“IT”) and cybersecurity spending.

Liquidity

The accompanying unaudited condensed consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates realization of assets and satisfying liabilities in the normal course of business. At September 30, 2021, the Company had an accumulated deficit of $11,013,392 and working capital surplus of approximately $646,000. For the nine months ended September 30, 2021, the Company had a loss from operations of approximately $6,920,167 and negative cash flows from operations of approximately $4,312,312. Although the Company is showing positive revenues and gross profit trends, the Company expects to incur further losses through the end of 2021.

F-36

To date the Company has been funding operations primarily through the sale of equity in private placements and revenues generated by the Company’s services. During the nine months ended September 30, 2021, the Company received $3,250,000 from private placements of the Company’s common stock.

Based on its current cash resources and commitments, the Company believes it will be able to maintain its current planned development and corresponding level of expenditure for at least twelve months from the date of the issuance of these unaudited condensed consolidated financial statements, although no assurance can be given that it will not need additional funds prior to such time.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial information as of September 30, 2021, and for the three and nine months ended September 30, 2021 and 2020, has been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, such financial information includes all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of our financial position at such dates and the operating results and cash flows for such periods. Operating results for the three and nine months ended September 30, 2021, are not necessarily indicative of the results that may be expected for the entire year or for any other subsequent interim period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission, or the SEC. These unaudited financial statements and related notes should be read in conjunction with our audited financial statements for the year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021.

Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, GenResults, LLC (“GenResults”), TalaTek, Inc. (“TalaTek”), Techville, Clear Skies, Alpine, and VelocIT. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to the financial statements for the three and nine months ended September 30, 2020, to conform to the financial statements presentation for the three and nine months ended September 30, 2021. These reclassifications had no effect on net loss or cash flows as previously reported.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company believes the critical accounting policies discussed below affect its more significant judgments and estimates used in the preparation of the accompanying unaudited condensed consolidated financial statements. Significant estimates include the allowance for doubtful accounts, the carrying value of intangible assets and goodwill, deferred tax asset and valuation allowance, the estimated fair value of assets acquired, liabilities assumed and stock issued in business combinations and assumptions used in the Black-Scholes option pricing model, such as expected volatility, risk-free interest rate, and expected divided rate.

Revenue

The Company’s revenues are derived from two major types of services to clients: Managed Services and Consulting Services. With respect to Managed Services, the Company provides culture education and enablement, tools and technology provisioning, data and privacy monitoring, regulations and compliance monitoring, remote infrastructure administration, and cybersecurity services including, but not limited to, antivirus and patch management. With respect to Consulting Services, the Company provides cybersecurity consulting, compliance auditing, vulnerability assessment and penetration testing, and disaster recovery and data backup solutions.

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Practical Expedients

As part of Accounting Standards Codification (“ASC”) 606, the Company has adopted several practical expedients including the following: (i) the Company has determined that it need not adjust the promised amount of consideration for the effects of a significant financing component since the Company expects, at contract inception, that the period between when the Company transfers a promised service to the customer and when the customer pays for that service will be one year or less and (ii) the Company recognizes any incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

Disaggregated Revenues

Revenue consists of the following by service offering for the nine months ended September 30, 2021:

	Security Managed Services	Professional Services	Total
Primary Sector Markets
Public	$3,179,047	$44,579	$3,223,626
Private	3,607,146	2,178,545	5,785,691
Not-for-Profit	192,953	52,313	245,266
	$6,979,146	$2,275,437	$9,254,583

Major Service Lines
Compliance	$3,336,795	$-	$3,336,795
Secured Managed Services	3,134,269	-	3,134,269
SOC Managed Services	352,535	-	352,535
vCISO Services	155,547	-	155,547
Technical Assessments	-	1,844,496	1,844,496
Forensics & I/R	-	265,567	265,567
Training	-	149,529	149,529
Other CyberSecurity Services	-	15,845	15,845
	$6,979,146	$2,275,437	$9,254,583

Revenue consists of the following by service offering for the nine months ended September 30, 2020:

	Managed Services	Consulting Services	Total
Primary Sector Markets
Public	$2,498,371	$5,068	$2,503,439
Private	1,024,744	1,001,748	2,026,492
Not-for-Profit	89,374	9,000	98,374
	$3,612,489	$1,015,816	$4,628,305

Major Service Lines
Compliance	$2,519,958	$-	$2,519,958
Secured Managed Services	752,371	-	752,371
SOC Managed Services	301,760	-	301,760
vCISO Services	38,400	-	38,400
Technical Assessments	-	190,825	190,825
Forensics & I/R	-	554,069	554,069
Training	-	58,625	58,625
Other CyberSecurity Services	-	212,297	212,297
	$3,612,489	$1,015,816	$4,628,305

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Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances, net of allowances for doubtful accounts. The Company periodically assesses its accounts and other receivables for collectability on a specific identification basis. The Company provides for allowances for doubtful receivables based on management’s estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate. Payments are generally due within 30 days of invoice. The Company writes off accounts receivable against the allowance for doubtful accounts when a balance is determined to be uncollectible. As of September 30, 2021, and December 31, 2020, the Company’s allowance for doubtful accounts was $76,200 and $40,000, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally between three and five years. Expenditures that enhance the useful lives of the assets are capitalized and depreciated. Computer equipment costs for the Company are capitalized, as incurred, and depreciated on a straight-line basis over three years. TalaTek capitalizes all equipment costs over $5,000 and depreciates these costs on a straight-line basis over three years.

Maintenance and repairs are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in results of operations.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then these assets are written down first, followed by other long-lived assets of the operation, to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. During the three and nine months ended September 30, 2021, the Company did not record a loss on impairment.

Intangible Assets

The Company records its intangible assets at cost in accordance with ASC 350, Intangibles – Goodwill and Other. Finite-lived intangible assets are amortized over their estimated useful life using the straight-line method, which is determined by identifying the period over which the cash flows from the asset are expected to be generated.

Goodwill

Goodwill represents the excess of the purchase price of the acquired business over the estimated fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at least annually at year end, at the reporting unit level or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit’s carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit level (See Note 6).

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Advertising and Marketing Costs

The Company expenses advertising and marketing costs as they are incurred. Advertising and marketing expenses were $254,026 and $30,488 for the three months ended September 30, 2021 and 2020, respectively, and are recorded in operating expenses on the unaudited condensed consolidated statements of operations. Advertising and marketing expenses were $471,721 and $104,058 for the nine months ended September 30, 2021 and 2020, respectively, and are recorded in operating expenses on the unaudited condensed consolidated statements of operations.

Fair Value Measurements

As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1:	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date.

Level 3:	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The significant unobservable inputs used in the fair value measurement for nonrecurring fair value measurements of long-lived assets include pricing models, discounted cash flow methodologies and similar techniques.

Net Loss per Common Share

Net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. All vested outstanding options are considered potentially outstanding common stock. The dilutive effect, if any, of stock options is calculated using the treasury stock method. All outstanding convertible notes are considered common stock at the beginning of the period or at the time of issuance, if later, pursuant to the if-converted method. Since the effect of common stock equivalents is anti-dilutive with respect to losses, the options have been excluded from the Company’s computation of net loss per common share for the three and nine months ended September 30, 2021 and 2020.

The following tables summarize the securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive due to the Company’s net loss position even though the exercise price could be less than the average market price of the common shares:

	September 30, 2021	September 30, 2020
Stock Options	27,680,040	21,435,700
Convertible Debt	1,500,000	-
Total	29,180,040	21,435,700

Stock-based Compensation

The Company applies the provisions of ASC 718, Compensation - Stock Compensation, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options, in the statements of operations.

For stock options issued to employees and members of the board of directors for their services, the Company estimates the grant date fair value of each option using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised. Due to the Company’s limited history and lack of public trading volume for its common stock, the Company used the average of historical share prices of similar companies within its industry to calculate volatility for use in the Black-Scholes option pricing model.

F-40

Pursuant to Accounting Standards Update (“ASU”) 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting, the Company accounts for stock options issued to non-employees for their services in accordance with ASC 718. The Company uses valuation methods and assumptions to value stock options that are in line with the process for valuing employee stock options noted above.

Leases

Leases in which the Company is the lessee are comprised of corporate offices and property and equipment. All of the leases are classified as operating leases. The Company leases multiple office spaces with a remaining weighted average term of 1.17 years. The Company leases a vehicle with a remaining term of 0.67 years.

In accordance with ASC 842, Leases, the Company recognized a right-of-use (“ROU”) asset and corresponding lease liability on its unaudited condensed consolidated balance sheet for long-term office leases and a vehicle operating lease agreement. See Note 12 – Leases for further discussion, including the impact on the Company’s unaudited condensed consolidated financial statements and related disclosures.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities, including tax loss and credit carry forwards, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the unaudited condensed consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely than not” that a deferred tax asset will not be realized. At September 30, 2021, and December 31, 2020, the Company’s net deferred tax asset has been fully reserved.

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the unaudited condensed consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the unaudited condensed consolidated statements of operations when a determination is made that such expense is likely.

Recently Issued Accounting Standards

In March 2021, the FASB issued ASU No. 2021-03, Intangibles – Goodwill and Other (Topic 350). ASU 2021-03 requires an entity to identify and evaluate goodwill impairment triggering events when they occur to determine whether it is more likely than not that the fair value of a reporting unit (or entity, if the entity has elected the accounting alternative for amortizing goodwill and chosen that option) is less than its carrying amount. If an entity determines that it is more likely than not that the goodwill is impaired. It must test goodwill for impairment using the triggering event date as the measurement date. An entity is required to disclose the amount assigned to goodwill in total and by major business combination, or by reorganization event resulting in fresh-start reporting. Also, the entity must disclose the weighted average amortization period in total and the amortization period by major business combination, or by reorganization event resulting in fresh-start reporting. ASU 2021-03 was effective for the Company on January 1, 2021 and did not have a significant impact on our unaudited condensed consolidated financial statements.

In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force). The ASU requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the ASU, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. The ASU is applied prospectively and is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that adopting this standard will have on the unaudited condensed consolidated financial statements.

F-41

All newly issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

NOTE 3 – ACQUISITIONS

Catapult Acquisition Corporation

On August 12, 2021, the Company effected an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Catapult Acquisition Merger Sub, LLC (“Merger Sub”), Catapult Acquisition Corporation (d/b/a VelocIT) (“VelocIT”), the shareholders of VelocIT and Derek Hahn, in his capacity as the shareholder representative. Pursuant to the Merger Agreement, the Merger Sub merged with and into VelocIT, with VelocIT surviving the Merger as a wholly-owned subsidiary of the Company (the “VelocIT Acquisition”). At the effective time of the VelocIT Acquisition, VelocIT’s outstanding common stock was exchanged for 2,566,778 shares of the Company’s common stock.

Immediately following the VelocIT Acquisition, the Company had 120,296,749 shares of common stock issued and outstanding. The pre-acquisition stockholders of the Company retained an aggregate of 117,729,971 shares, representing approximately 98% ownership of the post-acquisition company. Therefore, upon consummation of the VelocIT Acquisition, there was no change in control.

The Company accounted for this transaction in accordance with the acquisition method of accounting for business combinations. Assets and liabilities of the acquired business were included in the consolidated balance sheet as of September 30, 2021, based on the respective estimated fair value on the date of acquisition as determined in a purchase price allocation using available information and making assumptions management believed are reasonable.

Per ASC 805, Business Combinations, the measurement period is the period after the acquisition date during which the acquirer may adjust the provisional amounts recognized for a business combination. The measurement period shall not exceed one year from the acquisition date. The Company has identified the acquisition date as August 12, 2021. Subsequent to the issuance of these financial statements, the Company expects to obtain a third-party valuation on the fair value of the assets acquired, including identifiable intangible assets, and the liabilities assumed for use in the purchase price allocation.

During the period subsequent to the effective date of the acquisition, VelocIT recorded revenue of $985,146 and a net loss of $1,695,276 for the period from August 12, 2021 to September 30, 2021.

The following table summarizes the allocation of the purchase price to the fair values of the assets acquired and the liabilities assumed as of the transaction date:

Consideration paid	$15,400,668

Tangible assets acquired:
Cash	662,176
Accounts receivable	961,581
Prepaid expenses	37,941
Property and equipment	24,608
Capitalizable expenses	5,091
Total tangible assets	1,691,397

Intangible assets acquired:
Intellectual property	134,445
Total intangible assets	134,445

Assumed liabilities:
Accounts payable	528,571
Accrued expenses	222,095
Loans payable	1,071,313
SBA loan payoff	1,426,850
Total assumed liabilities	3,248,829

Net liabilities assumed	(1,422,987)

Goodwill (a.)(b.)	$16,823,655

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a.	Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present. Goodwill and intangibles are not deductible for tax purposes.

b.	Goodwill represents expected synergies from the merger of operations and intangible assets that do not qualify for separate recognition. Cerberus and VelocIT are both cybersecurity service providers. The acquisition of VelocIT provided Cerberus potential sales synergies resulting from Cerberus’ access to VelocIT’s current client-base to offer additional services. These items will be assigned a fair value upon the completion of the third-party valuation and are not expected to change significantly.

NOTE 4 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of:

	September 30, 2021	December 31, 2020
Prepaid expenses	$398,712	$128,398
Prepaid insurance	56,125	13,746
Other current assets	30,780	-
Total prepaid expenses and other current assets	$485,617	$142,144

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30, 2021	December 31, 2020
Computer equipment	$15,735	$15,735
Vehicle	63,052	63,052
Furniture and fixtures	30,832	6,224
Software	10,092	10,092
	119,711	95,103
Less: accumulated depreciation	(30,310)	(14,473)
Property and equipment, net	$89,401	$80,630

Total depreciation expense was $6,989 and $5,361 for the three months ended September 30, 2021 and 2020, respectively. Total depreciation expense was $15,837 and $8,668 for the nine months ended September 30, 2021 and 2020, respectively.

NOTE 6 – INTANGIBLE ASSETS AND GOODWILL

The following table summarizes the changes in goodwill during the nine months ended September 30, 2021:

Balance December 31, 2020	$4,101,369
Acquisition of goodwill	16,823,655
Impairment	-
Reclassification based on valuation report(1)	(230,000)
Ending balance, September 30, 2021(2)	$20,695,024

(1)	Subsequent to September 30, 2021, the Company obtained a third-party valuation for the December 16, 2020, acquisition of Alpine. As such, the purchase price allocation disclosed in the Company’s Annual Report in Form 10-K for December 31, 2020, filed on March 31, 2021, changed and, therefore, goodwill changed.

(2)	As of September 30, 2021, the Company had not obtained a third-party valuation for the August 12, 2021, acquisition of VelocIT. As such, the purchase price allocation disclosed in this Quarterly Report for September 30, 2021, may change and, therefore, goodwill from the acquisition may change.

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The following table summarizes the identifiable intangible assets as of September 30, 2021, and December 31, 2020:

	Useful life	September 30, 2021	December 31, 2020
Tradenames – trademarks (1)	Indefinite	$1,211,800	$1,094,500
Customer base (1)	15 years	384,000	370,000
Non-compete agreements (1)	5 years	242,100	236,400
Intellectual property/technology (1)	10 years	748,466	521,000
		2,586,366	2,221,900
Less accumulated amortization		(226,964)	(116,468)
Total		$2,359,402	$2,105,432

(1)	These intangible assets were acquired in the acquisitions of TalaTek, Techville, Clear Skies, Alpine and VelocIT.

The weighted average remaining useful life of identifiable amortizable intangible assets remaining is 8.24 years.

Amortization of identifiable intangible assets for the three months ended September 30, 2021 and 2020, was $40,506 and $15,648, respectively. Amortization of identifiable intangible assets for the nine months ended September 30, 2021 and 2020, was $110,495 and $46,944, respectively.

The below table summarizes the future amortization expense for the remainder of 2021 and the next four years thereafter:

Remainder of 2021	$51,709
2022	153,554
2023	125,086
2024	127,939
2025	100,444
Thereafter	588,869
$1,147,601

NOTE 7 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following amounts:

	September 30, 2021	December 31, 2020
Accounts payable	$788,268	$328,368
Accrued payroll	408,602	39,670
Accrued expenses	265,532	417,832
Accrued commissions	26,678	-
Accrued interest – related party	5,079	23,934
Total accounts payable and accrued expenses	$1,494,159	$809,804

F-44

NOTE 8 - RELATED PARTY TRANSACTIONS

Note Payable – Related Party

On December 31, 2018, GenResults entered into an unsecured note payable with Jemmett Enterprises, LLC, the Company’s majority stockholder that is controlled by the Company’s Chief Executive Officer, in the original principal amount of $200,000. The note has a maturity date of June 15, 2021, and bears interest at 6% per annum. There was no remaining balance at September 30, 2021. The outstanding principal balance of this loan was $9,787 at December 31, 2020. At September 30, 2021, and December 31, 2020, the Company has recorded accrued interest of $5,079 and $23,934, respectively, with respect to this note payable. The Company has recorded interest expense related to this note of $186 and $3,669 during the three months ended September 30, 2021 and 2020, respectively, and $4,595 and $9,358 during the nine months ended September 30, 2021 and 2020, respectively.

Convertible Note Payable, Accounts Receivable and Revenue – Related Party

On December 23, 2020, the Company issued to a related party a convertible note in the principal amount of $3,000,000 bearing interest at 6% per annum, payable at maturity, with a maturity date of December 31, 2021 and a conversion price of $2.00 per share. The outstanding principal balance of this loan was $3,000,000 at September 30, 2021, and December 31, 2020, respectively. See Note 12 for additional details.

At September 30, 2021, the Company had $48,270 in outstanding accounts receivable from a related party. In addition, during the nine months ended September 30, 2021, the Company generated $305,127 in revenues from the related party.

Note 9 - STOCKHOLDERS’ EQUITY

Equity Transactions During the Period

During the nine months ended September 30, 2021, the Company issued an aggregate of 1,625,000 shares of common stock with a fair value of $2.00 per share, respectively, to investors for cash proceeds of $3,250,000.

On August 12, 2021, the Company issued an aggregate of 2,566,778 shares of common stock with a fair value of $6.00 per share, to VelocIT pursuant to the Acquisition (See Note 3).

On August 16, 2021, the Company issued an aggregate of 232,900 shares of common stock with a fair value of $2.05 per share to a consultant for services rendered (See Note 10).

Stock Payable

On January 16, 2020, the Company entered into a consulting agreement, with Eskenzi PR Limited (“Eskenzi”). As per the agreement, Eskenzi will provide various marketing and public relations services to the Company. The initial term of the agreement was for twelve months and automatically renews for an additional twelve months unless either the Company or Eskenzi provides at least three months advance written notice of termination. On January 16, 2021, the consulting agreement was automatically renewed per the terms of the agreement.

Upon execution of the consulting agreement the Company was to issue 120,000 shares of the Company’s restricted common stock, valued at $48,000, to Eskenzi. Upon the renewal of the consulting agreement the Company was to issue 312,000 shares of the Company’s restricted stock, valued at $639,600, for a two-year period. On August 16, 2021, the Company issued 232,900 shares of vested common stock under the consulting agreement. As of September 30, 2021, 39,000 of vested shares have yet to be issued. As such, the Company recorded a stock payable in the amount of $79,950 and $46,000 representing the fair value of services performed through the nine months and year ended September 30, 2021 and December 31, 2020, respectively.

See Note 10 for disclosure of additional equity related transactions.

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Note 10 – STOCK-BASED COMPENSATION

2019 Equity Incentive Plan

The Board of Directors and stockholders of the Company approved the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) on June 6, 2019. The maximum number of shares of the Company’s common stock that may be issued under the Company’s 2019 Plan is 25,000,000 shares. The 2019 Plan has a term of ten years from the date it was adopted. Shares issued under the 2019 Plan shall be made available from (i) authorized but unissued shares of common stock, (ii) common stock held in treasury of the Company, or (iii) previously issued shares of common stock reacquired by the Company, including shares purchased on the open market.

Options

The Company granted options for the purchase of 3,236,340 shares of common stock during the nine months ended September 30, 2021.

The Company granted options for the purchase of 4,390,700 shares of common stock during the nine months ended September 30, 2020.

In applying the Black-Scholes option pricing model to stock options granted, the Company used the following assumptions:

	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2021	September 30, 2020
Risk free interest rate	0.42% - 0.86%	0.22% - 0.33%
Contractual term (years)	5.00	5.00
Expected volatility	73.43% - 83.28%	73.61% - 73.93%

The total weighted average grant date fair value of options issued and vested during the nine months ended September 30, 2021, was $1,554,909 and $267,818, respectively. The weighted average grant date fair value of non-vested options was $15,713,025 at September 30, 2021.

The total weighted average grant date fair value of options issued during the nine months ended September 30, 2020, was $157,384. The weighted average non-vested grant date fair value of non-vested options was $1,871,528 at September 30, 2020.

Compensation-based stock option activity for qualified and unqualified stock options is summarized as follows:

		Weighted
		Average
	Shares	Exercise Price
Outstanding at January 1, 2021	24,573,700	$0.86
Granted	3,236,340	2.40
Exercised	-	-
Expired or cancelled	(130,000)	0.54
Outstanding at September 30, 2021	27,680,040	$1.04

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The following table summarizes information about options to purchase shares of the Company’s common stock outstanding and exercisable at September 30, 2021:

		Weighted-	Weighted-
		Average	Average
	Outstanding	Remaining Life	Exercise	Number
Exercise Prices	Options	In Years	Price	Exercisable

$0.38	3,000,000	2.87	$0.38	3,000,000
0.40	3,600,000	2.81	0.40	3,000,000
0.50	12,026,000	3.36	0.50	8,081,238
2.00	6,277,700	4.14	2.00	108,333
2.05	1,857,000	4.28	2.05	-
3.05	170,000	4.83	3.05	-
3.60	155,000	4.83	3.60	-
4.00	499,340	4.83	4.00	-
$6.75	95,000	4.82	6.75	-
	27,680,040	3.52	$1.03	14,189,571

The compensation expense attributed to the issuance of the options is recognized ratably over the vesting period.

Options granted under the 2019 Plan are exercisable for a specified period, generally five to ten years from the grant date and generally vest over three to four years from the grant date.

Total compensation expense related to the options was $1,251,635 and $392,661 for the three months ended September 30, 2021 and 2020, respectively. Total compensation expense related to the options was $2,981,523 and $1,062,000 for the nine months ended September 30, 2021 and 2020, respectively. As of September 30, 2021, there was future compensation expense of $12,863,247 with a weighted average recognition period of 2.58 years related to the options.

The aggregate intrinsic value totaled $129,067,956 and $75,702,225, for total outstanding and exercisable options, respectively, and was based on the Company’s estimated fair value of the common stock of $5.80 as of September 30, 2021, which is the aggregate fair value of the common stock that would have been received by the option holders had all option holders exercised their options as of that date, net of the aggregate exercise price.

Options Pending

As of September 30, 2021, the Company has approximately 3,400,000 options to be awarded to employees upon their acceptance of employment. The majority of these employees work for VelocIT. The options will be granted with an exercise price equal to the trading price on the date of grant, and will be valued utilizing a Black-Scholes valuation. The expense will be amortized over the term of the options vesting period, although the amount of the expense has yet to be determined.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Legal Claims

There are no material pending legal proceedings in which the Company or any of its subsidiaries is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of its voting securities, or security holder is a party adverse to us or has a material interest adverse to the Company.

NOTE 12 – LOANS PAYABLE AND LINES OF CREDIT

Lines of Credit

TalaTek, Inc.

On July 29, 2019, TalaTek entered into a secured line of credit with SunTrust Bank (“SunTrust”) for $500,000. The line of credit bears interest at LIBOR plus 2.25%. The line of credit is an open-end revolving line of credit and may be terminated at any time by SunTrust without notice to TalaTek. At September 30, 2021, the line of credit remained open and no amounts were drawn on the line of credit.

F-47

Technologyville, Inc.

On August 24, 2017, Techville entered into a secured revolving line of credit with Wintrust Bank (“Wintrust”) for a maximum amount of $75,000. The line of credit bears interest at 1.99% for the first twelve (12) months, then Prime plus 2%, with a floor rate of 6% and a maturity date of August 24, 2021. The line of credit was collateralized by all of Techville’s assets. During the nine months ended September 30, 2021, Techville drew $221,346 against the line of credit and made payments of $224,346. At September 30, 2021, and December 31, 2020, there was $- and $3,000 outstanding, respectively, and has expired.

Loans Payable

Technologyville, Inc.

On April 29, 2019, Techville entered into a note payable with VCI Account Services, that subsequently was assigned to U.S. Bancorp, in the original principal amount of $59,905. The note has a maturity date of May 12, 2025 and bears interest at 5.77% per annum. During the nine months ended September 30, 2021, the Company made cash payments of $8,580, of which $8,054 and $526 was attributed to principal and interest, respectively. The loan is collateralized by a vehicle. At September 30, 2021, $37,826 was outstanding.

On June 22, 2020, under the U.S. Small Business Administration’s Paycheck Protection Program, Techville entered into a note payable with a financial institution for $179,600 bearing interest at 1% per annum and a maturity date of June 22, 2025. Pursuant to the note, principal and interest payments were deferred for ten months. Techville applied for loan forgiveness on a timely basis, and at September 30, 2021, the total amount due of $179,600 had been forgiven.

GenResults, LLC

On December 31, 2018, GenResults entered into an unsecured note payable with Jemmett Enterprises, LLC, the Company’s majority stockholder that is controlled by the Company’s Chief Executive Officer, in the original principal amount of $200,000. The note had a maturity date of June 15, 2021, and bore interest at 6% per annum. There was no remaining balance at September 30, 2021, The outstanding principal balance of this loan was $9,787 at December 31, 2020. At September 30, 2021, and December 31, 2020, the Company has recorded accrued interest of $5,079 and $23,934, respectively, with respect to this note payable. The Company has recorded interest expense related to this note of $186 and $3,669 during the three months ended September 30, 2021 and 2020, respectively, and $4,595 and $9,358 during the nine months ended September 30, 2021 and 2020, respectively.

Cerberus Cyber Sentinel Corporation

On April 17, 2020, under the U.S. Small Business Administration’s Paycheck Protection Program, Cerberus entered into a note payable with a financial institution for $530,000 bearing interest at 1% per annum and a maturity date of April 17, 2022. Pursuant to the note, principal and interest payments were deferred for six months. The Company applied for loan forgiveness on a timely basis, and at September 30, 2021, the total amount due of $530,000 had been forgiven.

Clear Skies Security LLC

On May 8, 2020, under the U.S. Small Business Administration’s Paycheck Protection Program, Clear Skies entered into a loan payable with a financial institution for $134,200 bearing interest at 1% per annum and a maturity date of May 8, 2022. Pursuant to the loan, principal and interest payments were deferred for six months. Clear Skies applied for loan forgiveness on a timely basis, and at September 30, 2021, the total amount due of $134,200 had been forgiven.

Alpine Security, LLC

On April 18, 2020, under the U.S. Small Business Administration’s Paycheck Protection Program, Alpine entered into a loan payable with a financial institution for $137,000 bearing interest at 1% per annum and a maturity date of April 8, 2022. Pursuant to the loan, principal and interest payments were deferred for six months. Alpine applied for loan forgiveness on a timely basis, and at September 30, 2021, the total amount due of $137,000 had been forgiven.

F-48

Catapult Acquisition Corp.

On July 9, 2016, Catapult Acquisition Corp. entered into several seller notes payable with shareholders of VelocIT. The total borrowing amount was $600,000 and each loan bears interest at 5% per annum with a maturity date of July 31, 2023. Pursuant to the terms of the loans, principal and interest payments were deferred for two years on three of the loans, making up $150,000 of the $600,000 total amount borrowed. The amount outstanding as of September 30, 2021, was $559,354.

Convertible Note Payable

On December 23, 2020, the Company issued to a related party lender a convertible note payable in the principal amount of $3,000,000. The convertible note bears interest at 6% per annum, with an effective interest rate, due to the converted value of the note, of 8.5% per annum, payable at maturity with a maturity date of December 31, 2021. Amounts due under the note may be converted into shares of the Company’s common stock at any time at the option of the holder, at a conversion price of $2.00 per share. At December 31, 2020, the converted value of the note, at the market price of $2.05 per share, would be $3,075,000. The issuance of the note resulted in a discount from the beneficial conversion feature totaling $75,000. Total straight-line amortization of this discount totaled $56,501 during the nine months ended September 30, 2021, and has a remaining amortization period of 0.25 years. Total interest expense on the note was $46,000 and $135,000 for the three and nine months ended September 30, 2021.

Future minimum payments under the above notes payable for the remainder of 2021 and thereafter and the amount of loans payable, net of current portion, are as follows:

2021	$3,000,000
2022	559,354
Total future minimum payments	3,559,354
Less: discount	(18,599)
3,540,755
Less: current	(3,097,382)
$443,373

NOTE 13 – LEASES

All of the Company’s leases are classified as operating leases. With the adoption of Topic 842, operating lease agreements are required to be recognized on the condensed consolidated balance sheet as ROU assets and corresponding lease liabilities.

On January 1, 2021, February 1, 2021, and August 12, 2021, the Company recognized additional ROU assets and lease liabilities of $37,932, $137,826 and 154,767, respectively. The Company elected to not recognize ROU assets and lease liabilities arising from office leases with initial terms of twelve months or less (deemed immaterial) on the unaudited condensed consolidated balance sheets.

ROU assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The lease terms may include options to extend or terminate the lease if it is reasonably certain that the Company will exercise that option.

When measuring lease liabilities for leases that were classified as operating leases, the Company discounted lease payments using its estimated incremental borrowing rate at January 1, 2021. The weighted average incremental borrowing rate applied was 6%. As of September 30, 2021, the Company’s leases had a remaining weighted average term of 1.15 years.

The following table presents net lease cost and other supplemental lease information:

Nine Months Ended September 30, 2021
Lease cost
Operating lease cost (cost resulting from lease payments)	$80,251
Short term lease cost	29,329
Net lease cost	$109,580

Operating lease – operating cash flows (fixed payments)	$80,251
Operating lease – operating cash flows (liability reduction)	$72,639
Non-current leases – right of use assets	$268,096
Current liabilities – operating lease liabilities	$166,709
Non-current liabilities – operating lease liabilities	$107,899

F-49

Future minimum payments under non-cancelable leases for operating leases for the remaining terms of the leases following the nine months ended September 30, 2021, are as follows:

Fiscal Year	Operating Leases
2021 (excluding the nine months ended September 30, 2021)	$44,638
2022	178,273
2023	66,738
Total future minimum lease payments	289,649
Amount representing interest	(15,041)
Present value of net future minimum lease payments	$274,608

NOTE 14 – CONCENTRATION OF CREDIT RISK

Cash Deposits

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of September 30, 2021, and December 31, 2020, the Company had approximately $1,788,000 and $4,252,000, respectively, in excess of the FDIC insured limit.

Revenues

One client accounted for 26% of revenue for the nine months ended September 30, 2021.

Two clients accounted for 68% of revenue for the nine months ended September 30, 2020, as set forth below:

Client A	52%
Client B	16%

Accounts Receivable

Two clients accounted for 27% of the accounts receivable as of September 30, 2021, as set forth below:

Client A	15%
Client B	12%

Two clients accounted for 56% of the accounts receivable as of September 30, 2020, as set forth below:

Client A	29%
Client B	27%

Accounts Payable

Two vendors accounted for 21% of the accounts payable as of September 30, 2021, as set forth below:

Vendor A	11%
Vendor B	10%

Two vendors accounted for 40% of the accounts payable as of September 30, 2020, as set forth below.

Vendor A	26%
Vendor B	14%

NOTE 15 – SUBSEQUENT EVENTS

Atlantic Technology Systems, Inc. Acquisition

On October 1, 2021, the Company entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, Atlantic Technology Systems, Inc. (“ATS”) and Atlantic Technology Enterprises, Inc. (“ATE”) (collectively, “Atlantic”) and James Montagne, the sole shareholder of ATS, and James Montagne and Miriam Montagne as the sole shareholders of ATE (the “Shareholder”). Pursuant to the Agreement, the Company purchased from the Shareholder all of the outstanding shares of Atlantic, with ATE and ATS becoming wholly-owned subsidiaries of the Company. The aggregate purchase price for the Atlantic shares was 200,000 shares of the Company’s common stock, par value $0.00001, and $75,000 in cash. Furthermore, the Shareholder shall receive an additional 100,000 shares of the Company’s common stock based upon Atlantic achieving certain revenue and earnings thresholds and an additional $150,000 in cash upon the Company listing to a national exchange.

Convertible Note Issuance

On October 27, 2021, the Company issued a 5% Unsecured Convertible Note (the “Note”) to Neil Stinchcombe (the “Lender”), in consideration of the Lender lending the Company $1,500,000 (the “Principal Amount”) to provide funding for the Company’s prospective acquisitions and other general corporate purposes. The Principal Amount, together with accrued and unpaid interest, is due on January 27, 2022 (the “Maturity Date”), with no prepayment option. Interest is calculated at 6% per annum (based on a 360-day year) and is payable monthly. The Maturity Date may be extended at the Company’s election to April 27, 2022.

F-50

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 are based on the historical consolidated financial statements of Cerberus Cyber Sentinel Corporation, a Delaware corporation (“Cerberus”, “CISO” or the “Company”), Southford Equities, Inc., a British Virgin Islands company (“Arkavia”), and True Digital Security, Inc., a Delaware corporation (“True Digital”), after giving retroactive effect to the Company’s acquisition of Arkavia and the acquisition of True Digital (the “Acquisitions”), and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 is presented as if the Acquisitions had occurred on September 30, 2021, and is derived from the unaudited condensed consolidated balance sheet of the Company at September 30, 2021 and the unaudited and unreviewed condensed balance sheets of Arkavia and True Digital as of September 30, 2021 and gives effect to certain pro forma adjustments. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2021 is presented as if the Acquisitions had occurred on January 1, 2021 and gives effect to certain pro forma adjustments and are derived from the unaudited condensed consolidated statement of operations of the Company for the nine months ended September 30, 2021 and the unaudited and unreviewed condensed consolidated statements of operations of Arkavia and True Digital for the nine months ended September 30, 2021. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020 are derived from the audited historical statement of operations of the Company for the year ended December 31, 2020, the unaudited historical statement of operations of Arkavia and True Digital for the year ended December 31, 2020. The unaudited pro forma condensed consolidated statements of operations are presented as if the Acquisitions occurred on January 1, 2020 and gives effect to certain pro forma adjustments. All three presentations assume gross proceeds, without underwriter discounts or commissions, of $10,000,000 from the Company’s proposed public offering of its securities as more fully described in this prospectus.

The unaudited pro forma condensed consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in preparation of the unaudited pro forma information are based upon available information and assumptions that the Company considers to be reasonable and have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The unaudited pro forma adjustments have been made solely for informational purposes. The actual results reported by the Company in periods following the Acquisitions may differ significantly from that reflected in these unaudited pro forma condensed consolidated financial statements. As a result, the unaudited pro forma condensed consolidated information is not intended to represent and does not purport to be indicative of what the Company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this unaudited pro forma condensed consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the Company.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;
●	the audited consolidated financial statements of the Company for the year ended December 31, 2020 and the related notes thereto, included in this Prospectus;
●	the unaudited condensed consolidated financial statements of the Company for the nine months ended September 30, 2021 and 2020 and the related notes thereto, included in this Prospectus; and
●	Arkavia’s and True Digital’s financial statements are based upon unaudited information without benefit of audit or review.

The purchase price allocation takes into account the information management believes is reasonable. Nevertheless, the Company has one year from the closing dates of the Acquisitions to make a final determination of purchase accounting allocations; and, accordingly, adjustments may be made to the foregoing allocations for the Acquisitions.

F-51

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed CONSOLIDATED Balance Sheet

AS OF SEPTEMBER 30, 2021

	Historical			Pro Forma Adjustments						Pro Forma
	CISO	Arkavia	True Digital	Arkavia		Offering		True Digital		Combined

ASSETS

Current Assets:
Cash and cash equivalents	$2,729,579	$704,779	$361,187	$-		$10,000,000	(3)	$(6,153,000)	(4)	$7,642,545
Mutual funds	-	1,631,585	-	-		-		-		1,631,585
Accounts receivable, net	2,268,833	704,520	813,691	-		-		-		3,787,044
Other receivables	-	784,229	15,104	-		-		-		799,333
Inventory	-	1,266,746	2,810	-		-		-		1,269,556
Prepaid expenses and other current assets	485,617	330,407	209,051	-		-		-		1,025,075
Total Current Assets	5,484,029	5,422,266	1,401,843	-		10,000,000		(6,153,000)		16,155,138

Property and equipment, net	89,401	183,697	100,763	-		-		-		373,861
Right of use asset, net	268,096	-	-	-		-		-		268,096
Other assets	-	2,477,519	1,403,965	-		-		-		3,881,484
Intangible assets, net	2,359,402	-	16,065	-		-		-		2,375,467
Goodwill	20,695,024	-	204,986	28,995,952	(1), (2)	-		252,197,330	(4), (5)	302,093,292

Total Assets	$28,895,952	$8,083,482	$3,127,622	$28,995,952		$10,000,000		$246,044,330		$325,147,338

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,494,159	$1,500,267	$603,547	$-		$-		$-		$3,597,973
Deferred revenue	-	166,369	873,282	-		-		-		1,039,651
Stock payable	79,950	-	-	-		-		-		79,950
Lease liability, current portion	166,709	-	27,466	-		-		-		194,175
Loans payable, current portion	115,981	1,235,383	180,932	-		-		-		1,532,296
Convertible note payable, net of debt discount, related party	2,981,401	-	-	-		-		-		2,981,401
Line of credit	-	-	3,244	-		-		-		3,244
Loan payable, shareholder	-	-	530,706	-		-		-		530,706
PIPE loan	-	-	$141,907	-		-		-		141,907
Total Current Liabilities	4,838,200	2,902,019	2,361,084	-		-		-		10,101,303

Long-term Liabilities:
Loans payable, net of current portion	443,373	-	-	-		-		-		443,373
Lease liability, net of current portion	107,899	-	-	-		-		-		107,899
Note payable, net of current portion	-	3,146,415	-	-		-		-		3,146,415

Total Liabilities	5,389,472	6,048,434	2,361,084	-		-		-		13,798,990

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $.00001 par value; 250,000,000 shares authorized; 120,529,649 shares issued and outstanding	1,205	39,113	44,250	(39,082)	(1)	20	(3)	(44,331)	(4)	1,175
Additional paid-in capital	34,518,667	-	222,578	31,030,969	(1)	9,999,980	(3)	80,508,371	(4)	156,280,565
Treasury stock	-	(197,352)	(909,000)	197,352	(2)	-		909,000	(5)	-
Retained earnings (Accumulated deficit )	(11,013,392)	2,193,287	1,408,710	(2,193,287)	(2)	-		(1,408,710)	(5)	(11,013,392)

Total Stockholders’ Equity	23,506,480	2,035,048	766,538	28,995,952		10,000,000		79,964,330		145,268,348

Total Liabilities and Stockholders’ Equity	$28,895,952	$8,083,482	$3,127,622	$28,995,952		$10,000,000		$79,964,330		$159,067,338

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

F-52

CERBERUS CYBER SENTINEL COPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Historical			Pro Forma Adjustments				Pro Forma
	CISO	Arkavia	True Digital	Arkavia	Offering		True Digital	Combined

Revenues, net	$7,240,828	$9,165,642	$14,734,835	$-	$-		$-	$31,141,305

Cost of revenues	4,365,566	4,128,077	8,759,157	-	-		-	17,252,800

Total gross profit	2,875,262	5,037,565	5,975,678	-	-		-	13,888,505

Operating expenses:
Professional fees	926,526	770	-	-	-		-	927,296
Selling, general and administrative	3,444,322	3,985,809	5,268,808	-	-		-	12,698,939
Stock based compensation	1,896,276	-	-	-	-		-	1,896,276
Loss on write-off of accounts receivable	15,000	-	-	-	-		-	15,000
Total operating expenses	6,282,124	3,986,579	5,268,808	-	-		-	15,537,511

Income (loss) from operations	(3,406,862)	1,050,986	706,870	-	-		-	(1,649,006)

Other expense:
Other income	10,751	-	1,271,143	-	-		-	1,281,894
Interest expense, net	(17,151)	(343,968)	(40,640)	-	-		-	(401,759)
Loss on sale of asset	-	-	(6,135)	-	-		-	(6,135)

Total other expense	(6,400)	(343,968)	1,224,368	-	-		-	874,000

Income (loss) before provision for income taxes	(3,413,262)	707,018	1,931,238	-	-		-	(775,006)

Provision for income taxes	-	-	-	-	-		-	-

Net income/(loss)	$(3,413,262)	$707,018	$1,931,238	$-	$-		$-	$(775,006)

Net loss per common share - basic	$(0.03)							$(0.01)
Net loss per common share - diluted	$(0.03)							$(0.01)

Weighted average shares outstanding - basic	111,511,895				2,000,000	(3)		121,740,895
Weighted average shares outstanding - diluted	111,511,895				2,000,000			121,740,895

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

F-53

CERBERUS CYBER SENTINEL COPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Historical			Pro Forma Adjustments				Pro Forma
	CISO	Arkavia	True Digital	Arkavia	Offering		True Digital	Combined

Revenues, net	$9,254,583	$6,001,605	$11,231,376	$-	$-		$-	$26,487,564

Cost of revenues	6,729,860	2,275,713	6,615,578	-	-		-	15,621,151

Total gross profit	2,524,723	3,725,892	4,615,798	-	-		-	10,866,413

Operating expenses:
Professional fees	695,023	1,251	167,832	-	-		-	$864,106
Selling, general and administrative	5,712,816	3,527,024	4,853,867	-	-		-	14,093,707
Stock based compensation	2,981,523	-	-	-	-		-	2,981,523
Loss on write-off of accounts receivable	55,528	-	-	-	-		-	55,528
Total operating expenses	9,444,890	3,528,275	5,021,699	-	-		-	17,994,864

Income (loss) from operations	(6,920,167)	197,617	(405,901)	-	-		-	(7,128,451)

Other expense:
Other income	2,553	-	-	-	-		-	2,553
Interest expense, net	(209,806)	(296,297)	(33,300)	-	-		-	(539,403)
PPP loan forgiveness	980,800	-	-	-	-		-	980,800

Total other expense	773,547	(296,297)	(33,300)	-	-		-	443,950

Income (loss) before provision for income taxes	(6,146,620)	(98,680)	(439,201)	-	-		-	(6,684,501)

Provision for income taxes	-	-	-	-	-		-	-

Net income/(loss)	$(6,146,620)	$(98,680)	$(439,201)	$-	$-		$-	$(6,684,501)

Net loss per common share - basic	$(0.05)							$(0.05)
Net loss per common share - diluted	$(0.05)							$(0.05)

Weighted average shares outstanding - basic	117,801,672				2,000,000	(3)		128,030,672
Weighted average shares outstanding - diluted	117,801,672				2,000,000			128,030,672

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

F-54

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed CONSOLIDATED Financial Statements

NOTE 1 - ACQUISITIONS OF ARKAVIA AND TRUE DIGITAL

On December 1, 2021, the Company entered into and effected a Stock Purchase Agreement (the “Arkavia SPA”) with Arkavia and its shareholders. Pursuant to the terms of the Arkavia SPA, Arkavia became a wholly owned subsidiary of the Company. Pursuant to the Arkavia SPA, at the effective time of the acquisition, Arkavia’s outstanding common stock was exchanged for 3,100,000 shares of the Company’s common stock.

On January 5, 2022, the Company entered into a Stock Purchase Agreement (the “True Digital Stock Purchase Agreement”) with certain shareholders of True Digital Security Inc., a Delaware corporation (“True Digital”), and an Agreement and Plan of Merger (the “True Digital Merger Agreement”) with True Digital and certain of its other shareholders. Pursuant to the terms of the True Digital Stock Purchase Agreement and the True Digital Merger Agreement, True Digital is expected to become a wholly owned subsidiary of the Company. Pursuant to the True Digital Stock Purchase Agreement and the True Digital Merger Agreement, the Company would pay aggregate consideration of $6,153,000 in cash and 8,229,000 shares of the Company’s common stock.

Immediately following the Acquisitions and the proposed public offering (see below), the Company will have 134,658,649 shares of common stock issued and outstanding. The pre-acquisition and pre-proposed public offering stockholders of the Company will retain an aggregate of 124,429,649 shares, representing approximately 92% ownership of the Company following the Acquisitions and the proposed public offering. Therefore, upon consummation of the Acquisitions, there was no change in control.

The Company accounted for the Acquisitions in accordance with the acquisition method of accounting for business combinations. Assets and liabilities of Arkavia will be included in the Company’s audited consolidated balance sheet as of December 31, 2021 and of True Digital as of March 31, 2022, based on the estimated fair value on the dates of the Acquisitions as determined in a purchase price allocation using available information and making assumptions management believes are reasonable.

Per ASC Topic 805, “Business Combinations” (“ASC 805”), the measurement period is the period after the acquisition date during which the acquirer may adjust the provisional amounts recognized for a business combination. The measurement period shall not exceed one year from the acquisition date. The Company has identified the acquisition date of Arkavia as December 1, 2021 and the acquisition date of True Digital as of January 5, 2022. Subsequent to the issuance of these pro forma financial statements, the Company expects to obtain a third-party valuation on the fair value of the assets acquired and the liabilities assumed for use in the purchase price allocation.

F-55

Arkavia Purchase Price Allocation

The following table shows the preliminary allocation of the purchase price for the Company to the acquired identifiable assets, liabilities assumed and goodwill as of December 1, 2021, to be presented in the Company’s unaudited pro forma condensed consolidated financial statements at September 30, 2021:

Consideration paid	$31,031,000

Tangible assets acquired:
Cash and cash equivalents	2,336,364
Accounts receivable, net	704,520
Inventory	1,266,746
Prepaid expenses and other current assets	330,407
Other receivables	784,229
Property and equipment	183,697
Total tangible assets	$5,605,963

Intangible assets acquired:
Intangible assets	$2,477,519
Total intangible assets	$2,477,519

Assumed liabilities:
Accounts payable and accrued expenses	1,500,267
Deferred revenue	166,369
Note payable	4,381,798
Total assumed liabilities	$6,048,434

Net assets acquired	$2,035,048

Goodwill (a.) (b.)	$28,995,952

a. Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets.

b. Goodwill represents expected synergies from the merger of operations and intangible assets that do not qualify for separate recognition. Cerberus and Arkavia are both cybersecurity service providers. The acquisition of Arkavia provided Cerberus potential sales synergies resulting from Cerberus’ access to Arkavia’s current client-base to offer additional services. Goodwill also represents Arkavia’s customer list, to which the Company was unable to assign a fair value. These items will be assigned a fair value upon the completion of the third-party valuation.

The ultimate purchase price allocation is not reflected in the unaudited pro forma condensed consolidated balance sheet at September 30, 2021. (See Note 4)

F-56

True Digital Purchase Price Allocation

The following table shows the preliminary allocation of the purchase price for the Company to the acquired identifiable assets, liabilities assumed and goodwill as of January 5, 2022, to be presented in the Company’s unaudited pro forma condensed consolidated financial statements at September 30, 2021:

Consideration paid	$253,023,000

Tangible assets acquired:
Cash and cash equivalents	376,038
Accounts receivable, net	1,067,273
Inventory	2,810
Prepaid expenses and other current assets	178,378
Other assets	1,503,754
Property and equipment	97,064
Total tangible assets	$3,225,317

Intangible assets acquired:
Intangible assets	$14,726
Total intangible assets	$14,726

Assumed liabilities:
Accounts payable and accrued expenses	444,563
Deferred revenue	871,372
Loan payable - shareholder	504,828
Loans payable	288,052
Line of credit	283,244
Lease liability	22,314
Total assumed liabilities	$2,414,373

Net assets acquired	$825,670

Goodwill (c.) (d.)	$252,197,330

c. Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets.

d. Goodwill represents expected synergies from the merger of operations and intangible assets that do not qualify for separate recognition. Cerberus and True Digital are both cybersecurity service providers. The acquisition of True Digital provided Cerberus potential sales synergies resulting from Cerberus’ access to True Digital’s current client-base to offer additional services. Goodwill also represents True Digital’s customer list, to which the Company was unable to assign a fair value. These items will be assigned a fair value upon the completion of the third-party valuation.

The ultimate purchase price allocation is not reflected in the unaudited pro forma condensed consolidated balance sheet at September 30, 2021. (See Note 4)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed consolidated financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Arkavia and True Digital were not deemed to be materially different to those adopted by the Company. See the Company’s audited financial statements as of December 31, 2020 and 2019.

NOTE 3 - ACQUISITION-RELATED COSTS

In conjunction with the Acquisitions, the Company has incurred, and will incur additional acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services, which are expensed as incurred. Such costs have not been taken into consideration in these pro forma financial statements.

NOTE 4 - PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of the Company, Arkavia and True Digital and certain adjustments which the Company believes are reasonable to give effect to the Acquisitions. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments. The unaudited pro forma condensed consolidated balance sheet at September 30, 2021 reflects the assets, liabilities and equity positions of the Company, Arkavia and True Digital as of September 30, 2021. This differs from the fair value of the assets and liabilities of Arkavia acquired by the Company on December 1, 2021, and the fair value of the assets and liabilities of True Digital acquired on January 5, 2022, as discussed above in Note 1. However, the Company believes that the preliminary determination of the fair value of goodwill and other related assumptions utilized in preparing the unaudited pro forma condensed consolidated financial statements provide a reasonable basis for presenting the pro forma effects of the Acquisitions.

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The adjustments made in preparing the unaudited pro forma condensed consolidated financial statements are as follows:

(1) Reflects the fair value of the 3,100,000 shares of common stock issued to the shareholders of Arkavia in the acquisition, at $10.01 per share.

(2) Reflects the estimated amount of goodwill purchased as part of the acquisition and the elimination of Arkavia’s retained earnings.

(3) Reflects assumed gross proceeds, without underwriter discounts or commissions, of $10,000,000 from the Company’s proposed public offering of its securities as more fully described in this prospectus.

(4) Reflects the fair value of the 8,229,000 shares of common stock issued and the $6,153,000 in cash to the shareholders of True Digital in the acquisition, at $30.00 per share.

(5) Reflects the estimated amount of goodwill purchased as part of the acquisitions and the elimination of True Digital’s retained earnings and treasury stock.

No adjustment was made for pro forma taxes on Arkavia and True Digital, as such amounts have not been determined yet.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC Registration Fee, the amounts set forth below are estimates. The selling stockholders will not bear any portion of such expenses.

SEC Registration Fee	$1,140.68
Accountants’ Fees and Expenses	40,000.00
Legal Fees and Expenses	50,000.00
Underwriter’s Reimbursable Fees, including legal fees	133,000.00
Printing Expenses	5,000.00
Nasdaq Application Fee	75,000.00
FINRA Filing Fee	2,345.75
Miscellaneous	5,000.00
Total	$311,486.43

Item 14. Indemnification of Directors and Officers

The Company’s certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director.

Pursuant to the DGCL, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

The Registrant’s Certificate of Incorporation contains provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Equity Transactions

During the nine months ended September 30, 2021, the Company issued an aggregate of 1,625,000 shares of common stock with a fair value of $2.00 per share, respectively, to investors for cash proceeds of $3,250,000.

Stock Payable

On January 16, 2020, the Company entered into a consulting agreement, with Eskenzi PR Limited (“Eskenzi”). As per the agreement, Eskenzi will provide various marketing and public relations services to the Company. The initial term of the agreement was for twelve months and automatically renews for an additional twelve months unless either the Company or Eskenzi provides at least three months advance written notice of termination. On January 16, 2021, the consulting agreement was automatically renewed per the terms of the agreement.

Upon execution of the consulting agreement the Company was to issue 120,000 shares of the Company’s restricted common stock, valued at $48,000 to Eskenzi. Upon the renewal of the consulting agreement the Company was to issue 312,000 shares of the Company’s restricted stock, valued at $639,600, for a two-year period. On August 16, 2021, the Company issued 232,900 shares of vested common stock under the consulting agreement. As of September 30, 2021, 39,000 of vested shares have yet to be issued. As such, the Company recorded a stock payable in the amount of $79,950 and $46,000 representing the fair value of services performed through the nine months and year ended September 30, 2021 and December 31, 2020, respectively.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Exhibit Description
1.1**	Underwriting Agreement
3.1	Certificate of Incorporation of Cerberus Cyber Sentinel Corporation filed March 5, 2019 (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form 10-12G filed October 2, 2019)
3.2	Certificate of Amendment of Certificate of Incorporation of Cerberus Cyber Sentinel Corporation filed April 17, 2019 (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form 10-12G filed October 2, 2019)
3.1	Certificate of Amendment of Certificate of Incorporation of the Registrant effective September 26, 2019 (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form 10-12G filed October 2, 2019)
3.2	By-laws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form 10-12G filed October 2, 2019)
4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K filed March 30, 2020)
4.2	Description of Securities Registered under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K filed March 30, 2020)
4.3**	Form of Underwriter Warrant
5.1**	Opinion of Gray Reed & McGraw LLP
10.1	Unsecured Note Agreement between the Registrant and Jemmett Enterprises, LLC effective December 31, 2018 (incorporated by reference to Exhibit 10.3 of the Registrant’s Annual Report on Form 10-K filed March 30, 2020)
10.2+	2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Annual Report on Form 10-K filed March 30, 2020)
10.3+	Employment Agreement between the Registrant and David G. Jemmett effective September 30, 2019 (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form 10-12G filed October 2, 2019)
10.4+	Employment Agreement between the Registrant and Bryce Hancock effective December 14, 2020 (incorporated by reference to Exhibit 10.13 of the Registrant’s Annual Report on Form 10-K filed March 31, 2021)
10.5+	Engagement for Financial Services dated November 8, 2019 between the Registrant and Eventus Consulting, P.C. (incorporated by reference to Exhibit 10.8 of the Registrant’s Annual Report on Form 10-K filed March 30, 2020)
10.6	6% Unsecured Convertible Note by the Registrant payable to Hensley & Company, dated December 23, 2020 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 10-K filed December 29, 2020)
10.7	Amended and Restated Agreement and Plan of Merger by and among the Registrant, Catapult Acquisition Merger Sub, LLC, Catapult Acquisition Corporation, the shareholders of Catapult Acquisition Corporation and Darek Hahn dated July 26, 2021 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed August 2, 2021)
10.8	Stock Purchase Agreement by and among the Registrant, Atlantic Technology Systems, Inc., Atlantic Technology Enterprises, Inc., and James Montagne and Miriam Montagne as sole shareholders, dated October 1, 2021 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed October 7, 2021)
10.9	Purchase Agreement and 5% Unsecured Convertible Note by the Registrant payable to Neil Stinchcombe dated October 27, 2021 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed November 2, 2021)
10.10	Agreement and Plan of Merger by and among the Registrant, RED74 Merger Sub, LLC, RED74 LLC, Ticato Holdings, Inc. and Tim Coleman dated October 8, 2021 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed November 15, 2021)
10.11	Stock Purchase Agreement and among the Registrant, Southford Equities, Inc., a British Virgin Islands based company and David Esteban Alfaro Medina, Roberto Andrés Arriagada Poblete and Camilo Orlando Garrido Briones, dated December 1, 2021 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed December 6, 2021)
10.12

Stock Purchase Agreement by and among the Registrant, Rory Sanchez, Madeline Sanchez, Rob Schaffitzel, Robert Hochmuth, Trebor Worthen, and Jerald J. Dawkins, Shareholders of True Digital Security, Inc. dated as of January 5, 2022 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed January 6, 2022)

10.13	Agreement and Plan of Merger by and among the Registrant, True Digital Security Merger Sub, Inc., True Digital Security, Inc., Rory Sanchez and Jerald Dawkins dated as of January 5, 2022 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed January 6, 2022)
10.14*	Form of Lockup Agreement
21.1**	Subsidiaries of the Registrant
23.1*	Consent of Independent Registered Public Accounting Firm
23.2**	Consent of Gray Reed & McGraw LLP (included with Exhibit 5 .1)

+ Indicates management contract or compensatory plan

* Filed herewith

** Previously filed

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ITEM 17. Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be deemed the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, and the State of Arizona, on January 6, 2022.

CERBERUS CYBER SENTINEL CORPORATION

By:	/s/ David G. Jemmett
David G. Jemmett, Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Deb Smith
Deb Smith, Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ David G. Jemmett
Name:	David G. Jemmett
Title:	Director
Date:	January 6, 2022

By:	/s/ Stephen Scott
Name:	Stephen Scott
Title:	Director
Date:	January 6, 2022

By:	/s/ Robert C. Oaks
Name:	Ret. General Robert C. Oaks
Title:	Director
Date:	January 6, 2022

By:	/s/ R. Scott Holbrook
Name:	R. Scott Holbrook
Title:	Director
Date:	January 6, 2022

By:	/s/ Andrew McCain
Name:	Andrew McCain
Title:	Director
Date:	January 6, 2022

By:	/s/ Sandra Morgan
Name:	Sandra Morgan
Title:	Director
Date:	January 6, 2022

By:	/s/ Kiki VanDeWeghe
Name:	Kiki VanDeWeghe
Title:	Director
Date:	January 6, 2022

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